UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

NEW YORK MORTGAGE TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024
PROXY STATEMENT

New York Mortgage Trust, Inc.

Notice of 2024 Annual Meeting of Shareholders

June 24, 2024
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/NYMT2024

90 Park Avenue
New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2024

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of New York Mortgage Trust, Inc. (the “Company,” “we,” “our,” or “us”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/NYMT2024 on Monday, June 24, 2024 at 9:00 a.m., Eastern Time (the “Annual Meeting”).

You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting the website listed above. You will need the 16-digit control number included in your proxy card, voting instruction form or any additional voting instructions accompanying these proxy materials to vote and submit questions during the Annual Meeting. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting, as time permits.

At the Annual Meeting, you will be asked to consider and take action on the following:

1.    To elect the seven directors nominated and recommended by the Board of Directors of the Company (the "Board of Directors"), each to serve until the 2025 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified;

2.    To hold an advisory vote to approve named executive officer compensation; and

3.    To consider and act upon a proposal to ratify, confirm, and approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

In addition, stockholders will consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on April 18, 2024 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We furnish our proxy materials to our stockholders over the Internet, as we believe that this “e-proxy” process expedites stockholder receipt of proxy materials while also lowering the cost and reducing the environmental impact of our Annual Meeting. In connection with this approach, on or about April 26, 2024, we mailed a Notice Regarding the Availability of Proxy Materials (the “Notice”) to holders of our common stock as of the close of business on April 18, 2024. Beginning on the date of the mailing of the Notice, all stockholders of record had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K on a website referred to in the Notice and to complete and submit their proxy on the Internet, over the telephone or through the mail. These proxy materials are available free of charge. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice provides instructions on how you can request a paper copy of the proxy materials if you desire and each of the Notice and proxy materials provide instructions on how you can vote your proxy. Please see the attached proxy statement or Notice for more details on how you can vote.

The Board of Directors appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by proxy, on the Internet, by telephone or by mail. If you attend the Annual Meeting, you may revoke your proxy and vote online at the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

By order of the Board of Directors,

Steven R. Mumma
Chairman of the Board
New York, New York
April 26, 2024

This proxy statement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company’s actual results may differ from the Company’s beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to it. For a discussion of these risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and as updated by those risk factors included in the Company's subsequent filings under the Securities Exchange Act of 1934, as amended, which can be accessed at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this proxy statement includes certain non-GAAP financial measures, including undepreciated earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP are set forth in Annex A hereto and should be carefully evaluated.

PROXY SUMMARY
Proposal Roadmap
The following proposals will be voted on at the Annual Meeting of Stockholders:

Proposal	Board Recommendation	For More Information
Proposal No. 1: Election of Directors
To elect the seven directors nominated and recommended by the Board of Directors of the Company, each to serve until the 2025 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified
	For each director	Page 18
Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation To hold an advisory vote to approve named executive officer compensation	For	Page 25
Proposal No. 3: Ratification, Confirmation and Approval of Appointment of Independent Registered Public Accounting Firm
To consider and act upon a proposal to ratify, confirm, and approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024
	For	Page 26

How to Vote Your Shares

Your vote is important, and we urge you to cast your vote as soon as possible. You may vote through the internet, by telephone, by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee), or online during the Annual Meeting. For additional information regarding voting, refer to the section of this proxy statement captioned "Voting".

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NYMT at a Glance

New York Mortgage Trust, Inc. (NASDAQ: NYMT) is an internally-managed real estate investment trust (“REIT”) for U.S. federal income tax purposes, in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest spread and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets, as well as more traditional types of fixed-income investments that provide coupon income, such as Agency RMBS.

(1)Market Capitalization represents the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market price as of the date indicated.
(2)Data as of December 31, 2023.

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2023 Company Key Developments (1)

Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest spread and capital gains from a diversified investment portfolio. To accomplish this, we focus on (i) our core portfolio strengths of single-family and multi-family residential assets and (ii) maintaining a balanced and diverse funding mix to finance our assets and operations.

After curtailing investment activity in 2022 due to concerns over market distress caused by interest rate increases, we shifted our focus back to growing our portfolio in 2023, particularly in Agency RMBS and short duration residential loans. Our strategy continues to focus on asset management to increase the pace of resolutions across the portfolio together with prudent portfolio growth while preserving liquidity to execute on other asset deployment opportunities. Set forth below are key Company developments from 2023:

(1)Unless otherwise stated, the measures used herein refer to our results as of or for the year ended December 31, 2023.
(2)Company recourse leverage ratio represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company’s total stockholders’ equity. Portfolio recourse leverage ratio represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

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Stockholder Engagement and Say-On-Pay

OUR SHAREHOLDER ENGAGEMENT PROGRAM

Annual Meeting
The voting outcomes of our Annual Meeting assist us in adjusting our governance, executive compensation, and corporate responsibility initiatives to align with the priorities of our shareholders.
Stockholder Engagement
During this period, we gather feedback and stay informed about shareholders' priorities regarding governance, executive compensation, and corporate responsibility.
Proxy Statement
As necessary, we make adjustments to our corporate governance, executive compensation, and corporate responsibility programs. These modifications are communicated in our proxy statement, providing shareholders with insight into our decision-making processes.

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Executive Compensation Highlights
The Compensation Committee of our Board of Directors is committed to reviewing our executive compensation program on a regular basis and making changes based on the current market compensation practices, governance trends, and the results of the advisory vote to approve our named executive officer ("NEO") compensation, amongst other factors. The following highlights certain key features of our 2023 executive compensation program:

Key Features
Base salary represents just 18% of total compensation for NEOs in 2023	Majority of total compensation for NEOs in 2023 was issued pursuant to a performance-based incentive plan	Employment, change in control and equity incentive award agreements provide for “double trigger” acceleration of vesting upon a change in control

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COMMITMENT TO CORPORATE RESPONSIBILITY
New York Mortgage Trust, Inc. (“NYMT”) understands the importance of incorporating environmental, social and governance ("ESG") policies into our business and day-to-day operations. Commensurately, we appreciate the increased interest of our stockholders in these matters. We believe that the implementation of such policies benefits our employees, supports long-term stockholder performance, and makes a positive impact on the environment and society. We strive to assess the interests of all stakeholders—stockholders, employees, service providers, lenders, and the surrounding community—when planning for the long-term success of our business. We prioritize what we believe are appropriate ESG practices in our business, a commitment to transparency and supportive employment practices.
To that end, our focus on sustainability and the tenets of ESG is strategically important to the Company. We assess ESG to further inform our future strategic direction and priorities. Our areas of focus include (1) Social Considerations, (2) Environmental Considerations, and (3) Corporate Governance.

Social Considerations

We recognize that the Company plays an important part in the lives of our employees and we strive to create an inclusive workplace where employees feel heard, valued and appreciated. Our commitment to diversity and inclusion starts with our goal to attract, retain and develop a workforce that is diverse in attributes, background, knowledge, skills, perspective, age, gender, race and ethnicity. We also strive to have a workforce that reflects the diversity of qualified talent that is available in the markets where our offices are located. Specific to these goals, as of March 1, 2024, women represented 30% of the Company’s workforce, self-identified racial and ethnic minorities represented 33% of the Company's workforce and women and self-identified racial and ethnic minorities represented 46% of the Company's workforce, while 100% of our NEOs are diverse based on gender or ethnicity and 71% of the nominees for election as directors at the Annual Meeting are diverse based on gender, race or ethnicity. Specific to these goals, as of March 1, 2024, the charts provided below serve to illustrate the Company's multifaceted and equitable workforce, highlighting its commitment to diversity and inclusion.

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The Company's primary social considerations and impact can be seen in our human capital management and investment activity, both of which are critical to our success as an organization.

Human Capital

As of March 1, 2024, we have 81 employees located in offices in New York, New York, Charlotte, North Carolina and Woodland Hills, California, all of whom are full-time. We do not currently employ any temporary or seasonal employees and we do not expect such hiring to become a significant part of our workforce in the future. Our employees are comprised of investment portfolio and finance professionals, asset management and servicing professionals, accountants, analysts, administrative staff and the corporate management team. We believe that our employees are our greatest asset and recognize that our achievements and growth as a business are made possible by the recruitment, hiring, training, development and retention of our dedicated personnel. As part of our ongoing business, we evaluate and modify our internal processes to improve employee engagement, productivity and efficiency, which benefit our operations. Moreover, our employees are offered regular opportunities to participate in professional development programs and opportunities that may improve employee engagement, effectiveness and well-being.

We are committed to maintaining workplaces that are inclusive and free from discrimination or harassment based on age, disability, race, ethnicity, gender identification or expression, national origin, sexual orientation, religion, pregnancy, marital and familial status and other statuses protected by law. We conduct annual required trainings for our employees, including those designed to prevent harassment and discrimination. We expect compliance with ethics and laws and we monitor employee conduct, compliance and progress in this regard.

We strive to provide pay, benefits and services that help meet the varying needs of our employees. Our general total compensatory packages include market-competitive pay, performance-based annual bonus compensation paid in a combination of cash and stock, time- and performance-based long-term incentive compensation for key employees, employer-funded health insurance, paid time off, and family leave. In addition, we pride ourselves on understanding and offering our employees great flexibility to meet their personal and family needs. We have a hybrid workplace policy which is a flexible model where employees work partly from the office and partly remotely. We believe that by supporting, recognizing, developing and investing in our employees, we are able to attract and retain a highly qualified and talented workforce.

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Investment Activity
A substantial part of our business is the acquisition and management of residential loans in the secondary market, as well as acquisition of residential mortgage-backed securities and other mortgage-related instruments. While a much smaller part of our business, we also own a non-controlling investment in a loan origination platform. As a provider of private capital to the U.S. housing market through our investments in residential loans and residential mortgage-backed securities, our business enhances liquidity in the residential real estate mortgage markets and, in turn, facilitates home ownership in the U.S. As of December 31, 2023, the Company had $4.5 billion in aggregate mortgage and mortgage-related investments. The social benefits of homeownership are well-documented, and home ownership has historically been viewed as an accessible vehicle of individual wealth creation and aids in the development of strong communities. We believe that our investments in residential mortgages play a meaningful role in helping Americans become homeowners.
As primarily an acquiror of residential loans in the secondary market, we do not control the entities that originate the residential loans that we own, which means that we do not establish the initial terms of the loans or market to or interface with borrowers prior to their becoming obligated under the loan from the originator. As such, we effectively assume the loan terms and borrower credit profile upon acquisition of the loan. As an acquiror of residential loans in the market, we have a long history of, and pride ourselves on, working with borrowers that are delinquent or experiencing near-term hardship to help return those borrowers to performing status, including through repayment plans, deferral plans, forbearance plans or modifications, where applicable.

We also participate in the U.S. Department of Housing and Urban Development Housing Choice Vouchers (“HCV”) program administered by local public housing agencies (“PHAs”) in which we acquire and then rent single-family rental homes to families that are eligible. We target PHA’s with programs that help families move into high-opportunity neighborhoods with low poverty, high-performing schools, low crime and strong community resources. The goal of the HCV program is to promote better health and life satisfaction for these families. As of December 31, 2023, we owned 491 single-family rental properties through this program representing an aggregate investment of approximately $153.8 million, the majority of which are located in Illinois and Maryland.
Environmental Considerations
Our environmental strategy is based on simplicity and transparency. Specifically, we endeavor to minimize our environmental impact by (1) reducing waste that is generated by our Company and sent to landfills, (2) purchasing, to the extent practicable, environmentally responsible products, and (3) reducing internal paper usage. As a firm with 81 employees as of March 1, 2024, 71 of whom are based in LEED certified buildings in New York, NY and Charlotte, NC, we believe that the Company's corporate footprint and business operations have a relatively modest impact on the environment. Nevertheless, we believe in promoting a sustainable environment by using resources as efficiently and responsibly as practicable. Our commitment to these principles is reflected in our daily activities in a variety of ways:

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- A commitment to water efficiency and conservation through our utilization of hands-free faucets and water fill stations to limit water usage in most of or our locations.

- The Company's headquarters is in a LEED certified and Energy Star® labeled building and conveniently located near mass transportation, which enables our employees to access and utilize mass-transit options for their commute, while the Company's Charlotte, NC office is in a LEED certified building.

- To reduce energy usage, the Company uses Energy Star® certified desktops, monitors, and printers; and utilizes motion sensor lighting and cooling to reduce energy usage in non-peak hours.

- To reduce waste and promote a cleaner environment, we use green cleaning supplies, recycle electronics, ink cartridges, and packaging; minimize single use kitchen products; provide recycling containers to employees; and use water coolers.

- We have adopted eSignature capabilities to allow our employees and counterparties to electronically review and sign documents and we strongly encourage the electronic furnishing of our proxy statements to our stockholders.

Although we are unable to predict the rate at which climate change will progress, we recognize that the physical effects of climate change could have a material adverse effect on our operations. To the extent that climate change impacts changes in weather patterns, properties in which we hold a direct or indirect interest or which serve as collateral underlying our assets could experience severe weather, including, without limitation, hurricanes, tornadoes, severe winter storms, and flooding due to increases in storm intensity and rising sea levels, among other effects. Over time, these conditions could result in decreased property values which in turn could negatively affect the value of the assets we hold. Relatedly, geographical concentrations in our portfolio, including in the mortgages, mortgage securities, and investments in real properties we hold, may present certain vulnerabilities to the impacts of localized weather conditions resulting from climate change, such as increased coastal flooding, wildfires or prolonged droughts in arid regions.
We also recognize increasing financial risks linked to climate change could impact our portfolio and the availability of the assets we target for investment. With increasing attention and activism relating to the need to shift toward renewable energy sources as a result of climate change, it is possible that less capital will be allocated to originating our targeted assets or the terms for these assets may become less attractive to us in the future. Relatedly, to the extent that climate change impacts meteorological conditions potentially leading to damage and reductions in the value of our properties or the collateral underlying our assets, this may result in increased interest rates for mortgages paired with decreased adequate insurance coverage for the properties we choose to invest in or that underlie our assets.

We believe that the diversification of our portfolio, both geographically and across asset types, and the availability of insurance to borrowers, operating partners and us may provide some protection against certain events and may help to mitigate the impact of any single event. We continue to evaluate climate risk related data and technical advice received, which we believe will allow us to adjust to and address the risks posed by climate change and their short-and long-term implications, in a manner that is appropriate relative to the scale of our portfolio.

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Corporate Governance

New York Mortgage Trust’s commitment to corporate responsibility means embedding it into all aspects of our business. We believe that good corporate governance provides a strong foundation for ESG and is essential to the long-term success of the Company. Our Board of Directors is committed to maintaining best-in-class corporate governance practices and policies that are in the best interests of our stockholders. Highlights of our corporate governance practices are provided below.

Corporate Governance Highlights
Independent Audit, Compensation and Nominating & Corporate Governance Committees.	All three members of our Audit Committee qualify as “audit committee financial experts.”
Chair of the Board of Directors is separate from the Chief Executive Officer.	Five of our seven director nominees are independent.
Independent Lead Director.	Stockholders, in addition to the Board of Directors, have the power to alter, amend or repeal our Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of our common stock then outstanding and entitled to vote on the proposed amendment.
Independent directors met in executive sessions of our Board of Directors on six separate occasions.	No shareholder rights plan or “poison pill.”
Annual election of all directors.	Our Board of Directors has adopted a resolution exempting us from application of the Maryland Business Combination Act.
Majority voting standard in uncontested director elections, with a resignation policy for directors who do not receive majority support.	Our Bylaws provide that we are not subject to the Maryland Control Share Acquisition Act.
71% of our director nominees and 80% of our independent director nominees are diverse based on gender, race or ethnicity.	Directors and executive officers are subject to robust stock ownership guidelines.
60% of our independent director nominees are women.	Directors and executive officers are prohibited from engaging in short-selling, pledging or hedging transactions involving our securities.
100% of our committee chairs are diverse based on gender, race or ethnicity.	"Double-trigger" vesting provisions in executive officer equity awards -- all of the equity awards made to our NEOs since 2020 will not accelerate or vest solely due to a change in control.
Average tenure of our director nominees equals 8.7 years.	Average tenure of our independent director nominees equals 7.8 years.
Our Board of Directors sets the tone for our Company and has implemented strong governance practices and features, as described throughout this proxy statement, and exercises general oversight of our Company directly at the Board level or through its standing committees, including our strategic direction, the performance of our executive officers, environmental, social and governance initiatives and risks, and our risk management processes. Our director nominees represent a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring diverse qualifications, experience and fresh perspectives to our Board’s deliberative processes.

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Our commitment to addressing ESG includes management oversight and dedicated teams of professionals who collaborate with subject-matter experts throughout the business. Our Board of Directors allocates oversight of ESG matters generally amongst the full Board of Directors and our Board of Directors' three independent committees rather than delegating responsibility for oversight of all ESG matters to a single committee. By separating areas of focus and attention encompassed within ESG considerations, each of these committees and the full Board of Directors oversee areas of corporate responsibility within their respective areas of focus. For example, our full Board of Directors oversees strategic direction and portfolio construction, which considers elements of climate risk and social considerations, while the Audit Committee oversees, among other things, our risk assessment and risk management policy and processes, including those related to climate change and information security risk, and the Compensation Committee oversees, among other things, executive compensation risks and human capital risks associated with compensation. The Nominating & Corporate Governance Committee oversees our governance practices including, among other things:

•Our commitment to conducting our business in a manner that is fair, ethical and transparent, and responsible and compliant with all applicable laws and regulations.

•The regular review and, as appropriate, updating of key policy documents considering current regulations and best practices.

•Ensuring that, as part of our director nomination process, our Board of Directors seeks a broad range of perspectives and considers many factors, including the personal characteristics (gender, ethnicity, age and background) and experience (industry, professional and public service) of directors and prospective directors.

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90 Park Avenue
New York, New York 10016

PROXY STATEMENT

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials
for the 2024 Stockholder Meeting to Be Held on June 24, 2024.

This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2023, and our other proxy materials are available at: http://www.proxyvote.com.

The 2024 Annual Meeting of Stockholders will be held:
Time & Date:	Monday, June 24, 2024 at 9:00 a.m. (Eastern Time)
Place:	www.virtualshareholdermeeting.com/NYMT2024
Record Date:	Close of business on April 18, 2024
Voting:	Stockholders are able to vote by Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by completing and returning their proxy card; or online during the Annual Meeting

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of New York Mortgage Trust, Inc. (the “Company,” “we,” “our” or “us”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/NYMT2024 on Monday, June 24, 2024 at 9:00 a.m., Eastern Time, and at any adjournment and postponement thereof .

In accordance with our recent practice and to maintain ease of access for our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting the website listed above. You will need the 16-digit control number included in your proxy card, voting instruction form or any additional voting instructions accompanying these proxy materials to vote and submit questions during the Annual Meeting. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting, as time permits.

We mailed, through intermediaries, on or about April 26, 2024, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of April 18, 2024. As a result, beginning on the date of the mailing of the Notice, all stockholders of record had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Annual Report”) on a website referred to in the Notice and as set forth above. If you received a Notice by mail, you will not

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receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you must follow the instructions for requesting such materials contained on the Notice.

The mailing address of our principal executive office is 90 Park Avenue, New York, New York 10016. We maintain an Internet website at www.nymtrust.com. Information at or connected to our website is not and should not be considered part of this proxy statement.

We will bear the costs of this solicitation including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation through the Internet or by mail, proxies may be solicited by our directors, officers and employees, at no additional compensation, by telephone, personal interviews or otherwise. Banks, brokers or other nominees and fiduciaries will be requested to forward the Notice and information on how to access the proxy materials to beneficial owners of our common stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

Purposes of the Annual Meeting

The principal purposes of the Annual Meeting are to: (1) elect the seven directors nominated and recommended by our Board of Directors, each to serve until the 2025 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified (“Proposal No. 1”); (2) hold an advisory vote to approve named executive officer compensation (“Proposal No. 2”); (3) consider and act upon a proposal to ratify, confirm, and approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal No. 3”); and (4) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Our Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting.

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VOTING

How to Vote Your Shares

You may vote your shares before and during the Annual Meeting until such time as the chairman declares the polls closed by visiting www.virtualshareholdermeeting.com/NYMT2024 and following the instructions. You will need the 16-digit control number included in your proxy card, voting instruction form or any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.

Even if you do attend the Annual Meeting, you may vote by duly authorized proxy on the Internet, by telephone or by mail. We encourage you to follow the instructions on how to vote as described below and as set forth in the Notice and the proxy card. Maryland law provides that a vote by Internet or telephone carries the same validity as your completion and delivery of a proxy card. In order to vote on the Internet, you must first go to http://www.proxyvote.com, have your Notice or proxy card in hand and follow the instructions.

In order to vote by telephone, you must call (800) 690-6903, have your Notice or proxy card in hand and follow the instructions.

Stockholders of record may vote by signing, dating and returning a proxy card in a postage-paid envelope. You may request a proxy card and postage-paid envelope from us as instructed in the Notice. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Registered Holders, Beneficial Owners and “Broker Non-Votes”

Registered Holders. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the registered stockholder of record with respect to those shares, and a Notice is being sent directly to you. As the registered stockholder of record, you have the right to grant your voting proxy directly to the Company through a proxy card, through the Internet or by telephone or to vote at the Annual Meeting.

If you are a registered stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners and “Broker Non-Votes.” A large number of our stockholders hold their shares through a broker, trustee, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of the shares, while the broker, trustee, bank or nominee holding your shares is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, trustee, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. If your shares are held in this manner, your broker, trustee, bank or other nominee will provide you with instructions for you to use in accessing the proxy materials and directing the broker, trustee, bank or other nominee on how to vote your shares. If your shares are not directly registered in your own name and you plan to vote your shares during the Annual Meeting, you must contact the bank, broker, trustee or other nominee that holds your shares to obtain a legal proxy or broker’s proxy card in advance of the Annual Meeting in order to vote.

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If you are the beneficial owner of shares that are held in a stock brokerage account or by a bank or other nominee and you do not provide the organization that holds your shares with specific voting instructions, by rule, the organization that holds your shares may generally vote at its discretion on routine matters only. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform Broadridge Financial Solutions, Inc., which is receiving and tabulating the proxies, that it does not have the authority to vote your shares on non-routine matters. This is generally referred to as a “broker non-vote.” Because the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm is a routine matter for which specific instructions from beneficial owners are not required, no broker non-votes will arise in the context of voting for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Conversely, the election of directors is a non-routine matter for which specific instructions from beneficial owners is required and thus, broker non-votes may arise. Additionally, the Securities and Exchange Commission (“SEC”) has specifically prohibited broker discretionary voting of uninstructed shares with respect to the advisory vote to approve named executive officer compensation. As a result, if you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee cannot vote your shares on the election of directors or the advisory vote to approve named executive officer compensation in the absence of your specific instructions as to how to vote on these matters. In order for your vote to be counted on these matters, please make sure that you provide specific voting instructions to your broker, bank or other nominee.

How to Revoke Your Proxy

If you have already voted your proxy on the Internet or by telephone or returned your proxy to us by mail, you may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following actions:

•by notifying our Investor Relations in writing that you are revoking your proxy;
•by completing, at or before the Annual Meeting, a proxy card on the Internet, by telephone or by mail with a later date; or
•by attending the Annual Meeting and voting at www.virtualshareholdermeeting.com/NYMT2024. (Note, however, that your attendance at the Annual Meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares online at the Annual Meeting to revoke an earlier proxy.)

If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting; Voting Procedures and Vote Required

Our Board of Directors has fixed the close of business on April 18, 2024 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. On all matters to come before the Annual Meeting, each holder of record of our common stock as of the close of business on April 18, 2024 will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share of common stock owned as of such date. As of the close of business on April 18, 2024, we had 91,231,039 shares of common stock outstanding.

The representation in person online or by proxy of a majority of all the votes entitled to be cast on the matters to be considered at the meeting is necessary to provide a quorum for the transaction of business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you attend online and are entitled to vote at the Annual Meeting, or you have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If a quorum is not present, the chairman may adjourn the Annual Meeting to a date not more than 120 days after the record date without notice other than announcement at the Annual Meeting until a quorum has been obtained.

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With respect to the election of directors, because this is considered an uncontested election under our bylaws, a nominee for director is elected to our Board of Directors if he or she receives a majority of the votes cast for his or her election, meaning the number of shares voted for such nominee’s election exceeds the number of shares voted against such nominee’s election. Abstentions and broker non-votes will not affect the election of directors. In tabulating the voting results for the election of directors, only “for” and “against” votes are counted. If an incumbent director receives a greater number of votes against his or her election than votes for such election, such director shall tender his or her resignation as provided in our Director Resignation Policy. The Nominating & Corporate Governance Committee of our Board of Directors will then act as soon as reasonably practicable thereafter to determine whether to accept the director’s tendered resignation and will submit such recommendation for consideration by our Board of Directors. In considering whether to accept or reject the tendered resignation, the Nominating & Corporate Governance Committee and our Board of Directors will consider any factors they deem relevant or appropriate. There is no cumulative voting in the election of directors.

With respect to the advisory vote to approve named executive officer compensation, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is necessary for approval, on an advisory basis, of our named executive officer compensation. Abstentions and broker non-votes will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

With respect to the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the affirmative vote of a majority of the votes cast on this matter at the Annual Meeting is necessary for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions will not count as votes cast on this proposal and thus will have no effect on the result of the vote. As noted above, no broker non-votes will arise in the context of the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Pursuant to our charter, holders of shares of our common stock are not entitled to exercise appraisal rights under the Maryland General Corporation Law unless our Board of Directors, upon the affirmative vote of a majority of our Board of Directors, shall determine that such rights apply to one or more transactions occurring after the date of such determination. Our Board of Directors has made no such determination with respect to the business to be considered at the Annual Meeting.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

The seven persons named below have been nominated to serve on our Board of Directors until the 2025 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified. Our Board of Directors is comprised of seven directors, five of whom are independent in accordance with our Corporate Governance Guidelines and the listing standards of the Nasdaq Stock Market (“Nasdaq”). Each nominee is currently a director of the Company and each such person has consented to stand for election at the Annual Meeting. The Board of Directors has no reason to believe that the persons named below as nominees for directors will be unable, or will decline to serve, if elected. For additional information regarding our corporate governance and these nominees, see “Information on Our Board of Directors and Its Committees” below.

Board of Directors Considerations in Recommending These Nominees

Our Board of Directors believes that the Board of Directors, as a whole, should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In identifying qualified director nominees, the Nominating & Corporate Governance Committee of our Board of Directors, and our Board of Directors consider, among other things, a candidate’s experience, skills, accomplishments, background, age, diversity, willingness to serve and commitment to the Company, and then review those qualities in the context of the current composition of our Board of Directors and the evolving needs of our business. Because we are listed on the Nasdaq Global Select Market, we are required to have at least a majority of our directors qualify as “independent,” as such term is defined by the Nasdaq. The Nominating & Corporate Governance Committee identifies candidates for election to our Board of Directors, frequently with input from our other directors, reviews the qualities listed above and recommends to our Board of Directors individual nominees for director.

Our Board of Directors seeks director nominees with strong reputations, experience, competence or expertise in areas relevant to the strategy and operations of our business, particularly in the finance, mortgage or real estate industries, or the proper and effective functioning of our Board of Directors. Each of the nominees for election as a director at the Annual Meeting holds or has held important positions and has operating experience or other relevant experience that meets this objective. In these positions, they have also gained experience in some or all of the following: core management skills, such as strategic and financial planning, public company financial reporting, accounting, corporate governance, risk management and leadership development.

Our Board of Directors also believes that each of the nominees listed below has other key attributes that are important to a properly functioning and effective board, including integrity and high ethical standards, sound judgment, analytical skills, the ability and desire to engage management and each other in a constructive fashion, and the commitment to devote significant time and energy to service on our Board of Directors and its committees.

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Diversity of the Board

Diversity

Non-Diverse
29%
Diverse based on gender, race or ethnicity
71%

Racial/Ethnic Diversity

Ethnically/ Racially Diverse
43%
Caucasian
57%

Gender Diversity

Female
43%
Male
57%

Age

65-70 Years Old
29%
45-55 Years Old
43%
60-64 Years Old
29%

100%	8.7 years	7.8 years
Committee chairs diverse based on gender, race, or ethnicity	Average tenure of director nominees	Average tenure of independent director nominees

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Board Matrix as of March 1, 2024 and April 20, 2023

Total Number of Directors	7							
	S. Mumma	**J. Serrano**	**E. Cheng**	**M. Clement**	**A. Greenberg**	**S. Norcutt**	**L. Pendergast**	**Summary**
Part I: Gender								
Female			●		●		●	3
Male	●	●		●		●		4
Part II: Ethnicity or Race								
African American or Black				●				1
White or Caucasian	●				●	●	●	4
Asian			●					1
Hispanic or Latinx		●						1
Part III: Skills, Qualifications, and Attributes								
Executive Leadership Experience	●	●	●		●	●	●	6
Financial Experience	●	●	●	●	●	●	●	7
Accounting/Audit Experience	●	●		●	●	●		5
Risk Management Experience	●	●			●	●	●	5
Industry Experience	●	●	●	●	●	●	●	7
Environmental, Social and Governance Experience	●	●	●		●		●	5
Operations Experience	●	●	●	●	●	●		6
Human Resources Management Experience	●	●	●	●	●	●	●	7
Cybersecurity Experience	●	●				●		3
Financial/Capital Markets Experience	●	●	●	●	●		●	6

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Nominees for Election as Directors

The following sets forth the names and biographical information concerning each of the individuals who have been nominated for election at the Annual Meeting:

Steven R. Mumma is the Chairman of our Board of Directors. Mr. Mumma has served as Chairman of our Board of Directors since March 2015 and served as our Executive Chairman from January 1, 2022 to December 31, 2022. Mr. Mumma served as our Chief Executive Officer from February 2009 to December 31, 2021. Mr. Mumma was appointed President, a role he held until May 2016, and Co-Chief Executive Officer effective March 31, 2007 and served as Chief Financial Officer from November 2006 to October 2010. Prior to serving in the above capacities, Mr. Mumma served as our Chief Investment Officer, a position to which he was named in July 2005, and as Chief Operating Officer, commencing in November 2003. From 1981 to 2003, Mr. Mumma served in various financial and accounting roles for financial and accounting institutions. Mr. Mumma is also the Founder of Silver Moss Capital where he has provided financial consulting services since January 2023. Mr. Mumma received a B.B.A. cum laude from Texas A&M University.

Steven R. Mumma
Age: 65
Director Since: 2007
Our Board of Directors believes that Mr. Mumma’s significant operational, financial and accounting experience in, and knowledge of, the Company and the broader mortgage-backed securities industry, which he has served for more than 30 years, make him a valuable member of our Board of Directors. As Chairman of our Board of Directors, Mr. Mumma also serves as a critical link between management and our Board of Directors.

Jason T. Serrano is our Chief Executive Officer. Mr. Serrano has served as Chief Executive Officer since January 1, 2022, served as President of the Company from January 2019 to December 31, 2022 and has been a member of our Board of Directors since March 2019. Prior to joining the Company, Mr. Serrano was a Partner at Oak Hill Advisors, L.P. (“OHA”), an alternative investment management firm, from January 2014 to December 2018 and a Managing Director at OHA from April 2008 to December 2013. While at OHA, Mr. Serrano ran the mortgage investment business. Prior to joining OHA, Mr. Serrano served as a Principal at The Blackstone Group, where he led the structured finance investment team. Before Blackstone, he spent five years at Fortress Investment Group as Vice President, assisting in the management of $2 billion of distressed structured products and whole-loan portfolios. He also spent five years at Moody’s as a rating analyst for collateralized debt obligations and derivatives. He earned a bachelor of science degree from Oswego State University.

Jason T. Serrano
Age: 49
Director Since: 2019
Our Board of Directors believes that Mr. Serrano’s experience with, and strategic insights into, managing, sourcing and creating multiple forms of single-family and multi-family credit assets, credit and market risks, financing matters and capital raising make him a valuable member of our Board of Directors. As Chief Executive Officer of the Company, Mr. Serrano serves as a critical link between management and our Board of Directors.

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Eugenia R. Cheng has served as a member of our Board of Directors since June 2022. Ms. Cheng is currently Managing Director of Prospect Avenue Partners, a position she has held since August 2019. From July 2014 to February 2019, Ms. Cheng was Managing Director, Global Investors Group, of USAA Real Estate Company. From March 2010 to March 2014, Ms. Cheng served as Managing Director, Marketing and Investor Relations, of Forum Partners. Prior to her employment at Forum Partners, Ms. Cheng was Managing Director and Chief Operating Officer of JT Partners LLC from October 2006 to August 2009. From 2002 to 2006, Ms. Cheng was a Portfolio Manager, Private Real Estate, at ABP Investments US (now APG Asset Management). Ms. Cheng was an Associate in Morgan Stanley & Co., Inc.’s investment banking division from 2000 to 2002. From 1993 to 1996, Ms. Cheng was a consultant with Arthur Andersen LLP’s real estate advisory services. Ms. Cheng holds a B.A. in Architectural Theory and Design from Princeton University and a J.D. and M.B.A. from New York University. Since October 2021, Ms. Cheng has also served on the board of directors, compensation committee and governance committee of Generation Income Properties, Inc., a publicly traded REIT focused on the net lease sector.

Eugenia R. Cheng*
Age: 52
Director Since: 2022
Our Board of Directors believes that Ms. Cheng's extensive operational experience in real estate-related capital raising, debt strategies, portfolio management and investor relations strengthens our Board of Directors’ collective qualifications, skills, experience and viewpoints and make her a valuable member of our Board of Directors.

Michael B. Clement has served as a member of our Board of Directors since June 2016. Mr. Clement is a Professor of Accounting at the University of Texas at Austin. Since first joining the faculty at the University of Texas at Austin in 1997, he has held various positions including department chair, professor, associate professor, and assistant professor. He also served on the faculty of the Harvard Business School as a Visiting Professor of Business Administration. Mr. Clement was the Vice President of Global Investment Research for Goldman Sachs & Co. from 2002 until 2004. Mr. Clement was the Vice President of Capital Planning and Analysis from 1988 to 1991 and a Manager of the Audit Division from 1982 to 1986 at Citicorp. Prior to his employment at Citicorp, Mr. Clement was a Senior Assistant Accountant at Deloitte Haskins & Sells. Mr. Clement holds a B.B.A. in Accounting from Baruch College, an M.B.A. in Finance from the University of Chicago and a Ph.D. in Accounting from Stanford University. Mr. Clement currently serves on the Board and Audit Committee of multiple funds that comprise the Equitable complex of funds.

Michael B. Clement*
Age: 67
Director Since: 2016
Our Board of Directors believes that Mr. Clement’s significant expertise in accounting and his prior experience working in the finance industry strengthen our Board of Directors’ collective qualifications, skills, experience and viewpoints and make him a valuable member of our Board of Directors.

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Audrey E. Greenberg has served as a member of our Board of Directors since July 2021. Ms. Greenberg is Co-Founder and Chief Business Officer of The Center for Breakthrough Medicines, now SK pharmteco, a contract development and manufacturing organization, which she co-founded in 2019. Before she co-founded The Center for Breakthrough Medicines and Discovery Labs in 2019, Ms. Greenberg was Senior Vice President of Exeter Property Group during 2018. Prior to her employment at Exeter Property Group, Ms. Greenberg was Interim Chief Financial Officer and Consultant at Pine Hill Group from 2016 to 2018. Ms. Greenberg was Chief Financial Officer of Statebridge Company from 2013 to 2015. In 2013, Ms. Greenberg was Chief Financial Officer of WJ Bradley. From 2010 to 2013, Ms. Greenberg was an independent consultant. From 2009 to 2010, Ms. Greenberg was Chief Financial Officer and Principal of CBRE Global Investors. From 2007 to 2009, Ms. Greenberg was Chief Financial Officer and Senior Vice President of ING Clarion Partners. Ms. Greenberg was Principal and Chief Financial Officer of Phoenix Realty Group from 2001 to 2004. Prior to joining Phoenix Realty Group, Ms. Greenberg served in various investment banking and accounting roles. Ms. Greenberg holds a B.S. in Business Administration from the University of Arizona and an M.B.A. from the Wharton School of the University of Pennsylvania. Since June 2023, Ms. Greenberg has also served on the Board and Audit Committee of NLS Pharmaceutics Ltd., a publicly traded clinical-stage biopharmaceutical company focused on the discovery and development of innovative therapies for patients with rare and complex central nervous system disorders with unmet medical needs.

Audrey E. Greenberg*
Age: 51
Director Since: 2021
Our Board of Directors believes that Ms. Greenberg’s extensive operating and financial experience in both private equity and real estate, as well as her current and previous leadership roles and diverse professional experience strengthen our Board of Directors’ collective qualifications, skills, experience and viewpoints and make her a valuable member of our Board of Directors.

Steven G. Norcutt has served as a member of our Board of Directors since completion of our IPO in June 2004 and as our lead independent director since 2022. Mr. Norcutt has served since October 2009 as the President of Schafer Richardson, Inc., a commercial real estate management, construction, development, leasing and investment company based in Minneapolis, Minnesota. From April 2008 to October 2009, Mr. Norcutt served as Senior Vice President – Regional Manager of Guaranteed Rate Mortgage, a residential mortgage banking company headquartered in Chicago, Illinois. Prior to joining Guaranteed Rate, Mr. Norcutt served as Executive Vice President and Chief Operating Officer of Centennial Mortgage and Funding, Inc., a residential mortgage banking company based in Minnesota. Prior to joining Centennial Mortgage and Funding, Inc., Mr. Norcutt served as Senior Vice President and Portfolio Manager of Structured Finance for Reliastar Investment Research, Inc. from 1993 through 2001. Mr. Norcutt joined Reliastar Investment Research, Inc. in 1988 as Vice President and Portfolio Manager of Residential Mortgage Loans. Mr. Norcutt received an M.B.A. in Finance from the Carlson School of Business at the University of Minnesota and a B.S. in Finance from St. Cloud State University.

Steven G. Norcutt*
Age: 64
Director Since: 2004
 Our Board of Directors believes that Mr. Norcutt’s operating, business and financial experience from his significant tenures in both the mortgage lending and mortgage portfolio management businesses, as well as his current role as President of a commercial real estate company, strengthen our Board of Directors’ collective qualifications, skills, experience and viewpoints and make him a valuable member of our Board of Directors.

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Lisa A. Pendergast has served as a member of our Board of Directors since March 2018. Ms. Pendergast is currently Executive Director of Commercial Real Estate Finance Council, a trade organization with over 300 member companies and over 11,000 individual members that covers the commercial and multi-family real estate finance markets, a position she has held since September 2016. Ms. Pendergast was Managing Director of the Commercial Mortgage-Backed Securities Strategy and Risk division of Jefferies LLC from 2009 to June 2016. From 2001 to 2009, Ms. Pendergast was Managing Director of the Commercial Mortgage-Backed Securities Strategy division of RBS Greenwich Capital. Prior to her employment at RBS Greenwich Capital, Ms. Pendergast was Managing Director in the Financial Strategies Group at Prudential Securities from 1987 to 2000. Ms. Pendergast holds a B.A. in English Literature and Political Science from Marymount College of Fordham University.

Lisa A. Pendergast*
Age: 62
Director Since: 2018
Our Board of Directors believes that Ms. Pendergast’s extensive relevant experience in the commercial and residential real estate markets, as well as her significant expertise in commercial credit and structured finance, strengthen our Board of Directors’ collective qualifications, skills, experience and viewpoints and make her a valuable member of our Board of Directors.

*	Our Board of Directors has affirmatively determined that these nominees currently are independent under the criteria described below in “Information on Our Board of Directors and Its Committees—Independence of Our Board of Directors” and “Information on Our Board of Directors and Its Committees—Board of Directors Leadership Structure.” Mr. Norcutt is our Lead Director.

Our Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees.

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PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), provides our stockholders with an advisory vote to approve our named executive officer compensation. This advisory vote gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Although this vote is advisory and is not binding, the Board of Directors and the Compensation Committee plan to take into consideration the outcome of the vote when making future executive compensation decisions.

At our 2019 Annual Meeting of Stockholders, a majority of stockholders voted in favor of having an advisory vote to approve our named executive officer compensation each year, consistent with the recommendation of our Board of Directors. After consideration of these results and our Board of Director’s recommendation, we elected to hold future advisory votes on named executive officer compensation each year until the next advisory vote on frequency occurs. We are required under the Dodd-Frank Act to hold an advisory vote on the frequency of the advisory votes to approve named executive officer compensation at least every six years.

As described in detail under “Executive Compensation—Compensation Discussion and Analysis,” our compensation program for 2023 was designed to align our management team’s interests with stockholders’ expectations of return on investment, motivate and reward our management team through compensation opportunities that align with annual performance and long-term value creation, strategic objectives and sound corporate governance practices, and attract and retain an experienced and effective management team while also maintaining an appropriate expense structure. Our Board of Directors believes that our current executive compensation program compensates our named executive officers in an appropriate manner in relation to the size and performance of the Company and properly aligns the interests of our named executive officers with those of our stockholders. We utilized the 2023 Annual Incentive Plan, a performance-based incentive compensation plan that serves as a means of linking compensation both to our overall performance and to objective and subjective performance criteria that are within the control of our named executive officers (the “2023 Annual Incentive Plan”), for determining a significant portion of the compensation payable to our named executive officers in 2023.

We also utilized the 2023 Long-Term Equity Incentive Program in our overall executive compensation structure. The 2023 Long-Term Equity Incentive Program promotes recruitment and retention of key employees and rewards employees for outperformance relative to our peers over the longer-term. Our 2023 Long-Term Equity Incentive Program provides for long-term equity awards that provide for a combination of performance share awards that can be earned based on the achievement of certain relative total stockholder return hurdles over a three-year performance period and restricted stock unit awards subject to time-based vesting conditions that vest ratably over a three-year period.
See the information set forth under “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Executive Compensation Information” for more information on these elements of our named executive officer compensation program.

For these reasons, the Board of Directors strongly endorses our named executive officers compensation program and recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed under the compensation disclosure rules of the SEC, including the “Executive Compensation—Compensation Discussion and Analysis,” compensation tables and narrative discussion contained in the proxy statement for the 2024 Annual Meeting of Stockholders.”

Our Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of our named executive officer compensation.

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PROPOSAL NO. 3: RATIFICATION, CONFIRMATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is directly responsible for the appointment, evaluation, compensation, retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Grant Thornton has served as our independent registered public accounting firm since December 2009.

The Audit Committee annually reviews Grant Thornton’s independence and performance in deciding whether to retain Grant Thornton or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

Based on this evaluation, the Audit Committee believes that Grant Thornton is independent and that it is in the best interests of our Company and our stockholders to retain Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Grant Thornton as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. Although we seek ratification of the appointment of Grant Thornton as our independent registered public accounting firm, the ratification of the appointment of Grant Thornton does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of the Company and its stockholders. If our stockholders do not ratify, confirm and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Directors.

We expect that a representative of Grant Thornton will attend the Annual Meeting where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

Our Board of Directors recommends that you vote “FOR” the ratification, confirmation and approval of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

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INFORMATION ON OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance Highlights

Our Board of Directors is committed to maintaining best-in-class corporate governance practices and policies that are in the best interests of our stockholders. Highlights of our corporate governance practices are provided below:

Corporate Governance Highlights
Independent Audit, Compensation and Nominating & Corporate Governance Committees.	Stockholders, in addition to the Board of Directors, have the power to alter, amend or repeal our Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of our common stock then outstanding and entitled to vote on the proposed amendment.
Chair of the Board of Directors is separate from the Chief Executive Officer.	No shareholder rights plan or “poison pill.”
Independent Lead Director.	Our Board of Directors has adopted a resolution exempting us from application of the Maryland Business Combination Act.
Independent directors met in executive sessions of our Board of Directors on six separate occasions.	Our Bylaws provide that we are not subject to the Maryland Control Share Acquisition Act.
Annual election of all directors.	Directors and executive officers are subject to robust stock ownership guidelines.
Majority voting standard in uncontested director elections, with a resignation policy for directors who do not receive majority support.	Directors and executive officers are prohibited from engaging in short-selling, pledging or hedging transactions involving our securities.
All three members of our Audit Committee qualify as “audit committee financial experts.”	“Double-trigger” vesting provisions in executive officer equity awards -- all of the equity awards made to our NEOs since 2020 will not accelerate or vest solely due to a change in control.

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Independence of Our Board of Directors

Our Corporate Governance Guidelines and the listing standards of the Nasdaq require that a majority of our directors be independent. Our Board of Directors has adopted the categorical standards prescribed by the Nasdaq to assist our Board of Directors in evaluating the independence of each of our directors. The categorical standards describe various types of relationships that could potentially exist between a board member and the Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and our Board of Directors affirmatively determines that the director has no material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including certain business relationships for which disclosure may be required in this proxy statement, our Board of Directors will deem such person to be independent. A director shall not be independent if he or she satisfies any one or more of the following criteria:

•A director who is, or who has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, employed as an executive officer of the Company;

•A director who has accepted or who has an immediate family member, serving as an executive officer, who has accepted, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding compensation for board or board committee service, compensation paid to an immediate family member who is an employee of the Company (but not an executive officer of the Company), and benefits under a tax-qualified retirement plan, or non-discretionary compensation);

•A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years;

•A director who is, or whose immediate family member is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•A director who is, or whose immediate family member is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of that organization’s consolidated gross revenues for that year, or $200,000, whichever is greater, other than (i) payments arising solely from investments in that organization’s securities, and (ii) payments under non-discretionary charitable contribution matching programs.

Our Board of Directors will also consider a director’s charitable relationships when assessing director independence.

Under these criteria, our Board of Directors has determined that the following five members of our Board of Directors are independent: Eugenia R. Cheng, Michael B. Clement, Audrey E. Greenberg, Steven G. Norcutt, and Lisa A. Pendergast. Our Board of Directors is presently comprised of seven directors, including these five independent directors.

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Committees of the Board

To assist in the discharge of its responsibilities, our Board of Directors has established three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating & Corporate Governance Committee. The principal responsibilities of each committee are described below. Actions taken by any committee of our Board of Directors are typically reported to our Board of Directors, concurrent with or at the meeting following such action. Each standing committee has a written charter, a current copy of which is available for review on our website at www.nymtrust.com.

Audit Committee

Committee Members:
Michael Clement (Chair)
Steven Norcutt
Audrey Greenberg

Number of Meetings in 2023:
11, and met 4 times in executive session with our independent auditors

For more information, please see "Audit Committee Report" herein.

- **Responsibilities:**
  - Appoints and evaluates independent registered public accounting firm
  - Oversees internal audit activities
  - Ensures quality and integrity of financial statements and financial reporting process
  - Monitors adequacy and effectiveness of internal controls over financial reporting
  - Reviews and approves audit/non-audit services and fees
  - Prepares Audit Committee Report that complies with the federal securities laws and regulations for inclusion in the Company's proxy statement
  - Approves related party and conflict of interest transactions
  - Facilitates private discussions with management, internal auditor, and independent registered public accounting firm to foster open communication

Our Audit Committee currently consists of three of our independent directors, Mr. Clement, Mr. Norcutt and Ms. Greenberg. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the Nasdaq and Rule 10A-3 of the Exchange Act and in accordance with the Company’s independence criteria discussed under “—Independence of Our Board of Directors.” In addition, each of these members meets the financial literacy requirements for audit committee membership under applicable standards of the Nasdaq and the rules and regulations of the SEC. Our Board of Directors has determined that each of these members qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K. For more information regarding the relevant experience of our audit committee financial experts, see each such individual’s biography set forth under “Proposal No. 1: Election of Directors—Nominees for Election as Directors.”

No member of the Audit Committee serves on the audit committee of more than three public companies. Ms. Greenberg serves on the board and audit committee of NLS Pharmaceutics Ltd. Mr. Clement also serves on the board and audit committee of multiple funds that comprise the Equitable complex of funds. Our Board of Directors considers the Equitable complex of funds to be one public company for purposes of Mr. Clement’s service on the audit committee of the multiple funds that comprise the Equitable complex of funds.

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Compensation Committee

Committee Members:
Lisa Pendergast (Chair)
Eugenia Cheng
Michael Clement

Number of Meetings in 2023:
10

- **Responsibilities:**
  - Assists Board in overseeing executive compensation policies
  - Reviews and recommends CEO compensation
  - Approves compensation of named executive officers (NEOs) other than CEO
  - Administers our incentive compensation plans and equity-based compensation plans and programs
  - Reviews non-employee director compensation
  - Prepares Compensation Committee Report that complies with the federal securities laws and regulations for inclusion in the Company's proxy statement
  - Evaluates the relationship between our risk management policies and practices and our compensation policies and practices

Our Compensation Committee currently consists of three of our independent directors, Ms. Pendergast, Ms. Cheng and Mr. Clement. Our Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the Nasdaq and in accordance with the Company’s independence criteria discussed under “—Independence of Our Board of Directors.”

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Nominating and Corporate Governance Committee

Committee Members:
Audrey Greenberg (Chair)
Lisa Pendergast
Steve Norcutt

Number of Meetings in 2023:
5

- **Responsibilities:**
  - Develops criteria for the selection of Board candidates
  - Identifies and screens qualified Board member candidates
  - Recommends candidates for nomination and election to the Board
  - Reviews and maintains corporate governance guidelines and recommends modifications
  - Oversees evaluation of Board and management
  - Ensures compliance with stock ownership guidelines for non-employee directors and officers

Our Nominating and Corporate Governance Committee currently consists of three of our independent directors, Ms. Greenberg, Ms. Pendergast and Mr. Norcutt. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the Nasdaq and in accordance with the Company’s independence criteria discussed under “—Independence of Our Board of Directors.”

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Other Committees

From time to time, our Board of Directors may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our Board of Directors.

Executive Sessions of Our Independent Directors

The independent directors of our Board of Directors regularly meet in executive session that excludes members of the management team. During 2023, the independent directors of our Board of Directors met in executive session six times. Our Board of Directors has established a process by which the Lead Director presides over meetings of our independent directors. Pursuant to this process, the Lead Director has the power to lead the meetings of our independent directors, set the agenda and determine the information to be provided. However, in practice, these meetings generally allow for each participant to raise such matters and discuss such business as that independent director deems necessary or desires. Stockholders and other interested persons may contact the Lead Director, who is independent, in writing by mail c/o New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016, Attention: Secretary. All such letters will be forwarded to the Lead Director. For more information on how to communicate with our other directors, see “—Communications with Our Board of Directors.”

Board of Directors Leadership Structure

Pursuant to our Corporate Governance Guidelines, our Board of Directors has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board of Directors. Instead, the Board of Directors believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a chief executive officer.

Our Board of Directors believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Board Chair be separated in order for the individuals elected to each position to focus on their primary role. As Chief Executive Officer, Mr. Serrano is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Mumma, as Chairman of our Board of Directors, provides guidance to our Chief Executive Officer, including with respect to our ongoing investment decisions, risk management activities, and capital management strategies, presides over meetings of our full Board of Directors and helps determine the agenda for meetings of our Board of Directors.

Our Board of Directors adopted a policy that provides that in the event the Chair of our Board of Directors does not qualify as an independent director, our independent directors will select a Lead Director from among themselves. Mr. Steven G. Norcutt, an independent director of the Company since 2004, currently serves as our Lead Director, a role he was initially appointed to in June 2022. Our Lead Director's role exists, according to our Board's Lead Independent Director Policy, (i) to provide leadership to our Board of Directors when the Board Chair does not qualify as an independent director or the joint roles of Board Chair and Chief Executive Officer could potentially be in conflict; (ii) to ensure that our Board of Directors operates independently of management; and (iii) to provide our directors with an independent leadership contact. Pursuant to our Board's Lead Independent Director Policy, the Lead Director may call meetings of the independent directors.

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 Our Lead Director's responsibilities, as set forth in our Board of Directors' Lead Director Policy, include:

- chairing executive sessions of the independent directors in order to give independent directors an opportunity to fully and frankly discuss issues, and to provide feedback and counsel to the Chair of our Board of Directors and/or our Chief Executive Officer concerning the issues considered;

- reviewing and discussing with the Chair of our Board of Directors the matters to be included in the agenda for meetings of our Board of Directors;

- acting as liaison between our Board of Directors and the Chair of our Board of Directors and/or our Chief Executive Officer;

- establishing, in consultation with the Chair of our Board of Directors and our Chief Executive Officer, and with the Nominating & Corporate Governance Committee, procedures to govern and evaluate our Board of Directors' work, to ensure, on behalf of stockholders, that our Board of Directors is (i) appropriately approving our corporate strategy and (ii) supervising management's progress against achieving that strategy; and

- ensuring the appropriate flow of information to our Board of Directors and reviewing the adequacy and timing of documentary materials in support of management's proposals.

We believe our leadership structure is appropriate because it provides for continuity of executive leadership while fostering leadership succession. Further, we believe our leadership structure is appropriate because the independent Lead Director helps ensure the Board of Directors operates independently of management and provides our directors with an independent leadership contact.

Board Refreshment

The Nominating & Corporate Governance Committee believes it is important to have a mix of experienced directors with a deep understanding of our business and others who bring fresh perspectives. The Nominating & Corporate Governance Committee discusses board refreshment on an annual basis in concert with its assessment of Board size and composition to help ensure that the Board of Directors functions effectively given the size, diversity and complexity of our business and the range of business segments and markets in which we operate.

We recognize the value of nominating individuals who will bring a variety of diverse opinions, perspectives, skills, experiences, backgrounds and orientations to the Board of Directors' discussions and decision-making processes. An overriding principle is that all nominations to our Board of Directors should be based on merit, suitability of the candidate and the needs of our Board of Directors. Subject to those considerations, our Board of Directors recognizes the need to consider director candidates from different backgrounds. Our Corporate Governance Guidelines identifies diversity as one factor the Nominating & Corporate Governance Committee may consider when nominating a candidate for election to our Board of Directors. To that end, the Nominating & Corporate Governance Committee strives for diversity not just in terms of innate factors like gender, race, ethnicity, orientation and age, but also in the categories of background, experience, skills, accomplishments, personal qualities and specific traits that would contribute to our Board of Directors.

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Service on Other Boards

Our Corporate Governance Guidelines provide that, while there is no limit on the number of public company boards on which a director may serve, if a director serves on more than three, his or her service on our Board of Directors shall be subject to our Board’s determination that such simultaneous service on such other boards will not impair his or her ability to effectively serve on our Board of Directors. As of March 1, 2024, none of our directors serve on more than two public company boards (including our Board of Directors). Our Board of Directors considers the Equitable complex of funds to be one public company for purposes of Mr. Clement's service on the board of the multiple funds that comprise the Equitable complex of funds.

Our Board of Directors’ Role in Risk Oversight

We face a variety of risks, including interest rate risk, credit risk, and liquidity risk, many of which are discussed under “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 7A. Quantitative and Qualitative Disclosures About Market Risk,” each included in our Annual Report on Form 10-K for the year ended December 31, 2023. We maintain robust internal control processes and a strong internal control environment that is designed to identify, manage and mitigate material risks and to keep our Board of Directors and its committees informed with respect to risk management matters.

Our Board of Directors' role in risk oversight is consistent with our leadership structure generally. Our Board of Directors has oversight responsibility with regard to the assessment of the major risks inherent in our business and the measures we use to address and mitigate such risks, while our Chief Executive Officer and other members of our senior management team have responsibility for assessing and managing those risks on a day-to-day basis. In performing its oversight role, our Board of Directors believes that an overall review of risk is inherent in its consideration of our long-term strategies and in the transactions and other matters presented to it and that an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to our Chief Executive Officer or other officers of the Company and, as appropriate, to our Board of Directors or relevant committee thereof, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into management and our Board of Directors’ decision-making.

While our Board of Directors is ultimately responsible for our risk oversight, the committees of our Board of Directors assist our Board of Directors in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. As part of its risk oversight process, our Board of Directors and its committees receive regular reports from members of senior management, external auditors, internal audit firms, consultants and other subject matter experts on areas of material risk, including operational, information technology, cybersecurity, environmental, social and governance, financial, legal, regulatory and strategic, in order to review and understand risk identification, risk management and risk mitigation strategies. For example, the Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor, manage and mitigate potential significant risk exposures. Our Board of Directors also exercises oversight of information security risk primarily through the Audit Committee. In providing such oversight, the Audit Committee also discusses our processes and controls with our internal and independent auditors. The Compensation Committee likewise assists our Board of Directors in fulfilling its risk oversight responsibilities with respect to the management of risks associated with compensation program design by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating & Corporate Governance Committee assists our Board of Directors with oversight of risk management relating to corporate governance, Board organization and Board membership.

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Our Board of Directors and management also have responsibility for oversight of risk management pertaining to environmental, social and governance issues, including human capital issues. Our management team has responsibility for developing, implementing and monitoring our corporate social responsibility and environmental sustainability initiatives and identifying, monitoring and reporting material ESG and human capital risks to our Board of Directors. Our Board of Directors, both directly and indirectly through its committees, has oversight responsibility of our identification, monitoring and management of material ESG and human capital risks.

Hedging, Pledging and Certain Other Transactions

We believe it is improper and inappropriate for any of our or our subsidiaries' directors, officers or employees to engage in (i) transactions that hedge or offset, or are designed to hedge or offset, any decrease in market value of our equity securities, (ii) short-term speculative transactions involving our equity securities or (iii) pledging our equity securities as collateral.
Our robust anti-hedging and anti-pledging policy contained within our Insider Trading Policy (the “Anti-Hedging and Anti-Pledging Policy”) prohibits such individuals from:
This policy does not, however, restrict holding, exercising, or settling awards such as options, restricted stock, restricted stock units, or other derivative securities granted under our equity incentive plan.
Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our executive officers, including our principal executive officer and principal financial officer, and to our other employees. We have also adopted a Code of Ethics for Senior Financial Officers, including the principal financial officer. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are both available on our website at www.nymtrust.com, under the “Governance Documents” section of the website.

We intend to comply with the requirements of Item 5.05 of Form 8-K regarding amendments to and waivers under the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions by providing such information on our website within four business days after effecting any amendment to, or granting any waiver under, that code, and we will maintain such information on our website for at least twelve months. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

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Whistleblower Policy

Pursuant to our Code of Business Conduct and Ethics, our employees are encouraged to openly and honestly talk to the Chair of the Audit Committee, any other non-management member of our Board of Directors, supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. We also maintain a whistleblower policy that is posted on our website under the name “Procedures for the Submission, Receipt and Handling of Concerns and Complaints Regarding Internal Controls, Auditing and Compliance Matters” that describes how employees can report any concerns or suspected violations of the Company’s and its affiliates’ respective compliance, accounting, auditing and internal controls practices and procedures to our Corporate Secretary, or in certain cases, directly to the chair of the Audit Committee. Reporting under the whistleblower policy may be done on an anonymous basis. We also have established an independent “hotline” telephone service that may be used by employees who wish to report concerns or suspected violations, on an anonymous basis or otherwise. We prohibit retaliation against employees who report a compliance concern in good faith. Under the whistleblower policy, anyone found responsible for retaliating against an employee who reported a compliance concern in good faith will be subject to disciplinary action, up to and including dismissal.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the written charters of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, on our website at www.nymtrust.com under the “Governance Documents” section of the website. A copy of any of these documents will be provided free of charge to any stockholder upon request in writing to New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016, Attention: Investor Relations. Information at or connected to our website is not and should not be considered a part of this proxy statement.

Director Nominations

The Nominating & Corporate Governance Committee of our Board of Directors performs the functions of a nominating committee, including identifying, evaluating and recommending to our Board of Directors candidates for service on our Board of Directors who satisfy the qualification requirements described in our Corporate Governance Guidelines. The Nominating & Corporate Governance Committee identifies director candidates based on recommendations from directors, stockholders, management and others.

The Nominating & Corporate Governance Committee’s charter provides that the committee will consider candidates recommended by stockholders for service on our Board of Directors. Stockholders should submit any such recommendations for the consideration of the Nominating & Corporate Governance Committee through the method described under “—Communications with Our Board of Directors” below. In addition, any stockholder of record entitled to vote for the election of directors at the 2025 Annual Meeting of Stockholders may nominate persons for election to our Board of Directors if that stockholder complies with the notice procedures summarized in “—Stockholder Proposals for Our 2025 Annual Meeting” below.

The Nominating & Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of our Board of Directors based on various criteria, including a nominee's experience, skills, accomplishments, background, age and diversity, and then reviews those qualifications in the context of the current composition of our Board of Directors and the evolving needs of our business. In addition, the Nominating & Corporate Governance Committee will evaluate a candidate’s independence, diversity, skills and experience in the context of our Board of Directors’ needs.

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We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but our Board of Directors and the Nominating & Corporate Governance Committee strive to nominate directors with a variety of complementary skills and experience so that, as a group, our Board of Directors will possess the appropriate talent, skills and expertise to oversee our business. Both our Board of Directors and the Nominating & Corporate Governance Committee seek a broad range of perspectives and consider many factors, including the personal characteristics (gender, race, ethnicity, age and background, among others) and experience (industry, professional and public service) of directors and prospective nominees to our Board of Directors.

Communications with Our Board of Directors

We provide a process for stockholders to send communications to our Board of Directors. Stockholders can send communications to our Board of Directors and, if applicable, to any committee or to specified individual directors in writing to such committee or individual director, c/o New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016, Attention: Secretary. We do not screen mail, except when warranted for security purposes, and all such letters will be forwarded to our Board of Directors and any such specified committee or individual directors.

Stockholder Proposals for Our 2025 Annual Meeting

Our Board of Directors will provide for presentation of proposals by our stockholders at the 2025 Annual Meeting of Stockholders, provided that these proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals.

Stockholders intending to submit proposals for presentation at our 2025 Annual Meeting of Stockholders must submit their proposals in writing, and we must receive these proposals at our executive offices on or before December 30, 2024 for inclusion in our proxy statement and the form of proxy relating to our 2025 Annual Meeting of Stockholders. We will determine whether or not to include any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the SEC. We will not consider proposals received after December 30, 2024 for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders.

Stockholder proposals (other than proposals submitted for inclusion in our proxy statement as described in the preceding paragraph) and nominations may be included in the agenda for the 2025 Annual Meeting of Stockholders if properly submitted in accordance with our bylaws. Our current bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given in writing to our Secretary not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our bylaws must be delivered in writing via personal delivery or United States certified mail, postage prepaid to our Secretary c/o New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016, not earlier than November 30, 2024, and not later than December 30, 2024. Any such nomination or proposal must include the information and other materials required by our bylaws. Additionally, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 25, 2025.

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Directors Attendance at Meetings of our Board of Directors and Annual Meeting

Our Board of Directors held eight meetings, including quarterly meetings, during 2023. All directors who were members of our Board of Directors for the year ended December 31, 2023 attended 75% or more of the aggregate number of meetings of the Board of Directors and its committees on which they served during 2023.

We have a policy that directors attend the Annual Meeting of Stockholders. All of our directors attended the 2023 Annual Meeting of Stockholders.

Board Evaluation Policy

Pursuant to our Corporate Governance Guidelines and the charters of our Audit, Compensation and Nominating & Corporate Governance Committees, our Board of Directors and each of these committees conduct an annual self-assessment to determine whether our Board of Directors and its committees are functioning effectively. The self-assessment process, over which the Nominating & Corporate Governance Committee has oversight, is typically conducted in an open discussion format that addresses specific areas of focus around fiscal year end, with the results of the self-assessments considered again when the Nominating & Corporate Governance Committee commences its discussions during the following year with regard to Board and committee composition. Our full Board of Directors typically participates in the committee self-assessments as well. The Board self-assessment focuses on a number of areas, including:

Areas in which the recent Board and committee self-assessments have led to further focus and enhancement include improved organization of board materials and reformatting of board and committee meetings to allow for greater efficiency and effectiveness.

Succession Planning

Our Board of Directors understands the importance of succession planning. Pursuant to our Corporate Governance Guidelines, our Board of Directors, along with the Nominating & Corporate Governance Committee and our Chief Executive Officer, on at least an annual basis, analyze the current management team, identify possible successors to senior management, and maintain a succession plan, including succession in the event of an emergency relating to, or retirement of, the chief executive officer.

Information Security

We, together with our third-party vendors, employ information technology including networks, systems, and applications to support our business processes and decision-making across the Company. Our information technology is connected to support the flow of information across our business processes. As such, our information technology infrastructure is susceptible to cybersecurity threats. We monitor our information security procedures and risk management systems and implement initiatives aimed at improving our cybersecurity measures. Our process for assessing, identifying, and managing information security risks include:

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•Internalization of Information Security Management. We have internalized our information security oversight by hiring a full time Head of Information Technology that has over 20 years of experience in managing information technology and guiding organizations through technology strategy, cybersecurity risk mitigation, information technology process improvement initiatives and digital transformations. He also possesses relevant experience in improving a company's cybersecurity posture and data privacy policies. He holds a Bachelor of Science degree in Information Systems and oversees all of our information security initiatives, assesses cybersecurity risks, provides cybersecurity solution plans, identifies opportunities for the implementation of additional cybersecurity procedures and provides cybersecurity training to our employees and executives.

•Third-Party Consultant. We engage a third-party information security consultant to assist in managing our risk posture. This consultant conducts periodic tests and analyses of our defensive and detective information security controls, including annual penetration tests and risk assessments as well as regular vulnerability scans and assessments. The consultant also provides live, interactive annual information security training to our employees and monitors the effectiveness of such training through quarterly phishing campaigns. The consultant also assists us in managing cybersecurity risks associated with third-party service providers by administering a due diligence questionnaire for the Company's third-party service providers that is inclusive of a cybersecurity risk assessment and provides guidance for remediation of security gaps.

•Current Plans and Procedures. The Company has implemented an incident response plan (“IRP”) and a Business Continuity Plan ("BCP"). The IRP establishes the organization, actions and procedures for recognizing and responding to information security incidents; assessing incidents; notifying the appropriate individuals, regulators or organizations about any incident; organizing the Company’s response activities; escalating the Company’s response efforts to named executive officers and the Board of Directors based on the severity of the incident; and supporting the business recovery efforts made in the aftermath of any incident. The IRP is designed to minimize the operational and financial impacts of an information security incident and is designed to be activated when a local incident responder determines that an incident has occurred. Similarly, our BCP provides details on information security incident response and subsequent business recovery actions.

•Risk Identification and Mitigation. The Company aims to identify and mitigate information security risks using the National Institute of Standards and Technology Cybersecurity Framework (the “NIST Framework”). This does not imply that we meet any particular technical standards, specifications, or requirements, only that we use the NIST Framework as a guide to help us identify and mitigate information security risks relevant to our business. The Company seeks to identify potential risks through various software programs which perform asset and patch management; monitor desktops, laptops and servers; map networks and inventories; and audit file servers. The Company aims to protect itself from potential risks through the implementation of software programs which provide protective measures such as single sign-on, multi-factor identification, content filtering, disk encryption, regular patches and inside threat protection. The Company has implemented a suite of software programs to detect information security events, plans to respond to information security events in accordance with the IRP and BCP, and aims to take proactive steps to recover from information security events through its Disaster Recovery Plan.

•Insurance. We maintain an information security risk insurance policy.

•Enterprise Risk Assessment. The Company completes an annual enterprise risk assessment that includes cybersecurity risks and mitigants. The results of the enterprise risk assessment are shared with the Board of Directors on an annual basis.

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•Implemented Programs for a Hybrid Work Environment. We have implemented initiatives relating to mobile device management, cloud storage services, endpoint protection, and identity and access management. For example, we have implemented a service that focuses on mobile device management and mobile application management, as well as data classification and file server data loss protection measures. We have further implemented endpoint protection and endpoint detection and response which provides visibility that is designed to identify unauthorized systems and applications.

•Ongoing Monitoring. Our information security procedures are designed to evolve as information security risks and considerations change over time.

Our Board of Directors exercises oversight of information security risk primarily through the Audit Committee. The Head of Information Technology regularly provides information security updates to named executive officers and briefs our Board of Directors or Audit Committee on relevant information security issues at least twice a year. We also provide periodic cybersecurity training for members of our Board of Directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no material related party transactions during 2023.

Related Person Transaction Policy

Our Board of Directors has adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and (i) all material facts about the transaction, (ii) the benefits to us of the related party transaction, (iii) if applicable, the availability of other sources of comparable products and services and (iv) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Our Secretary, together with outside legal counsel, would then assess whether the proposed transaction is a “related person transaction” and, if so, communicate that information to the Audit Committee. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, amendment or termination of such transaction. Our policy requires any member of the Audit Committee who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Indemnification Agreements

As previously disclosed, in connection with a review and update of our Bylaws on April 20, 2020, which included, among other things, updates to the indemnification provisions and a provision that permits stockholders, in addition to our Board of Directors, to alter or repeal any provisions of our Bylaws, our Board of Directors determined to also have our directors and executive officers enter into indemnification agreements with us. Since that time, we have entered into indemnification agreements with each of our directors and executive officers (each an “Indemnitee”). Each such indemnification agreement provides, among other things, for indemnification, to the maximum extent permitted by Maryland law, against liabilities arising out of the Indemnitees’ performance of their duties to the Company. The indemnification agreements provide for advancement of expenses and certain limits on each indemnitee’s right to indemnification. No amounts have been paid by us to these individuals pursuant to the indemnification agreements.

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COMPENSATION OF DIRECTORS

As compensation for serving on our Board of Directors in 2023, our non-employee directors generally received a combination of a cash retainer of $30,000 per quarter and a grant of common stock having a value of approximately $120,000 on the applicable day of grant, which typically occurs on or about the date of our annual meeting of stockholders. Under our director compensation program, an independent director has the option to elect to receive all or any portion of the value of his or her cash retainer in shares of common stock. During 2023, our Chief Executive Officer only received compensation for his services as our officer and received no additional compensation for his service on our Board of Directors. Effective January 1, 2023, the Chairman of our Board of Directors was no longer an executive officer of our Company and, as such, was compensated in a manner similar to the compensation paid to our independent directors for the fiscal year ending December 31, 2023. Our directors have been, and will continue to be, reimbursed by us for reasonable out-of-pocket expenses incurred in connection with their service on our Board of Directors and any and all committees thereof.

The following table presents information relating to the total compensation of our directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash		Stock Awards and Fees Earned or Paid in Common Stock (1)		Total
Steven R. Mumma	$120,000		$120,000	(2)	$240,000
Eugenia R. Cheng	$120,000		$120,000	(2)	$240,000
Michael B. Clement	$60,000	(3)	$120,000	(2)	$180,000
Audrey E. Greenberg	$120,000		$120,000	(2)	$240,000
Steven G. Norcutt	$120,000		$120,000	(2)	$240,000
Lisa A. Pendergast	$120,000		$120,000	(2)	$240,000

(1)All of the shares issued to our non-management directors were non-forfeitable as of the date of grant and were issued under the 2017 Stock Plan (as defined in “Executive Compensation—Certain Defined Terms”). The amounts shown in this column represent the grant date fair value of the stock computed in accordance with FASB Accounting Standards Codification ("ASC") Topic 718. None of our independent directors held any unvested equity or equity-based awards as of December 31, 2023.

(2)Represents the June 2023 stock award of 11,953 shares of common stock per director.

(3)Mr. Clement elected to receive 100% of his quarterly cash retainer for the period July 1, 2022 through June 30, 2023 in shares of our common stock, all of which was issued at the time of the June 2022 stock awards. The value associated with such stock award was reported in the Director Compensation Table included in our proxy statement for the fiscal year ended December 31, 2022. As such, the amounts reported herein for Mr. Clement do not include the value of such award in lieu of the cash retainer for the applicable period.

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Non-Employee Director Stock Ownership Guidelines

Our Board of Directors believes that significant ownership of our common stock by our directors helps to align the interests of our directors with those of our stockholders and is consistent with our commitment to sound corporate governance. Pursuant to our Director Stock Ownership Guidelines approved by our Board of Directors, non-employee directors are required to hold our common stock with a value equivalent to three times their annual cash retainer, or $360,000. The value of qualifying shares held by a director is calculated as the sum of the gross purchase price (in the case of open market purchases) and grant date fair value (in the case of equity awards) of qualifying shares. Our non-employee directors have from the later of five years from the adoption of the Director Stock Ownership Guidelines or the fifth anniversary of the date of the director’s commencement of service on our Board of Directors to comply. At any time that a director is not in compliance with these guidelines, such director will not be permitted to sell or dispose of any shares of our common stock except to the extent that such sale or disposal relates to payment of taxes associated with the vesting of restricted shares or an award of common stock. As of the date of this proxy statement, all non-employee directors have either exceeded their ownership requirement or remain within the five-year compliance period. For more information on the share ownership of our non-employee directors, see “Share Ownership of Certain Beneficial Owners and Our Directors and Executive Officers” herein.

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EXECUTIVE OFFICERS

The following biographies contain information regarding our executive officers. These officers are appointed annually by our Board of Directors and serve at the Board of Directors’ discretion.

For information on Mr. Serrano, please see his biographical description provided above under the caption “Proposal No. 1: Election of Directors—Nominees for Election as Directors.”

Nicholas Mah is our President. Mr. Mah was named President of the Company effective January 1, 2023. Prior to being named our President, Mr. Mah was a Managing Director of the Company, where he was responsible for the Company's portfolio management and trading of mortgage securities and whole loans since July 2018. Prior to joining the Company, Mr. Mah was a Portfolio Manager and Managing Director at Oak Hill Advisors, L.P. (“OHA”), where he was one of the founding members of OHA’s mortgage business. Over the course of his tenure at OHA, he had responsibilities encompassing portfolio management, trading and financing of residential mortgage securities and whole loans. Prior to joining OHA in 2008, Mr. Mah worked at The Blackstone Group and Fortress Investment Group, where he was involved in asset management, investment analysis and trading across a variety of distressed securitized product sectors. He earned a Bachelor of Science degree from Carnegie Mellon University, where he graduated with University Honors.

Nicholas Mah
Age: 42

Kristine R. Nario-Eng is our Chief Financial Officer and Secretary. Ms. Nario-Eng was named Chief Financial Officer of the Company effective May 14, 2014. Ms. Nario-Eng previously served as the Company’s Controller, a position she held since joining the Company in November 2012. Prior to joining the Company, Ms. Nario-Eng was an Assistant Vice President at Deutsche Bank AG (and certain of its affiliates) from August 2010 to November 2012, where she held positions in financial control and accounting services. Prior to joining Deutsche Bank AG, Ms. Nario-Eng was employed at Grant Thornton LLP from October 2005 to August 2010, where she gained experience in managing and supervising financial statement audits of privately- and publicly-held companies in various industries, including hedge funds, broker-dealers, private equity companies and REITs. Ms. Nario-Eng is a Certified Public Accountant (inactive) and graduated Cum Laude from the University of Santo Thomas, Manila, Philippines.

Kristine R. Nario-Eng
Age: 44

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of April 18, 2024, regarding our common stock owned of record or known by us to be owned beneficially by each person owning more than five percent of our common stock, each director and nominee for director, each named executive officer and all directors, nominees and executive officers as a group. As of April 18, 2024, we had 91,231,039 shares of common stock outstanding. Except as noted below, each of the stockholders identified in the table below has sole voting and investment power over the common stock beneficially owned by that person and the address for each individual listed below is: c/o New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York 10016.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class
BlackRock, Inc. (2)	15,229,986		16.7%
The Vanguard Group (3)	6,159,902		6.8%
Steven R. Mumma	501,169		*
Jason T. Serrano	289,624	(4)	*
Nicholas Mah	185,817	(5)	*
Kristine R. Nario-Eng	126,239	(6)	*
Nathan R. Reese (7)	73,601		*
Steven G. Norcutt	79,688		*
Michael B. Clement	64,169		*
Lisa A. Pendergast	54,485		*
Audrey E. Greenberg	28,222		*
Eugenia R. Cheng	21,599		*
All directors, nominees and current executive officers as a group (9 persons)	1,351,012		1.5%

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*	Represents less than one percent of our issued and outstanding shares.
(1)
The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (i) any shares as to which the person or entity has sole or shared voting power or investment power and (ii) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after April 18, 2024, including any shares which could be purchased by the exercise of options at or within 60 days after April 18, 2024.

(2)
Information based on a Schedule 13G filed with the SEC on January 22, 2024 by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001. The reporting person has sole voting power over 15,012,018 shares of common stock and sole dispositive power over 15,229,986 shares of common stock. The reporting person has shared voting power and shared dispositive power over zero shares.

(3)
Information based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. The reporting person has sole voting power over zero shares of common stock and sole dispositive power over 6,023,655 shares of common stock. The reporting person has shared voting power over 56,567 shares of common stock and shared dispositive power over 136,247 shares of common stock.

(4)
The number of shares of common stock excludes 80,679 unvested restricted stock units and 227,732 unvested performance stock units, which represents the aggregate target amount of unvested performance stock units issued to Mr. Serrano in 2022 and 2023.

(5)
The number of shares of common stock excludes 56,295 unvested restricted stock units and 154,665 unvested performance stock units, which represents the aggregate target amount of unvested performance stock units issued to Mr. Mah in 2022 and 2023.

(6)
The number of shares of common stock excludes 23,731 unvested restricted stock units and 69,146 unvested performance stock units, which represents the aggregate target amount of unvested performance stock units issued to Ms. Nario-Eng in 2022 and 2023.

(7)
Mr. Reese ceased serving as the Company's Chief Operating Officer and Secretary, effective April 26, 2023 and, as result, is not included in the total number of shares of our common stock beneficially owned by our directors, director nominees and current executive officers as a group. Mr. Reese's address is 1 Nautilus Lane, Hampton Bays, New York 11946.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We are an internally-managed real estate investment trust, or REIT, for U.S. federal income tax purposes, in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our targeted investments include (i) residential loans, including business purpose loans, (ii) structured multi-family property investments such as preferred equity in, and mezzanine loans to, owners of multi-family properties, (iii) Agency RMBS, (iv) non-Agency RMBS, (v) CMBS and (vi) certain other mortgage-, residential housing- and credit-related assets and strategic investments in companies from which we purchase, or may in the future purchase, our targeted assets. Our hybrid investment strategy and the mortgage REIT industry in which we operate require that we maintain a highly qualified executive management team with strong operational skills.

The information set forth under this Compensation Discussion and Analysis (“CD&A”) section describes the executive compensation program that was in place for 2023 for our Chief Executive Officer (Jason T. Serrano), our President (Nicholas Mah), our Chief Financial Officer (Kristine R. Nario-Eng) and our former Chief Operating Officer and Secretary (Nathan R. Reese), who ceased serving in that position effective April 26, 2023 (collectively, our NEOs). We had no other NEOs in 2023.

This CD&A explains the overall objectives, elements and policies underlying our named executive officer compensation program for 2023. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Future compensation programs that we adopt may differ materially from current programs.

Stockholder Engagement and Say-on-Pay

At our 2023 Annual Meeting of Stockholders, we held an advisory vote to approve our named executive officer compensation for the year ended December 31, 2022 (the “2023 Say-on-Pay Proposal”). While the 2023 Say-on-Pay Proposal received approval from approximately 62% of the shares voted, this level of approval was notably lower than the approximately 95%, 96% and 97% approval received for the advisory vote on executive compensation at our 2020, 2021 and 2022 Annual Meetings of Stockholders, respectively. In response, the Compensation Committee and our full Board of Directors considered the results of the 2023 Say-on-Pay Proposal and undertook an extensive evaluation of our executive compensation program and made a concerted effort to reach out to our top ten largest stockholders, including multiple outreach communications, to understand their views on our executive compensation program and company. Following such conversations and stockholder outreach, the Compensation Committee and our Board of Directors took deliberate action to adjust certain components of our executive compensation program, including:

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Stockholder Engagement and Responsive Actions Taken

Following our 2023 Annual Meeting of Stockholders through the first quarter of 2024, our Chief Executive Officer, President, Lead Independent Director, Chair of the Compensation Committee and a member of our investor relations team engaged in outreach efforts, with our ten largest stockholders by number of shares held as of April 1, 2024. These ten stockholders hold approximately 40% of the outstanding shares of our common stock as of April 1, 2024. An incremental 10% of ownership of our common stock is widely dispersed across an additional 18 stockholders as of April 1, 2024. We highly value the dialogue with our stockholders, share their feedback with our entire Board of Directors and endeavor to enhance our practices and reporting to address stockholder perspectives and interests.

As a result of our outreach efforts, we engaged with approximately 26% of the outstanding shares of our common stock as of April 18, 2024. Feedback from these interactions has been instrumental in shaping our approach to governance and compensation strategies. Among the responses received, we noted positive acknowledgment of our prior proxy statement, recognizing its comprehensive disclosures and quality, particularly relative to the scale of our Company. While our two largest stockholders did not raise objections to our exercise of positive discretion, they expressed a preference for more transparent explanations regarding compensation determinations.

Furthermore, stockholders highlighted a desire for disclosures concerning the expertise and backgrounds of our directors, insights into the Compensation Committee’s rationale for the use of positive discretion in executive compensation decisions, and our Board of Directors' approach to addressing feedback from proxy advisory firms regarding our executive compensation program. Subsequently, we have incorporated a board skills matrix to highlight the diverse qualifications of our directors, pertinent to our Company’s needs (see page 20). Additional feedback included observations that executives might receive increased compensation during challenging market conditions due to heightened responsibilities, which may be influential in retaining key personnel.

Furthermore, constructive feedback was received regarding concerns about reliance on a single performance metric (i.e., Adjusted total economic return (“TER”) in the Annual Incentive's quantitative measure) and the use of positive discretion by the Compensation Committee in determining payments under the annual incentive plan.

In light of this feedback from stockholders and the commentary published by proxy advisory firms, the Compensation Committee and our Board of Directors determined to conduct a comprehensive review of our executive compensation program in order to determine whether adjustments were appropriate. As a result of such review, we implemented the following meaningful updates and changes to our executive compensation program:

•Adopted an updated form of PSU award agreement (the “2024 PSU Agreement”), to be used for awards of PSUs granted in 2024 and thereafter, which raises the level of achievement threshold at which 100% of the target PSUs become earned from the 50th percentile relative to our identified performance peer group to the 55th percentile relative to our identified performance peer group. The 2024 PSU Agreement also caps the total number of target PSUs that become earned at 100% of the target number of PSUs in the event that our TSR for the relevant performance period is negative (regardless of the level of performance relative to our TSR performance goal). We implemented these changes with the 2024 PSU Agreement in order to enhance the alignment of our executive officers’ compensation with our own financial performance, incentivize performance above the median performance of our peer group, and limit compensation in periods of declining financial performance, as applicable. From a review of the executive compensation programs of the members of our peer group, we believe that both of these adjustments contained in the 2024 PSU Agreement result in meaningfully more rigorous performance requirements applicable to our awards of PSUs than what has been implemented by a substantial majority of companies in our peer group with respect to their performance-based equity awards.

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•Eliminated the availability and use of positive discretion under our 2024 Annual Incentive Plan. In addition, with respect to annual incentive awards under the 2023 Annual Incentive Plan, the Compensation Committee discontinued the use of positive discretion when certifying the amounts earned by each executive officer. We implemented the elimination of positive discretion under our 2024 Annual Incentive Plan, in part, to enhance and emphasize the performance-based nature of our annual incentive plan, which provides that our NEO's annual incentive compensation is weighted 75% on the achievement of specific and quantified corporate financial objectives.

•Modified the quantitative component applicable to annual incentive awards under our 2023 Annual Incentive Plan to provide that 50% of the quantitative component would be based on performance against an absolute Adjusted TER measure and 50% would be based on performance against a relative Adjusted TER measure (as opposed to 100% of the quantitative component being based on performance against an absolute Adjusted TER measure under the 2022 Annual Incentive Plan). The Compensation Committee believes that the combination of equally weighted absolute and relative performance measures will provide a more comprehensive and effective assessment of management performance than that provided by a single absolute measure of performance under the quantitative component, particularly during periods of difficult or volatile market conditions such as those experienced in 2020 and portions of 2022 and 2023, and thus renders the availability of positive discretion under our annual incentive plans as unnecessary.

•Adopted a clawback policy in compliance with SEC and Nasdaq rules which provides for recoupment, in the event we are required to prepare an accounting restatement, of erroneously awarded incentive-based executive compensation paid based on misstated financial reporting measures.

Stockholder Outreach Program

In addition to our routine stockholder communications, our enhanced outreach program encompasses strategic engagement through the Proxy Statement, Annual Meeting and Stockholder Engagement as delineated below. These phases collectively represent opportunities to augment stockholder engagement, transparency, and alignment with our primary stakeholders' interests. By leveraging diverse communication channels, we aim to cultivate substantive dialogue and fortify relationships with our stockholders.

•Proxy Statement
The Proxy Statement not only fulfills regulatory obligations but also serves as a platform to highlight our governance practices, executive compensation policies, and corporate responsibility initiatives. Through the use of comprehensive disclosure that explains or provides our rationale for our various decisions, policies and programs, we aim to reinforce transparency and accountability with our stockholders.

•Annual Meeting
The Annual Meeting represents a pivotal event wherein stockholders and companies convene to deliberate on significant corporate governance, executive compensation, and other matters. Beyond voting on specific matters on the meeting's agenda, it provides a platform for stockholders to directly communicate views and concerns to leadership.

•Stockholder Engagement
As a proactive initiative, Stockholder Engagement entails comprehensive outreach to and engagement with stockholders to facilitate further clarification of stockholder concerns regarding corporate governance, executive compensation, and corporate responsibility matters. Tailored outreach to key stockholders ensures personalized attention, while feedback garnered during this period informs future decision-making, aligning corporate initiatives with stockholder expectations where appropriate.

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We believe that good governance includes maintaining a consistent and transparent dialogue with our stockholders and that understanding the perspectives and interests of stockholders, and sharing that information with our Board of Directors, helps contribute to the Company’s long-term success. We continue to engage in stockholder outreach through various engagement channels and solicit feedback on our executive officer compensation program and other topics. We are committed to engaging with our stockholders on a regular basis and incorporating their comments and addressing their concerns regarding our operations when and as appropriate.

NEO Compensation Program Objectives for 2023

The Compensation Committee of our Board of Directors is responsible for establishing and administering policy, on an annual basis, with respect to the compensation of our NEOs. We are committed to providing an executive compensation program that supports the following goals and philosophies:

Structure of Our 2023 NEO Compensation Program

As discussed in more detail herein, our 2023 NEO compensation program is comprised of the following primary compensation elements:

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Management’s Assessment of our Performance in 2023

Over the past several years, mortgage REITs have experienced significant volatility in their markets, starting first with the significant market disruption in March 2020 related to the COVID-19 pandemic, followed by the robust economic recovery from that downturn that was countered by the rapidly rising interest rate environment and related volatility that commenced in 2022 and continued throughout a good portion of 2023. In an effort to subdue inflation, the Federal Reserve ultimately increased the federal funds target rate by a combined 525 basis points during 2022 through July 2023, which was the fastest pace of increases in history. In response, we chose to significantly curtail our investment activity and pipeline late in the second quarter of 2022 shortly after the Federal Reserve’s first rate hike of this cycle, allowing a significant portion of our portfolio to run-off through the first quarter of 2023. By adopting this approach, we endeavored to conserve capital, preserve liquidity and limit what we believed was material credit risk from investments underwritten to peak real estate valuations in 2022. In doing so, we recognized that such an approach would have a negative short-term impact on our interest income and earnings but would better position us to deploy capital in anticipation of superior market return opportunities ahead. In addition, throughout most of 2023, certain of the multi-family properties held by our joint venture equity investments experienced declines in estimated fair value primarily due to widening cap rates and lower net operating income driven, in large part, by higher interest and operating expenses at the properties, which negatively impacted both earnings and our measures of book value.

Despite these challenges, beginning in the second quarter of 2023, we began rebuilding our interest income through greater investment activity, particularly in assets with less price sensitivity to credit deterioration like Agency RMBS, and stabilizing our investment portfolio. Over the course of the final three quarters of 2023, we experienced solid momentum in our portfolio acquisition activities and the growth of our interest income. On a net basis, our investment portfolio increased by approximately $1.3 billion during the year, with repayments received from our short-duration business purpose loans, opportunistic sales of residential loans and investment securities and impairments offsetting some of our investment activity.

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The following summarizes certain of our key financial results and operational initiatives in 2023.

Highlights of Our NEO Compensation for 2023

The following is a summary of the highlights of our NEO compensation for 2023:

•compensation actually paid to our NEOs in 2023 was $7.3 million.

•approximately 67% of the total compensation (as disclosed in the "Summary Compensation Table" below) awarded to our NEOs in 2023 is subject to time-based or performance-based conditions;

•base salary represented 18% of total compensation for our NEOs, including 2023 Long-Term EIP awards, and just 15% of our Chief Executive Officer's total compensation in 2023; and

•approximately 50% of the total compensation for our NEOs in 2023, including 2023 Long-Term EIP awards, was issued pursuant to a performance-based incentive plan or award, while 56% of our Chief Executive Officer's total compensation in 2023 was issued pursuant to a performance-based incentive plan or award.

Compensation Developments During 2023

As mentioned above, Nathan R. Reese ceased serving as the Company’s Chief Operating Officer, effective April 26, 2023. Mr. Reese was employed continuously by the Company from 2004 until his departure on July 31,2023, including serving in various critical roles as an executive officer of the Company from 2009 to his resignation on April 26,2023. The Company considers Mr. Reese’s cessation of service to constitute a resignation for good reason. Upon Mr. Reese's resignation, the position of Chief Operating Officer ceased to exist and, as of the date of this proxy statement, the Company has no current intention to hire, a replacement Chief Operating Officer.

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In connection with his resignation,, Mr. Reese agreed to provide consulting services to the Company through July 31, 2023 in order to assist in the transition of his duties, including, among other things, leadership and oversight of daily operations, servicing, treasury, aspects of office administration and information technology, to others at the Company. As such, Mr. Reese entered into an agreement with the Company (the “Reese Consulting Agreement”), which set forth the terms for the retention of Mr. Reese’s consulting services during the transition period and other understandings between the Company and Mr. Reese, including those related to confidentiality and non-disparagement obligations. In exchange for entering into the Reese Consulting Agreement and agreeing to provide consulting services during the transition period, and subject to his execution and non-revocation of a release of claims, Mr. Reese received a payment following the completion of the transition period in the amount of $700,000, less applicable taxes and withholding, and a payment for the cost of continued health coverage for Mr. Reese and his dependents under the Company’s existing health plan under COBRA through December 31, 2023.

Certain Defined Terms

The following defines certain of the commonly used terms in this “Executive Compensation” section:

•“2017 Stock Plan” refers to the equity incentive plan initially approved by our stockholders at the 2017 Annual Meeting of Stockholders of the Company, as amended, pursuant to which we may grant equity compensation awards;

•“2021 Long-Term EIP” refers to our Long-Term Equity Incentive Program that provides for the grant to our NEOs and certain other key employees in 2021 of PSUs that became earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2021 and ended on December 31, 2023 and restricted stock units ("RSUs") subject to time-based vesting conditions that vest ratably on January 1, 2022, 2023 and 2024;

•“2022 Long-Term EIP” refers to our Long-Term Equity Incentive Program that provides for the grant to our NEOs and certain other key employees in 2022 of PSUs that will become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2022 and ends on December 31, 2024 and RSUs subject to time-based vesting conditions that vest ratably on January 1, 2023, 2024 and 2025;

•“2023 Long-Term EIP” refers to our Long-Term Equity Incentive Program that provides for the grant to our NEOs and certain other key employees in 2023 of PSUs that will become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2023 and ends on December 31, 2025 and RSUs subject to time-based vesting conditions that vest ratably on January 1, 2024, 2025 and 2026;

•“2024 Long-Term EIP” refers to our Long-Term Equity Incentive Program that provides for the grant to our NEOs in 2024 of PSUs that will become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2024 and ends on December 31, 2026 and RSUs subject to time-based vesting conditions that vest ratably on January 1, 2025, 2026 and 2027;

•“2021 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2021;

•“2022 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2022;

•“2023 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2023; and

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•“2024 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2024.

Employee Stock Ownership Guidelines

Our Board of Directors believes that significant ownership of our common stock by our executive officers helps to align the interests of our officers with those of our stockholders and is consistent with our commitment to sound corporate governance. Pursuant to our Employee Stock Ownership Guidelines approved by our Board of Directors, our Chief Executive Officer and our President are required to own shares of our common stock having a value equal to at least five and four times, respectively, their base salary, while our other executive officers are required to own shares of our common stock having a value equal to at least two times their base salary and have from the later of five years from the adoption of these guidelines for a specified executive or the fifth anniversary of such executive officer’s appointment to such position to comply. The value of qualifying shares held by an executive officer is calculated as the sum of the gross purchase price (in the case of open market purchases) and grant date fair value (in the case of equity awards) of qualifying shares. At any time that our executive officers are not in compliance with these guidelines, he or she will not be permitted to sell or dispose of any shares of our common stock except to the extent that such sale or disposal relates to payment of taxes associated with the vesting of equity awards, including restricted stock, RSUs and PSUs. As of the date of this proxy statement, each of our executive officer's stock ownership complies, or is within the five-year window to satisfy compliance, with our Employee Stock Ownership Guidelines.

For more information on the share ownership of our executive officers, see “Share Ownership of Certain Beneficial Owners and Our Directors and Executive Officers” herein.

Scope of Authority of Compensation Committee

The Compensation Committee has overall responsibility for approving, evaluating and, in some cases, recommending to our Board of Directors, on an annual basis, director and officer compensation plans, policies and programs, including determining salaries, annual cash incentive awards, long-term equity incentive awards, restricted stock awards, employment, change in control and termination arrangements and director fees. Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate and pay any compensation consultant to be used to assist in the evaluation of director and senior executive compensation, as well as the authority to retain special legal, accounting or other consultants to advise the committee and may form subcommittees and delegate its authority to such subcommittees.

Role of Our Independent Compensation Consultant

The Compensation Committee first engaged Pearl Meyer in the fall of 2019 to serve as its independent compensation consultant on executive and director compensation matters for 2020. The Compensation Committee has continued to utilize Pearl Meyer as its independent compensation consultant each year since 2019. In the fall of 2021, Pearl Meyer performed a market pay analysis of our NEOs versus industry peers and a review of the design of our 2022 compensation programs for our executives, including as it relates to the leadership transition of our Chief Executive Officer from Mr. Mumma to Mr. Serrano in 2022. In 2023, Pearl Meyer consulted with and provided feedback to the Compensation Committee on the various features of our 2023 compensation programs and participated in calls with members of management. The Compensation Committee also had Pearl Meyer conduct a review of the Company's executive compensation program again in the fall of 2023. Pearl Meyer reported directly to the Compensation Committee. The Compensation Committee reviews annually Pearl Meyer’s performance and provides Pearl Meyer with direct feedback during its engagement.

The Compensation Committee recognizes that it is essential to receive objective advice from its compensation advisers. To that end, the Compensation Committee assessed the independence of Pearl Meyer pursuant to the Compensation Committee’s charter and SEC rules and concluded that Pearl Meyer is and continues to be independent. In addition, the Compensation Committee concluded that Pearl Meyer's work for the Compensation Committee has not raised any conflicts of interest.

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Process for Setting Executive Compensation

Overview

The Compensation Committee has primary responsibility for reviewing, setting and approving the compensation of our Chief Executive Officer and reviewing, approving and recommending to our Board of Directors compensation for our other NEOs in a manner that is effective and consistent with our overall executive compensation strategy. The Compensation Committee reviews on an individual basis the performance of our NEOs and, with respect to the compensation of our NEOs who are not the Chief Executive Officer, it also considers the recommendations of our Chief Executive Officer.

The Compensation Committee generally reviews compensation levels for our NEOs near the beginning of each calendar year in determining base salaries and projected ranges for total compensation for the new fiscal year, and then meets again following the end of such fiscal year to review the Company’s and each NEOs’ actual performance, at which time it typically makes determinations with respect to annual cash and equity incentive compensation. With respect to long-term equity incentive awards, the Compensation Committee generally intends to make award determinations near the beginning of the performance period of the applicable award. In situations where we hire or promote a new NEO during the fiscal year, the Compensation Committee may make base salary and incentive compensation determinations in close proximity to the NEO's hiring or promotion date. The Compensation Committee may also adjust or modify awards subsequent to the initial grant date to give effect to changes to base salary that may occur during any given year.

The Compensation Committee reviews all elements of compensation and total compensation payable to each of our NEOs. As part of its annual review of the compensation of our NEOs, the Compensation Committee typically considers a number of factors in determining or structuring compensation, including the nature of the executive’s job and the responsibilities related thereto, the executive’s job performance compared to goals and objectives established for the Company and the executive at the beginning of the year and in relation to actual market conditions, the experience level of the executive in his or her current position, the compensation levels of competitive jobs within a peer group of companies selected by the Compensation Committee with the assistance of our independent compensation consultant, our financial performance and financial condition on an absolute and relative basis, the execution of our investment and financing strategy, the impact of compensation determinations on our budgeted operating expense ratios, individual contributions to our mission, values and longer-term strategic goals and certain other factors. These factors described above may vary from year to year in importance to, and usage by, the Compensation Committee, depending upon market conditions, corporate priorities and individual circumstances.

The Compensation Committee also reviews and makes recommendations to our Board of Directors annually with respect to the compensation of our non-management directors. In setting director compensation, our Board of Directors generally considers the compensation practices and levels for directors paid by a peer group selected by the Compensation Committee and by other mortgage REITs, as well as the expected time commitment from the non-management directors in such year.

Compensation Benchmarking and Use of Peer Groups

In 2019, the Compensation Committee engaged an independent compensation consultant, FPL Associates, L.P. ("FPL"), in part, to benchmark the compensation levels and practices relating to our NEOs and other officers against a larger sample size of industry-based compensation levels and practices. With the assistance of FPL, the Compensation Committee conducted a benchmarking analysis for 2019 with respect to the compensation levels and practices of our NEOs. In the fall of 2019, Pearl Meyer was engaged to benchmark base salaries, total annual compensation (i.e., base salary + compensation paid under our annual incentive plan) and total direct compensation (i.e., base salary + compensation paid under our annual incentive plan + target payouts under our Long-Term EIPs).

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In the fall of 2021, in preparation for a leadership transition, the Compensation Committee engaged Pearl Meyer to conduct a market pay analysis for our NEOs compared to the NEOs of our peer group and to recommend changes, as necessary, to maintain or improve competitiveness for talent. In 2023, Pearl Meyer again reviewed the peer group used by the Compensation Committee in its compensation considerations. While it is the Compensation Committee’s goal to provide compensation opportunities that are responsive to both individual and corporate-level performance and that are competitive within industry standards and among our peers, the Compensation Committee has not established a policy of directly linking compensation for our NEOs to any specific target market percentile for NEO pay levels. The Compensation Committee has historically taken the view that because pay practices and compensation levels among participants in our industry can vary significantly from one year to the next and the information regarding those practices and levels is often times outdated by the time it becomes publicly available, the use of a specific target market position may not necessarily reflect the Compensation Committee’s assessment of performance as the primary driver of pay levels. Instead, the Compensation Committee attempts to structure our executive compensation program for our NEOs in a manner that is both competitive enough to retain their services and appropriately rewards their performance, but is also consistent with our needs from an expense perspective.

At the outset of the benchmarking process, the Compensation Committee reviewed, with the assistance of its compensation consultant, the possible composition of our peer group, including the size of the peer group and the rationale for including certain companies, each of which have similarity to us based on one or more factors, including business focus, size and/or geography. Because of the limited compensation information available for mortgage REITs, the Compensation Committee has, with input from its compensation consultants, developed a peer group that extends beyond mortgage REITs. This peer group also includes other real estate-focused or related finance companies, each of which have similarity to us based on business focus, size (based on equity market capitalization) and/or geography and the executives of which are required to have similar skills and experience as our executives. In addition, this peer group may include companies that have, in prior years, been identified by proxy advisory firms as comparable to us in their evaluation of us in connection with developing their annual say-on-pay vote recommendation, or that we may compete with in recruiting talent.

In considering the peer group analysis provided by FPL, the Compensation Committee focused on developing a peer group comprised of between 8 and 20 companies that are between 0.5 times and 2.0 times our size and are either direct competitors to us or who otherwise are industry-relevant. With input from Pearl Meyer, the Compensation Committee has updated the composition of the peer group from time to time. The current peer group identified by the Compensation Committee and set forth below is comprised of 11 companies that have equity market capitalizations between $500 million and $2.8 billion as of December 31, 2022. The Company's equity market capitalizations as of December 31, 2022 and 2021 were $934 million and $1.4 billion, respectively. The Compensation Committee has determined to exclude externally-managed mortgage REITs from our peer group due to the limited publicly available comparative compensation data for their executives. We sometimes refer to the industry groups identified by the Compensation Committee for benchmarking purposes as our "peer group."

Arbor Realty Trust, Inc.	MFA Financial, Inc.
Brightspire Capital, Inc.	PennyMac Financial Services, Inc.
Chimera Investment Corporation	Redwood Trust, Inc.
Dynex Capital, Inc.	Two Harbors Investment Corp.
Hannon Armstrong Sustainable Infrastructure Capital, Inc.	Walker & Dunlop, Inc.
Ladder Capital Corp.

The Compensation Committee believes that a carefully selected and assembled peer group can provide information that is critical to decision making on compensation—both the level of compensation and the underpinnings for short- and long-term pay program design. While the Compensation Committee recognizes that a peer group must evolve with the business and cannot remain static, it also believes that size (based on equity market capitalization), direct competition and industry relevance are the most key considerations in establishing a peer group and that significant turnover in a peer group from year to year may make measurement and management of an executive compensation program less effective.

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Consideration of Prior "Say-on-Pay" Votes
Although our executive compensation program has historically received a high level of stockholder support, including the support of 97% of shares voted in 2022, at our 2023 Annual Meeting of Stockholders, our 2023 “Say-on-Pay” Proposal was approved by just 62% of shares voted. As described in more detail above, this reduced level of support prompted our Board of Directors and the Compensation Committee to closely re-evaluate the program’s use of positive discretion in 2022 and other compensation features highlighted by proxy advisory firms in connection with our 2023 Annual Meeting and increase our efforts relating to stockholder outreach, with a focus on hearing detailed and specific feedback from stockholders about the executive compensation-related concerns that drove their “Say-on-Pay” voting decisions. The level of support in 2023 was considered by the Compensation Committee in its determination to not utilize positive discretion in 2023 under our 2023 Annual Incentive Plan and its decision making with respect to the structure of our 2024 executive compensation program, including the adjustment of certain terms of our 2024 PSU awards and elimination of the availability and use of positive discretion under our 2024 Annual Incentive Plan. For additional information regarding the Compensation Committee's response and the actions it undertook with respect to the 2023 Say-on-Pay Proposal, please refer to "—Stockholder Engagement and Say-on-Pay" above.

Executive Compensation Program Components for 2023

Similar to 2022, our 2023 executive compensation program was comprised of three separate and primary elements, including base salary, annual incentive compensation (in the form of the 2023 Annual Incentive Plan) and long-term equity incentive awards (in the form of the 2023 Long-Term EIP). In developing our executive compensation program for 2023, the Compensation Committee considered (i) market practices among our peer group, (ii) our existing compensation structure and its effectiveness, (iii) internal pay equity, (iv) the retention of key employees of our Company, (v) the level of support received for our recent "say-on-pay" advisory votes and feedback received from stockholder outreach meetings and (vi) the views of Pearl Meyer. The following provides an overview of our approach to each primary element of our NEO compensation program and an analysis of the compensation paid under each of these elements.

Base Salary

Base salary, which represents the fixed element of our executive compensation program, provides for basic economic security at a level that allows us to retain the executive’s services. The Compensation Committee generally establishes annual base salaries for our NEOs commensurate with the level of experience that the executive brings to the position, the nature of the responsibilities required of the executive, such as whether the executive is performing in multiple roles, how successful the executive is in achieving goals established by the Compensation Committee and the executive’s contributions to the Company and internal pay equity considerations, but does not assign any specific weights to these factors. As discussed in other parts of this CD&A, the Compensation Committee also gives significant consideration to the size of the Company and our projected general and administrative expenses in setting annual base salaries and has not historically targeted base salaries for our NEOs to any specific level within the range of base salaries paid by our peer group. Base salaries are reviewed annually and may be adjusted to better match competitive market levels or to recognize an executive’s professional growth and development, increased responsibility or other discretionary factors.

In January 2023, after taking into account a number of factors, including peer group data and individual and Company performance, the Compensation Committee elected to increase the base salary for Mr. Serrano to $875,000 and increase the base salary for Ms. Nario-Eng to $500,000 for fiscal year 2023 to better align with market compensation and bring base salaries for these executives closer to the median level of comparable positions. The specific 2023 base salary levels for Mr. Serrano and Ms. Nario-Eng roughly approximate the median base salary of similarly-situated executives among our peers and sets Mr. Serrano's base salary closer to that of our prior Chief Executive Officer. Mr. Mah's base salary was negotiated as part of his employment agreement with us.

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Annual Incentive Compensation

Annual incentive compensation, in the form of cash incentive compensation, is available to each of our NEOs under the 2023 Annual Incentive Plan. Annual incentive compensation serves as a means of linking annual compensation both to our overall corporate financial performance and to subjective individual performance criteria that are within the control of our NEOs. The Compensation Committee believes cash incentive compensation payable under the 2023 Annual Incentive Plan provides our NEOs with current income for achieving corporate financial and individual performance criteria during 2023.

Pursuant to the 2023 Annual Incentive Plan, our NEOs had the opportunity to earn annual incentive compensation upon achieving certain corporate financial goals, which we refer to as the "Quantitative Component," as well as individual goals that reflect their direct contributions to our progress on a range of non-financial organizational matters, which we refer to as the "Qualitative Component." The 2023 Annual Incentive Plan was designed to primarily constitute performance-based incentive compensation, with a significant majority of all awards granted thereunder (i.e., 75%) subject to financial metrics under the Quantitative Component. The Qualitative Component under our 2023 Annual Incentive Plan focused on an NEO’s contributions during 2023 to strategic objectives considered important to our mission, values, and longer-term strategic goal of creating stockholder value and delivering long-term stable distributions to our stockholders over changing economic conditions, including leadership, employee retention, progress towards portfolio and financing objectives, various corporate initiatives and efforts relating to risk management and capital preservation, among others. The Compensation Committee set the 75%/25% weighting between quantitative and qualitative components starting back in 2020 based in large part on the recommendation of Pearl Meyer, which then found that most of our peer group capped the weighting of their applicable qualitative components at 25% or higher of the total annual incentive award opportunity for similarly situated employees. Except as discussed below, the 2023 Annual Incentive Plan is substantially similar to the 2022 Annual Incentive Plan.

The Compensation Committee generally reviews target bonus levels annually towards the beginning of the new fiscal year to ensure that target levels are appropriate and market competitive. Each NEO’s target for annual incentive compensation, set forth in the table below, is determined based on an evaluation of many of the same factors used in setting base salaries as well as peer company data.

Named Executive Officer	2022 Target Bonus	2023 Target Bonus
Jason T. Serrano	$1,650,000	$2,187,500
Nicholas Mah (1)	N/A	$1,562,500
Kristine R. Nario-Eng	$562,500	$675,000
Nathan R. Reese (2)	$500,000	$500,000

(1)Mr. Mah became an NEO on January 1, 2023.

(2)As Mr. Reese ceased serving as our Chief Operating Officer effective April 26, 2023, he was paid no compensation under our 2023 Annual Incentive Plan despite being eligible to participate in the plan at the beginning of 2023.

Following a review of market data for our peer group companies, the Compensation Committee determined to increase target bonus levels for 2023 to a level for our Chief Executive Officer that it believes is more competitive to the median annual target bonus level (as a percentage of base salary) of chief executive officers at our peer group companies, while adjusting target bonus levels for certain of our other NEOs for pay equity purposes as well as to be competitive with our peer group companies. According to market data for our peer group companies, the aggregate of Mr. Serrano’s base salary, target annual incentive compensation and target long-term equity incentive compensation for 2023 was in the 36th percentile for similar compensation to the chief executive officers of our peer group. The increase in Mr. Serrano’s target annual bonus in 2023 was also driven in part by a desire to make Mr. Serrano’s aggregate base salary and target annual and long-term equity incentive compensation more competitive to similar compensation to the chief executive officers of our peer group.

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From the initial establishment of our annual incentive plan in 2013, a portion of annual incentive compensation earned by our NEOs has been payable, depending on the size of the total award earned, in shares of restricted stock, subject, in each case, to the discretion of the Compensation Committee and the terms of the 2017 Stock Plan (or any future successor plan adopted by us). In reviewing our executive compensation programs in recent years against those of our peer group, the Compensation Committee concluded that a significant majority of the peer group pays 100% of its annual incentive compensation in cash and the minority of companies that continue to pay a portion of annual incentive compensation in stock tend to pay annual bonuses to their chief executive officers at a significantly higher level than we do. In light of this data, the Compensation Committee determined at the time it approved the 2023 Annual Incentive Plan that 100% of annual incentive compensation was expected to be paid in cash. Consistent with this expectation, the Compensation Committee approved the payment of annual incentive compensation for 2023 in cash only.

Quantitative Component (Weighted 75%)

Historically, the Quantitative Component under our annual incentive plans was based on one or more absolute performance measures. While the Compensation Committee valued the formulaic and absolute return framework under those annual incentive plans, it has determined that basing 100% of the Quantitative Component on a single absolute performance measure is not always compatible with the overall performance of management during difficult macro-environments for mortgage REITs, as evidenced during the market disruption in 2020 caused by the COVID-19 pandemic and again in 2022 as a result of fed funds rate hikes, when a measure of relative performance may provide a better assessment of management performance.

In both 2020 and 2022, the use of a single absolute performance measure resulted in the NEOs receiving no compensation under the Quantitative Component, yet the Company outperformed more than half of its peers on the same or similar metric during those periods. The Compensation Committee also gave consideration to its strong preference to avoid the use of positive discretion under its annual incentive plans going forward when single absolute measures may fail to effectively assess performance.

For these reasons, the Compensation Committee determined that the Quantitative Component under the 2023 Annual Incentive Plan would be comprised of two performance measures each having a weighting of 37.5%, which includes both an absolute and a relative measure of Adjusted TER as the basis for corporate financial performance determinations under the Quantitative Component. As such, regardless of the Company's level of achievement with respect to the relative measure of Adjusted TER, the amount earned by each NEO under the portion of the Quantitative Component attributable to the absolute measure of Adjusted TER would be zero to the extent that the level of achievement with respect to such absolute measure did not reach the threshold level of achievement (i.e., 4%). The specific thresholds and payout levels with respect to the relative measure of Adjusted TER and absolute measure of Adjusted TER are described in more detail below.

In selecting Adjusted TER as the measure for determining absolute and relative performance under the Quantitative Component for the 2023 Annual Incentive Plan, the Compensation Committee concluded that Adjusted TER was the most optimal method for measuring corporate financial performance on an annual basis, both on an absolute and relative basis, and that management was better able to influence a measure of Adjusted TER on an annual basis as compared to TSR, which the Compensation Committee believes is better suited to awards based on a multi-year performance period. For purposes of the 2023 Annual Incentive Plan, Adjusted TER was defined as (A) the sum of (i) the Company’s adjusted book value per common share at the end of the applicable performance period minus the Company's adjusted book value per common share as of the day immediately preceding the first day of the performance period and (ii) the aggregate dividends per common share declared by the Company during the applicable performance period, divided by (B) the Company’s adjusted book value per common share as of the day immediately preceding the first day of the performance period.

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Adjusted book value is a non-GAAP financial measure that we calculate for purposes of the 2023 Annual Incentive Plan by making the following adjustments to GAAP book value per common share: (i) exclude our share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the applicable performance period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, (iii) adjust our liabilities that finance our investment portfolio to fair value and (iv) adjust other items as determined by the Compensation Committee in its sole discretion. The Compensation Committee made no other adjustments to GAAP book value except as described in (i), (ii) and (iii) in the immediately preceding sentence. For purposes of calculating the Adjusted TER of the members of the identified performance peer group for the measurement period, we calculated adjusted book value per common share for each member of such peer group as GAAP book value per common share, as adjusted for any items deemed appropriate in the sole discretion of the Compensation Committee, which may include adjustments similar to those described above with respect to the calculation of our Adjusted TER. See Annex A — “Non-GAAP Financial Measures” for a definition of adjusted book value and a reconciliation of GAAP book value to adjusted book value.

The Compensation Committee has used various forms of total economic return as a performance measure under our annual incentive plans for several years, including total economic return on undepreciated book value in 2022. The change to Adjusted TER in 2023 was made to align our performance measure under our 2023 Annual Incentive Plan with the key performance measure used by management in assessing our corporate financial performance.

The ultimate amount of the payout under the Quantitative Component of the 2023 Annual Incentive Plan is contingent on the Company exceeding specified performance hurdles for Adjusted TER during the applicable performance period. The Compensation Committee generally reviews performance hurdle levels annually towards the beginning of the new fiscal year to ensure that established hurdles are appropriate and market competitive. The examination of hurdle levels often includes a review of the actual performance-level achieved by the Company in the prior year, changing market conditions, particularly as it relates to interest rates and credit markets, and the hurdle levels employed by other internally-managed mortgage REITs. For purposes of the 2023 Annual Incentive Plan, the Compensation Committee left the performance hurdle levels unchanged for the Quantitative Component’s absolute performance measure (“Quantitative Component Absolute Hurdles”), while establishing performance level hurdles for the Quantitative Component’s relative performance measure consistent with the relative hurdle levels for TSR under our 2023 PSU Awards.

Measuring Absolute Performance for Adjusted TER: The following table sets forth the Quantitative Component Absolute Hurdles and corresponding incentive compensation payouts for each of our NEOs under the 2023 Annual Incentive Plan for the performance period that commenced on January 1, 2023 and ended on December 31, 2023:

Absolute Adjusted TER Measure Hurdles	Payout as a % of Target Bonus Upon Achievement of Absolute Adjusted TER Measure Hurdles (1)
Less than 4%	—
4%	50%
9%	100%
14%	200%
(1)For fiscal year 2023, if absolute performance was between the threshold (4%) and target (9%) or between the target (9%) and maximum (14%), the performance level achieved was determined by applying linear interpolation to the performance interval. Actual incentive compensation earned under the Quantitative Component Absolute Hurdles was calculated by multiplying 37.5% by the product of the applicable payout percentage and target bonus.

For the year ended December 31, 2023, our Adjusted TER was (12.8)%. As such, we failed to achieve the threshold Quantitative Component Absolute Measure Hurdle under the 2023 Annual Incentive Plan and thus, no incentive compensation was earned by our NEOs under this portion of the Quantitative Component.

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Measuring Relative Performance for Adjusted TER: The ultimate amount of the payout under the Quantitative Component’s relative performance measure is contingent on our attaining relative performance hurdles for Adjusted TER for a performance period that commenced on October 1, 2022 and ran through September 30, 2023 based on the percentile ranking of our Adjusted TER against the Adjusted TER for the same performance period of an identified performance peer group of 19 mortgage REITs set forth in our 2023 PSU Agreement (“Quantitative Component Relative Hurdles”). See “Long-Term Equity Incentive Compensation” for more information regarding the composition of the identified performance peer group.

The following table sets forth the Quantitative Component Relative Hurdles and corresponding incentive compensation payouts for each of our NEOs under the 2023 Annual Incentive Plan for the applicable performance period:

Relative Adjusted TER Measure Hurdles	Payout as a % of Target Bonus Upon Achievement of Relative Adjusted TER Measure Hurdles (1)
Less than 25%	—
25%	50%
50%	100%
75%	200%
(1)For the performance period, if performance is between the threshold (25%) and target (50%) or between the target (50%) and maximum (75%), the performance level achieved is determined by applying linear interpolation to the performance interval. Actual incentive compensation earned under the Quantitative Component Relative Hurdles was calculated by multiplying 37.5% by the product of the applicable payout percentage and target bonus.

For the performance period, we ranked last against our identified performance peer group. As such, we failed to achieve the threshold Quantitative Component Relative Measure Hurdle under the 2023 Annual Incentive Plan and thus, no incentive compensation was earned by our NEOs under this portion of the Quantitative Component.

Qualitative Component (Weighted 25%)

The Qualitative Component is intended to allow individuals to earn the portion of annual incentive compensation subject to the Qualitative Component (i.e. 25% of such annual incentive compensation) based on the Compensation Committee’s evaluation of the individual’s strategic contributions that are accretive to long term stockholder value creation and, specifically, how the individual performed relative to such qualitative factors deemed relevant by the Compensation Committee for fiscal year 2023. Because specific quantified corporate financial performance measures for the annual performance period drive 75% of the possible payout under the 2023 Annual Incentive Plan and such performance is often the result of business and investment decisions made in years falling outside of the performance period as well as macroeconomic factors outside of an individual's control, the Compensation Committee believes the Qualitative Component under the 2023 Annual Incentive Plan should focus on an NEO’s contributions during 2023 to strategic objectives considered important to our mission, values and longer-term strategic goal of creating stockholder value and delivering long-term stable distributions to our stockholders over changing economic conditions, including leadership, employee retention, progress towards portfolio and financing objectives, various corporate initiatives and efforts relating to risk management and capital preservation, among others. For these reasons, the Compensation Committee believes that an evaluation of performance under the Qualitative Component should be distinct from performance under the Quantitative Component.

Under the Qualitative Component, an NEO was eligible to receive annual incentive compensation equal to between 0% and 200% of their target bonus multiplied by 25%, which is the portion of annual incentive compensation subject to the Qualitative Component. Payout levels for each NEO at threshold, target and maximum performance under the Qualitative Component are set forth as follows:

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Qualitative Component Hurdles	Payout as a % of Target Bonus Upon Achievement of Qualitative Component Hurdles (1)
Below Threshold	—
Threshold	50%
Target	100%
Maximum	200%

(1)For fiscal year 2023, if performance is between the threshold and target or between the target and maximum, the performance level achieved is determined by applying linear interpolation to the performance interval. Actual incentive compensation earned under the Qualitative Component is calculated by multiplying 25% by the product of the applicable payout percentage and target bonus.

Set forth in the table below is the payout for each of our NEOs based on the Compensation Committee's determination of the Qualitative Component of the 2023 Annual Incentive Plan. Under the Qualitative Component, the Compensation Committee determined that each of Messrs. Serrano and Mah and Ms. Nario-Eng achieved maximum performance under the Qualitative Component. Among other accomplishments, the Compensation Committee particularly recognized the leadership of each NEO in steering the Company through the volatile operating and financial environment that defined the 2023 performance period. The qualitative factors used by the Compensation Committee for fiscal year 2023 that drive long term stockholder value creation as well as the Compensation Committee's evaluation of each NEO's contributions with respect to such qualitative factors are described in more detail below.

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Jason T. Serrano **Qualitative Incentive Payout Amount:** $1,093,750

Payout as a % of Target Bonus:	**Weighted Percentage:**
200%	25%

FOCUS AREAS	**ACCOMPLISHMENTS**
Leadership of the Company	• Fashioned and maintained a positive and flexible work environment for our employees through professional development opportunities, employee engagement and market competitive compensation and benefits programs that resulted in high overall employee retention (retention rate of **93.1%**). • Identified, developed, and constructed the change in strategic investment focus among employees given rapidly evolving and volatile market transitioning to portfolio and balance sheet growth during 2023 (resulting in net portfolio growth of **$1.3 billion**) after assuming a defensive posture in 2022; communicated strategic change effectively both internally and externally to the Company and oversaw constructive execution of such change. • Enhanced internal communication and shared understanding of strategic goals among employees through firmwide town hall meetings, individual discussions and business group meetings. • Optimized organizational structure across investment teams and other business units, including through restructuring of operations, resulting in increased efficiency in operations, asset management and investing.
Company's progress towards its portfolio and financing objectives	• Initiated and constructed pivot to a liquid, accretive Agency MBS portfolio (**+$2.0B**), which aided in rebuilding interest income by **43%** over 1st quarter 2023. • Prudently led and managed growth of a low-levered, short duration credit portfolio (**+620.3M**). • Implemented and oversaw creation and expansion of attractive portfolio financing (upsized residential warehouse loan capacity to **$2.2B**). • Optimized capital structure by repurchasing **938,000** of common shares and **$59.9 million** of issued securitization bonds at a discount. • Increased Adjusted Interest Income steadily throughout 2023, ending the year at **$72.5M**, a **43%** increase over 1st quarter 2023.
Investor Relations, shareholder communications, capital raising, and ESG performance and related initiatives	• Established a formal stockholder outreach program in 2023. • Facilitated and improved shareholder communications in a challenging market environment (engaged with **26%** of the investor base, including two of our largest institutional investors) through enhancements to quarterly financial supplements and stockholder meeting materials. • Engaged with potential capital partners to explore development of corporate and third-party capital raising opportunities that enhance growth prospects for the Company.
Our operational performance	• Maintained a low cost of operations at **2.96%**. • Expanded the number of trading, financing, and servicing counterparties to further diversify counterparty risk and to facilitate growth in investment activity.
Risk management and capital preservation	• Maintained liquidity to ensure we are well positioned to generate attractive returns across a more challenging economic environment (**$171M** of available cash and **$431M** of dry powder). • Focused on asset management of existing credit portfolio and enhancement of asset management reporting and processes.

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Nicholas Mah **Qualitative Incentive Payout Amount:** $781,250

Payout as a % of Target Bonus: 200%	**Weighted Percentage:** 25%

FOCUS AREAS	**ACCOMPLISHMENTS**
Leadership of the Company	• Collaborated with the CEO to develop and maintain employee work environment conducive to achieving high overall employee retention (retention rate of **93.1%**). • Oversaw and ensured execution of the implementation of the change in strategic investment focus, transitioning to portfolio and balance sheet growth during 2023 (resulting in net portfolio growth of **$1.3 billion**). • Executed internal communication strategy that generated a share in understanding among employees of the Company's strategic goals through firmwide town hall meetings, individual discussions and business group meetings. • Partnered with the CEO in, and oversaw, the optimization of organizational structure across investment teams and other business units resulting in increased efficiency in operations, asset management and investing.
Company's progress towards its portfolio and financing objectives	• Led and executed on the investment team's pivot to a liquid, accretive Agency MBS portfolio (**+$2.0B**), helping to expand adjusted interest income by **43%** over the course of the final 3 quarters of 2023. • Oversaw and prudently grew a low-levered, short duration credit portfolio (**+620.3M**). • Spearheaded the development of attractive portfolio financing with internal and external partners (upsized residential warehouse loan capacity to **$2.2B**). • Enhanced capital structure through execution of share and debt repurchases (including repurchase of **938,000** of common shares and **$59.9 million** of issued securitization bonds at a discount).
Investor Relations, shareholder communications, capital raising, and ESG performance and related initiatives	• Developed and executed a formal stockholder outreach program in 2023. • Managed shareholder communications in a challenging market environment (engaged with **26%** of the investor base, including two of our largest institutional investors). • Supported the CEO in engaging with other institutions to explore corporate and third-party capital raising opportunities to enhance growth prospects for the Company.
Our operational performance	• Contributed to the maintenance of a low cost of operations at **2.96%**. • Drove the expansion of the number of trading, financing, and servicing counterparties to further diversify counterparty risk and to facilitated growth in investment activity.
Risk management and capital preservation	• Managed liquidity to ensure we are well positioned to generate attractive returns across a more challenging economic environment (**$171M** of available cash and **$431M** of dry powder). • Focused on asset management of existing credit portfolio and enhancement of asset management reporting and processes.

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Total Compensation Earned and Paid Under the 2023 Annual Incentive Plan

Our NEOs earned the following amounts of total cash incentive compensation in 2023 under the 2023 Annual Incentive Plan:

Named Executive Officer	Incentive Compensation Earned Under Quantitative Component	Incentive Compensation Earned Under Qualitative Component	Total Incentive Compensation Earned in 2023	% of Incentive Compensation Paid vs Target	% Change in Incentive Compensation Paid in 2023 vs 2022
Jason T. Serrano	$—	$1,093,750	$1,093,750	50%	-34%
Nicholas Mah	$—	$781,250	$781,250	50%	N/A
Kristine R. Nario-Eng	$—	$337,500	$337,500	50%	-40%

Long-Term Equity Incentive Compensation

Following a review of our compensation programs in 2017, the Compensation Committee and our Board of Directors determined to add a long-term equity incentive component to our executive compensation program commencing in 2018. We believe that substantially all of our peer group companies maintain a long-term equity incentive program for its key executives. As part of its deliberations in determining whether to add a long-term equity incentive element, the Compensation Committee considered (i) market practices among our peer group, (ii) our existing compensation structure and its effectiveness, (iii) internal pay equity and (iv) the retention of key employees of our Company. The Compensation Committee concluded that the inclusion of a long-term equity award program in our overall compensation structure is necessary to help us create and maintain a market competitive executive compensation program that promotes the recruitment and retention of key employees and rewards employees for outperformance relative to a peer group over the longer-term.

In April 2023, the Compensation Committee and our Board of Directors approved grants of PSUs (“2023 PSUs”) and RSUs (“2023 RSUs”) to our executive officers as part of our 2023 Long-Term EIP. A review of our target long-term equity incentive program against those of our peer group indicates that our long-term equity incentive compensation for each of our NEOs was well below the median of target long-term equity incentive compensation for similarly situated executives of our peer group. To remedy this and make our long-term equity incentive compensation and total compensation more competitive, the Compensation Committee determined to place greater emphasis on long-term equity incentive opportunities by increasing the target payout opportunity for each NEO under the 2023 Long-Term EIP. Under the 2023 Long-Term EIP, total compensation at target performance equals $2,625,000, $1,875,000 and $750,000 for Mr. Serrano, Mr. Mah and Ms. Nario-Eng, respectively, and is comprised 60% of 2023 PSUs and 40% of 2023 RSUs. The awards were issued pursuant to and are consistent with the terms and conditions of the 2017 Stock Plan.

The 2023 PSU awards are subject to performance-based vesting under the 2017 Stock Plan pursuant to a form of PSU award agreement approved by the Compensation Committee and our Board of Directors (the “PSU Agreement”) in April 2023. The 2023 RSU awards are subject to time-based vesting under the 2017 Stock Plan pursuant to the form of RSU award agreement approved by the Compensation Committee and our Board of Directors (the “RSU Agreement”) in April 2023. The target number of 2023 PSUs and the number of 2023 RSUs subject to the awards granted to our NEOs are as follows:

Named Executive Officer	Target Number of 2023 PSUs	2023 RSUs
Jason T. Serrano	153,808	102,539
Nicholas Mah	109,863	73,242
Kristine R. Nario-Eng	43,945	29,297

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The Compensation Committee determined to set the payouts under the 2023 PSUs consistent with the minimum, target and maximum payouts under the 2023 Annual Incentive Plan, such that each of our NEOs could earn between 0% and 200% of his or her target award opportunity upon achievement of the respective performance hurdles in the PSU Agreement. The NEO’s right to receive settlement of the 2023 PSUs in amounts ranging from 0% to 200% of the target number of 2023 PSUs will vest and become earned and non-forfeitable based on the attainment of relative TSR hurdles, which include both share price appreciation and reinvestment of common stock dividends paid during the performance period that commenced on January 1, 2023 and runs through December 31, 2025 as measured against an identified performance peer group of 19 mortgage REITs (including us). The Compensation Committee has determined that TSR is the most appropriate method to measure management’s longer-term performance relative to our peers and helps to further align our management team's interests with those of our stockholders.

Pursuant to the PSU Agreement, an awardee will be entitled to 50%, 100% and 200% of the target 2023 PSUs upon achievement of relative TSR at the 25th, 50th and 75th, respectively, percentile ranking among the identified performance peer group, which is consistent with the relative Adjusted TER hurdles under our 2023 Annual Incentive Plan. TSR for the Company and each member of the identified performance peer group will be determined by dividing (i) the sum of the cumulative amount of such entity’s dividends per share for the performance period and the arithmetic average per share volume weighted average price (the “VWAP”) of such entity’s common stock for the last thirty (30) consecutive trading days of the performance period minus the arithmetic average per share VWAP of such entity’s common stock for the last thirty (30) consecutive trading days immediately prior to the performance period by (ii) the arithmetic average per share VWAP of such entity’s common stock for the last thirty (30) consecutive trading days immediately prior to the performance period. Each 2023 PSU represents an unfunded promise to receive one share of our common stock once the performance condition has been satisfied. In addition, each 2023 PSU includes a corresponding dividend equivalent right ("DER"), which will remain outstanding from the date of grant until the earlier of the settlement or forfeiture of the 2023 PSU to which the DER corresponds. Each vested DER entitles the NEO to receive payments, subject to and in accordance with the 2017 Stock Plan and the PSU Agreement for such award, in an amount equal to any dividends paid by us in respect of the shares of common stock underlying the 2023 PSUs.

The grant date fair value of the PSUs was determined, in accordance with FASB ASC Topic 718 at the time the grants were made, through a Monte-Carlo simulation of our common stock TSR and the common stock TSR of our identified performance peer companies to determine the relative TSR of our common stock over a future period of three years. For the PSUs granted in 2023, the inputs used by the model to determine the fair value are (i) historical stock price volatilities of our and our identified performance peer companies over the most recent three year period and correlation between each company's stock and the identified performance peer group over the same time series and (ii) a risk free rate for the period interpolated from the U.S. Treasury yield curve on grant date.

Each 2023 RSU represents the right to receive one share of our common stock, subject to the terms of the RSU Agreement for the 2023 RSUs and the 2017 Stock Plan. The 2023 RSUs vest ratably on an annual basis over the three-year period from the date of grant. Unless and until the 2023 RSUs vest, the NEO will have no right to receive any shares or other payments in respect of the 2023 RSUs, except as otherwise specifically provided for in the 2017 Stock Plan or the RSU Agreement. In addition, each 2023 RSU includes a corresponding DER, which DER will remain outstanding from the date of grant until the earlier of the settlement or forfeiture of the 2023 RSU. Each vested DER entitles the NEO to receive payments, subject to and in accordance with the 2017 Stock Plan and the RSU Agreement for such award, in an amount equal to any dividends paid by us in respect of the shares of common stock underlying the 2023 RSUs.

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For purposes of the 2023 PSUs, the "identified performance peer group" means:

AG Mortgage Investment Trust, Inc.	Great Ajax Corp.
AGNC Investment Corp	Invesco Mortgage Capital Inc.
Annaly Capital Management Inc.	MFA Financial, Inc.
ARMOUR Residential REIT, Inc.	Orchid Island Capital, Inc.
Cherry Hill Mortgage Investment Corporation	PennyMac Mortgage Investment Trust
Chimera Investment Corporation	Ready Capital Corp.
Dynex Capital, Inc.	Redwood Trust, Inc.
Ellington Financial Inc.	Rithm Capital Corp
Ellington Residential Mortgage REIT	Two Harbors Investment Corp.

For information regarding the various forfeiture and vesting provisions under the form of PSU Agreement governing the 2023 PSUs and the form of RSU Agreement governing the 2023 RSUs, see “—Executive Compensation Information—Other Compensation Arrangements.”

Other Executive Compensation Program Features for 2023

Benefits

Benefits are also established based upon a determination of what is needed to aid in attracting and retaining executive talent, as well as providing long-term financial security to our employees and their families. Our NEOs are eligible to participate in our health, dental and vision plans, and various insurance plans, including disability and life insurance, and in our 401(k) plan. The primary benefits for our NEOs are receipt of dividends on all unvested restricted stock awards.

Severance Benefits Payable Upon Termination of Employment or a Change in Control

In order to achieve our compensation objective of attracting, retaining and motivating qualified senior executives, we believe that we need to provide our executive officers with severance protections that are consistent with the severance protections offered by companies similar to us. Consistent with this philosophy, we believe that severance should be payable to our executive officers in the event his or her employment is terminated under certain circumstances. Each of our NEOs is subject to an employment agreement. For more information regarding the terms of these agreements, see “—Other Compensation Arrangements—Employment Agreements" and "—Other Compensation Arrangements—Change in Control Agreements.” The terms of these agreements are considered annually by the Compensation Committee.

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Elements of Cash Compensation Paid to and Equity Awards Vested in NEOs During 2023

The following table summarizes the various elements of cash compensation paid to our NEOs and equity awards in which our NEOs vested during 2023, some of which were granted in prior years. Due to the SEC’s reporting requirements, the information set forth in the table below may not correspond with the amounts included in the “Summary Compensation Table” below or in "Compensation Actually Paid" column under the "Pay Versus Performance Table" below. However, because we utilize PSUs that may or may not be earned in the future and other equity awards that vest, in most cases, ratably over a three year period and thus remain subject to forfeiture, we believe the following summary may be a more accurate reflection of the actual annual compensation received by our NEOs over time (based on cash received combined with the value of equity awards that become vested and non-forfeitable by their terms during the year).

NEO	2023 Base Salary		2023 Annual Incentive Plan (Cash) (1)	2022 Annual Incentive Plan (Restricted Stock Vested) (2)	2021 Annual Incentive Plan (Restricted Stock Vested) (2)	2020 Annual Incentive Plan (Restricted Stock Vested) (2)	2021 Long-Term EIP (PSUs Earned) (3)	2022 Long-Term EIP (RSUs Vested) (3)	2021 Long-Term EIP (RSUs Vested) (3)	2020 Long-Term EIP (RSUs Vested) (3)	All Other Compensation (4)	Total Cash Compensation Paid and Equity Vested During 2023 (5)
Jason T. Serrano	$875,000		$1,093,750	$181,247	$121,335	$218,403	$732,019	$126,164	$115,628	$68,485	$565,339	$4,097,370
Nicholas Mah	$625,000		$781,250	$144,142	$80,890	$145,603	$488,018	$76,465	$77,084	$45,658	$371,888	$2,835,998
Kristine R. Nario-Eng	$500,000		$337,500	$54,452	$45,500	$41,598	$274,504	$43,011	$43,361	$25,682	$199,781	$1,565,389
Nathan R. Reese (6)	$233,333	(6)	$—	$25,091	$6,739	$41,598	$—	$38,234	$38,543	$22,828	$760,322	$1,166,688

(1)Amounts represent annual cash incentive compensation earned under the annual incentive compensation plan for 2023, which was paid during the first quarter of 2024 but we include because it was earned in 2023. For a description of the formula used to calculate the amounts payable under the annual incentive compensation plan for each applicable fiscal year, see “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2023 — Annual Incentive Compensation.”

(2)Amounts represent the product of (i) the number of shares of restricted stock issued under the applicable annual incentive plan that vested during 2023 and (ii) the closing sale price of our common stock on Nasdaq on the applicable vesting date.

(3)Amounts represent the product of (i) the number of shares of our common stock issued in settlement of the PSUs earned and vested or RSUs vested under the applicable Long-Term EIP and NEO employment agreement, as applicable, and (ii) the closing sale price of our common stock on Nasdaq on the applicable vesting date.

(4)Amounts represent dividends paid on unvested restricted common stock and vested DERs settled in cash and, in the case of Mr. Reese, payments made to him pursuant to the Reese Consulting Agreement.

(5)Excludes the value of RSUs (and corresponding DERs) under our long-term EIP that vested on January 1, 2024.

(6)2023 base salary represents the pro-rated amount of Mr. Reese's annual base salary that was paid to him for the period January 1, 2023 to July 31, 2023 (in accordance with the Reese Consulting Agreement).

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Overview of Executive Officer Compensation Determinations for 2024

Base Salary

The Compensation Committee and our Board of Directors approved the following 2024 base salaries for our executive officers:

Named Executive Officer	Base Salary
Jason T. Serrano	$875,000
Nicholas Mah	$685,000
Kristine R. Nario-Eng	$525,000

The Compensation Committee determined to leave Mr. Serrano’s base salary unchanged from 2023, while increasing Mr. Mah’s base salary for 2024 by $60,000 to move his base salary closer to the median base salary for presidents of our peer group and awarding Ms. Nario-Eng a 5% increase in base salary in consideration of her lengthy tenure as our Chief Financial Officer.

2024 Annual Incentive Plan

Our Board of Directors, upon the recommendation of the Compensation Committee, has adopted and approved the 2024 Annual Incentive Plan for fiscal year 2024, which plan design and framework are substantially in the form of the 2023 Annual Incentive Plan as described above in “—Annual Incentive Compensation", except that the target hurdle under the quantitative component's relative performance measure was increased from the 50th percentile to the 55th percentile and, as noted above, the Compensation Committee eliminated the availability and use of positive discretion to adjust amounts earned by each NEO under their respective annual incentive awards granted under the 2024 Annual Incentive Plan. Target annual incentive compensation under our 2024 Annual Incentive Plan remains unchanged for Mr. Serrano, while target annual incentive compensation for Mr. Mah and Ms. Nario-Eng move higher in 2024 solely due to the increase in their base salaries for 2024.

Similar to the 2023 Annual Incentive Plan, the 2024 Annual Incentive Plan consists of a quantitative component (which accounts for 75% of each award) and a qualitative component (which accounts for 25% of each award). One-half of the quantitative component (i.e., 37.5% of each award) is subject to an absolute Adjusted TER measure and one-half of the quantitative component (i.e., 37.5% of each award) is subject to a relative Adjusted TER measure.

The ultimate amount of the payout under the quantitative component's absolute performance measure is contingent on our attaining absolute Adjusted TER of 4% or greater. The following table sets forth the Quantitative Component Absolute Hurdles and corresponding incentive compensation payouts for each of our NEOs under the 2024 Annual Incentive Plan for the performance period that commenced on January 1, 2024 and ends on December 31, 2024:

Absolute Adjusted TER Measure Hurdles	Payout as a % of Target Bonus Upon Achievement of Absolute Adjusted TER Measure Hurdles (1)
Less than 4%	—
4%	50%
9%	100%
14%	200%
(1)For fiscal year 2024, if absolute performance is between the threshold (4%) and target (9%) or between the target (9%) and maximum (14%), the performance level achieved will be determined by applying linear interpolation to the performance interval. Actual incentive compensation earned under the Quantitative Component Absolute Hurdles is calculated by multiplying 37.5% by the product of the applicable payout percentage and target bonus.

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The ultimate amount of the payout under the quantitative component’s relative performance measure is contingent on our attaining relative performance hurdles for Adjusted TER for a performance period that commenced on October 1, 2023 and runs through September 30, 2024 based on the percentile ranking of our Adjusted TER against the Adjusted TER for the same performance period of an identified performance peer group of 17 mortgage REITs set forth in our 2024 PSU Agreement (“2024 Quantitative Component Relative Hurdles”). The following table sets forth the 2024 Quantitative Component Relative Hurdles and corresponding incentive compensation payouts for each of our NEOs under the 2024 Annual Incentive Plan:

Quantitative Component Relative Hurdles	Payout as a % of Target Bonus Upon Achievement of Relative Hurdles (1)
Less than 25%	—
25%	50%
55%	100%
75%	200%

(1)For the October 1, 2023 through September 30, 2024 measurement period, if performance is between the threshold (25%) and target (55%) or between the target (55%) and maximum (75%) levels of achievement, the performance level achieved is determined by applying linear interpolation to the performance interval. Actual incentive compensation earned under the 2024 Quantitative Component Relative Hurdles is calculated by multiplying 37.5% by the product of the applicable payout percentage and target bonus.

For purposes of the 2024 Annual Incentive Plan and determining the Company's Adjusted TER, we expect to calculate adjusted book value per common share by making the following adjustments to GAAP book value per common share: (i) exclude our share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, (iii) adjust our liabilities that finance our investment portfolio to fair value and (iv) adjust other items as determined by the Compensation Committee in its sole discretion.

For purposes of calculating the Adjusted TER of the members of the identified performance peer group for the measurement period, we expect to calculate adjusted book value per common share for each member of such peer group as GAAP book value per common share, as adjusted for any items deemed appropriate in the sole discretion of the Compensation Committee, which may include adjustments similar to those described above with respect to the calculation of our Adjusted TER. In most cases, subject to the discretion of the Compensation Committee, we expect that we will measure our Adjusted TER, calculated as described above, against the total economic return on GAAP book value for the identified performance peer group.

As noted above, the ultimate amount of the payout under the quantitative component is based on achievement with respect to an absolute Adjusted TER measure and a relative Adjusted TER measure. As such, regardless of the Company's level of achievement with respect to the relative measure, the amount earned by an NEO under the absolute measure would be zero to the extent that the level of achievement with respect to such absolute measure did not reach the threshold level of achievement (i.e., 4%). The Compensation Committee considered including a cap on the payout level for performance under the 2024 Quantitative Component Relative Hurdle when the Company's Adjusted TER is negative similar to our 2024 PSUs, but ultimately concluded that the inclusion of the absolute Adjusted TER measure serves as a cap on the payout under the quantitative component when the Company's TER is negative.

The qualitative component is based on the Compensation Committee's evaluation of the NEO's strategic contributions and, specifically, how the NEO performs relative to the qualitative factors deemed relevant by the Compensation Committee for fiscal year 2024.

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Under the 2024 Annual Incentive Plan, 100% of annual incentive compensation is expected to be paid in cash. Despite that, the Compensation Committee shall have the sole discretion to determine the form and mix of cash, shares of restricted stock or any combination thereof payable in settlement of any annual incentive compensation payable to the NEOs.

2024 Long-Term EIP

In April 2024, the Compensation Committee and our Board of Directors approved grants of PSUs (“2024 PSUs”) and RSUs (“2024 RSUs”) to our executive officers as part of our 2024 Long-Term EIP. The design and framework of the 2024 Long-Term EIP, including target amounts, is substantially in the form of the 2023 Long-Term EIP as described above in “—Long-Term Equity Incentive Compensation,” except that, in response to our engagement with our stockholders and the commentary published by proxy advisory firms relating to the 2023 Say-on-Pay Proposal, the Compensation Committee deemed it appropriate to modify the 2024 PSUs to (i) cap the number of target PSUs that can be earned by an awardee at 100% of the target number of PSUs when our TSR for the relevant performance period is negative (regardless of the level of performance relative to our identified performance peer group) and (ii) raise the level of achievement threshold at which 100% of the target PSUs become earned from the 50th percentile relative to our identified performance peer group to the 55th percentile relative to our identified performance peer group. Target long-term equity incentive compensation under our 2024 Long-Term EIP remains unchanged for Mr. Serrano, while target long-term equity incentive compensation for Mr. Mah and Ms. Nario-Eng move higher in 2024 solely due to the increase in their base salaries for 2024. The awards were issued pursuant to and are consistent with the terms and conditions of the 2017 Stock Plan.

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Other Matters

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1 million paid in any fiscal year to their “covered employees” (within the meaning of Section 162(m)). The exemption from Section 162(m)'s deduction limitation for certain qualified performance-based compensation was eliminated under the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, except for limited transition relief applicable to certain grandfathered arrangements that were in place as of November 2, 2017. Although the potential effects of Section 162(m) are considered in making compensation decisions, the Compensation Committee has not adopted a policy requiring that all compensation paid to our NEOs must be deductible.

Compensation Recovery Policy

On November 10, 2023, our Board of Directors adopted the New York Mortgage Trust, Inc. Clawback Policy (the “Clawback Policy”) in compliance with Nasdaq listing rules regarding the recovery of erroneously awarded compensation. In the event that the Company is required to prepare a restatement of any of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Clawback Policy requires the Compensation Committee to recoup, to the extent practicable, certain incentive-based compensation paid to executive officers. The recoverable compensation includes all incentive-based compensation granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined in the Clawback Policy) received on or after October 2, 2023 by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation; (iii) while the Company had a class of securities listed on a national securities exchange or national securities association; and (iv) during the applicable period, that exceeds or exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures, as reflected in the restated financial statements. The Clawback Policy was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Relationship of Compensation Practices to Risk Management

When structuring our overall compensation practices for our employees generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore impacts our risk management practices. Attention is given to the elements, the performance conditions and the mix of pay as well as ensuring that employees’ awards align with stockholders’ value.

The Compensation Committee has assessed the compensation policies and practices for our employees, including our NEOs, and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee generally considers whether our compensation programs encourage excessive risk taking during its annual review of such programs, which generally occurs around year end.

Anti-Hedging and Anti-Pledging Policies

Our officers, directors and employees are prohibited from hedging transactions that involve our equity securities under our Anti-Hedging and Anti-Pledging Policy, which also prohibits pledging of our common stock, short sales and trading in the Company’s securities on a short-term basis, among other transactions. Pursuant to our Anti-Hedging and Anti-Pledging Policy, Company securities purchased in the open market should be held for a minimum of six months. Directors and executive officers of the Company are subject to “short-swing profit recovery” for any profit realized on the purchase and sale or sale and purchase of the Company’s securities within any six-month period. For more information on our Anti-Hedging and Anti-Pledging Policy, see “Information on Our Board of Directors — Hedging, Pledging and Certain Other Transactions.”

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Executive Compensation Information

Summary Compensation Table

The following tables should be read in conjunction with the related footnotes set forth below, the information under the caption “Compensation Discussion and Analysis” beginning on page 47 and the information under the caption “—Other Compensation Arrangements.” We summarize below the compensation information for the fiscal years ended December 31, 2023, 2022 and 2021, as applicable, for each of Messrs. Serrano and Reese and Ms. Nario-Eng. Mr. Mah was named President of the Company effective January 1, 2023, and as such, only information for the year ended December 31, 2023 is presented for Mr. Mah. Mr. Reese ceased serving as Chief Operating Officer in April 2023. For the year ended December 31, 2022, Mr. Serrano served as our Chief Executive Officer and President. For the year ended December 31, 2021, Mr. Serrano served in the role of President.

Name and Principal Position	Year	Salary		Cash Bonus (1)	Non-Equity Incentive Plan Compensation(1)	Stock Awards(1)(2) (3)	All Other Compensation(4)	Total
Jason T. Serrano	2023	$875,000		$—	$1,093,750	$3,112,565	$565,339	$5,646,654
Chief Executive Officer	2022	$825,000		$500,000	$742,500	$2,397,554	$305,277	$4,770,331
	2021	$750,000		$—	$974,775	$2,641,212	$168,288	$4,534,275
Nicholas Mah	2023	$625,000		$—	$781,250	$2,223,263	$371,888	$4,001,401
President
Kristine R. Nario-Eng	2023	$500,000		$—	$337,500	$889,302	$199,781	$1,926,583
Chief Financial Officer	2022	$450,000		$240,250	$253,125	$747,550	$98,530	$1,789,455
and Secretary	2021	$450,000		$—	$482,962	$943,345	$29,960	$1,906,267
Nathan R. Reese	2023	$233,333	(5)	$—	$—	$—	$760,322	$993,655
Former Chief Operating	2022	$400,000		$—	$112,500	$615,548	$71,790	$1,199,838
Officer and Secretary	2021	$400,000		$—	$385,550	$757,277	$18,663	$1,561,490

(1)Amounts represent annual cash incentive compensation earned under the annual incentive compensation plan for each applicable fiscal year. For a description of the formula used to calculate the amounts payable under the annual incentive compensation plan for each applicable fiscal year, see “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2023 — Annual Incentive Compensation.” The material terms of the annual incentive compensation plan for 2022 and 2021 are substantially similar to the terms of the 2023 Annual Incentive Plan, except as described in “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2023 —Annual Incentive Compensation—” and in our 2023 and 2022 proxy statements filed with the SEC. In accordance with the 2023 Annual Incentive Plan, for fiscal year 2023, Mr. Serrano, Mr. Mah and Ms. Nario-Eng received total annual incentive compensation of $1,093,750, $781,250 and $337,500, respectively, all of which was paid in cash to each respective NEO.

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(2)The amounts in this column include the grant date fair value of the restricted stock awards, RSU awards and PSU awards computed in accordance with FASB ASC Topic 718.

See table below for shares of restricted stock granted to each NEO in accordance with the annual incentive plans in effect for the years ended December 31, 2022 (January 27, 2023 grant date) and December 31, 2021 (January 27, 2022 grant date).

	Number of Shares of Restricted Stock on Grant Date (a)
Named Executive Officer	January 27, 2023	January 27, 2022
Jason T. Serrano	32,969	43,992
Kristine R. Nario-Eng	5,592	13,216
Nathan R. Reese	1,011	6,089

(a)    For a description of the formula used and other considerations taken into account by the Compensation Committee to calculate the amounts payable under the annual incentive plan for each applicable fiscal year, in cash and restricted stock, see “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2023—Annual Incentive Compensation” and in our 2023 and 2022 proxy statements filed with the SEC. Because, in the case of the restricted stock issued pursuant to the annual incentive plan for the applicable year, the size of the awards were determined by the Compensation Committee as part of our NEOs' compensation for each person’s individual performance and our performance in the respective years ended December 31, 2022 and 2021, we have included these restricted stock awards in our NEOs' compensation for such year even though they were issued in January of the subsequent year. Pursuant to the terms of the restricted stock award agreements, one-third of the shares awarded as part of the grants will vest and become non-forfeitable on each of the first three anniversaries of the date of grant. All shares issued to our NEOs as disclosed were issued under the 2017 Stock Plan.

The fair values of RSU and PSU awards for the years ended December 31, 2023, 2022 and 2021, respectively, are shown in the table below.

	2023		2022		2021
Named Executive Officer	RSUs	PSUs (a)	RSUs	PSUs (a)	RSUs	PSUs (a)
Jason T. Serrano	$1,050,000	$2,062,565	$550,000	$1,440,054	$500,000	$1,509,487
Nicholas Mah	$750,000	$1,473,263	$—	$—	$—	$—
Kristine R. Nario-Eng	$300,000	$589,302	$187,500	$490,925	$187,500	$566,057
Nathan R. Reese	$—	$—	$166,667	$436,831	$166,667	$503,160

(a)The grant date fair value of the PSUs are based on a Monte Carlo simulation value as of the applicable grant date. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2023—Long-Term Equity Incentive Compensation” for additional information about the PSUs.

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(3)See table below for the target number of PSUs and the number of RSUs granted to each NEO in the years ended December 31, 2023, 2022 and 2021 in accordance with the 2023 Long-Term EIP, the 2022 Long-Term EIP and the 2021 Long-Term EIP, respectively.

Named Executive Officer	Target Number of 2023 PSUs	2023 RSUs	Target Number of 2022 PSUs	2022 RSUs	Target Number of 2021 PSUs	2021 RSUs
Jason T. Serrano	153,808	102,539	73,924	36,962	67,750	33,875
Nicholas Mah	109,863	73,242	—	—	—	—
Kristine R. Nario-Eng	43,945	29,297	25,201	12,600	25,406	12,703
Nathan R. Reese	—	—	22,401	11,201	22,583	11,291

(4)Cash dividends paid on unvested restricted common stock and payments made upon settlement of vested DERs related to vesting of related RSUs and PSUs, which are included in “All Other Compensation,” are based on the same dividend rate per share as the dividends on our common stock. All other compensation includes:

	2023
Named Executive Officer	Dividends on Outstanding and Unvested Restricted Stock	Settlement of Vested DERs	Consulting Payments	401(k) Employer Contribution	Total All Other Compensation
Jason T. Serrano	$104,475	$460,864	$—	$—	$565,339
Nicholas Mah	$65,841	$306,047	$—	$—	$371,888
Kristine R. Nario-Eng	$27,633	$172,148	$—	$—	$199,781
Nathan R. Reese	$8,120	$27,158	$725,044	$—	$760,322

	2022
Named Executive Officer	Dividends on Outstanding and Unvested Restricted Stock	Settlement of Vested DERs	Supplemental Disability Insurance Policy Premium	401(k) Employer Contribution	Total All Other Compensation
Jason T. Serrano	$138,869	$166,408	$—	$—	$305,277
Kristine R. Nario-Eng	$36,127	$62,403	$—	$—	$98,530
Nathan R. Reese	$16,320	$55,470	$—	$—	$71,790

	2021
Named Executive Officer	Dividends on Outstanding and Unvested Restricted Stock	Settlement of Vested DERs	Supplemental Disability Insurance Policy Premium	401(k) Employer Contribution	Total All Other Compensation
Jason T. Serrano	$162,269	$6,019	$—	$—	$168,288
Kristine R. Nario-Eng	$27,703	$2,257	$—	$—	$29,960
Nathan R. Reese	$16,656	$2,007	$—	$—	$18,663

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(5)Represents the pro-rated amount of Mr. Reese's annual base salary that was paid to him for the period January 1, 2023 to July 31, 2023 (in accordance with the Reese Consulting Agreement).

Discussion of Summary Compensation Table

Cash Bonus.   In connection with the adoption of our annual incentive plans, cash incentive amounts paid under these plans for each of 2023, 2022 and 2021 not involving the exercise of positive discretion by the Compensation Committee are deemed to be grants of non-equity incentive compensation while cash incentive amounts paid pursuant to the exercise of positive discretion are deemed to be cash bonus. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2023— Annual Incentive Compensation.”

Stock Awards. As discussed in footnote (1) to the “Summary Compensation Table” above, we include restricted stock awards granted in each of 2023 and 2022 as compensation in the prior year because the size of the annual restricted stock awards were determined and awarded by the Compensation Committee in consideration of the amount deemed earned under the annual incentive compensation plan for each of 2022 and 2021, respectively, and each person’s individual performance and our performance during those years. Each restricted stock award granted to our NEOs under our annual incentive plans vests ratably on each of the first, second and third anniversaries of the date of grant.

Grants of Plan-Based Awards

The following table presents information regarding plan-based awards to our NEOs during the fiscal year ended December 31, 2023. See the information under the caption “—Other Compensation Arrangements” for information regarding the acceleration of vesting and payment of these awards in certain circumstances.

Name	Type of Award (1)	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards (3)
				Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Jason T. Serrano	RSA	1/27/2023		—	—	—		—	—	—	32,969	$407,500
	AIP	4/25/2023	(4)	—	—	$4,375,000	(5)	—	—	—	—	—
	PSU	4/25/2023		—	—	—		76,904	153,808	307,616	—	$2,062,565	(6)
	RSU	4/25/2023		—	—	—		—	—	—	102,539	$1,050,000
Nicholas Mah	RSA	1/27/2023		—	—	—		—	—	—	12,136	$150,000
	AIP	4/25/2023	(4)	—	—	$3,125,000	(5)	—	—	—	—	—
	PSU	4/25/2023		—	—	—		54,932	109,863	219,726	—	$1,473,263	(6)
	RSU	4/25/2023		—	—	—		—	—	—	73,242	$750,000
Kristine R. Nario-Eng	RSA	1/27/2023		—	—	—		—	—	—	5,592	$69,125
	AIP	4/25/2023	(4)	—	—	$1,350,000	(5)	—	—	—	—	—
	PSU	4/25/2023		—	—	—		21,973	43,945	87,890	—	$589,302	(6)
	RSU	4/25/2023		—	—	—		—	—	—	29,297	$300,000

(1)RSA refers to restricted stock awards. PSU refers to performance stock units. RSU refers to restricted stock units. AIP refers to 2023 Annual Incentive Plan awards.

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(2)RSA awards represent restricted stock awards issued as part of our NEOs’ 2022 compensation package under the 2022 Annual Incentive Plan on January 27, 2023, which vest as follows: one third vested on January 27, 2024, one third will vest on January 27, 2025 and the final one-third will vest on January 27, 2026. RSU represents awards of restricted stock units granted under the 2023 Long-Term EIP, which vest as follows: one third vested on January 1, 2024, one third will vest on January 1, 2025 and the final one-third will vest on January 1, 2026.

(3)See footnote (2) under the “Summary Compensation Table” for information on how the grant date fair value for RSA, RSU and PSU grants made in 2023 are determined.

(4)Represents the non-equity incentive plan awards granted under the 2023 Annual Incentive Plan. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2023—Annual Incentive Compensation” above. The 2023 Annual Incentive Plan is comprised of two parts: a quantitative component and a qualitative component. The 2023 Annual Incentive Plan provides for no minimum award or guaranteed payment and rewards participants if (i) Absolute Adjusted TER exceeds various hurdles between 4% and 14%, (ii) Relative Adjusted TER exceeds various hurdles between 25% and 75% and (iii) the participant's qualitative component exceeds zero. Incentive compensation under the 2023 Annual Incentive Plan is paid in cash. We have included 100% of the maximum award payable under the 2023 Annual Incentive Plan in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column above.

(5)Each of our NEOs' compensation under the 2023 Annual Incentive Plan was weighted 75% based on performance under the quantitative component and 25% under the qualitative component. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2023— Annual Incentive Compensation” above for a description of the hurdles and payout amounts applicable to these individuals under the 2023 Annual Incentive Plan.

(6)The PSU awards granted during the year ended December 31, 2023, may be earned (or not) based upon our three-year TSR performance as measured against the identified performance peer group of comparable companies for a performance period that commenced on January 1, 2023 and ends on December 31, 2025. Pursuant to these PSU awards, our NEOs are eligible to receive threshold, target and maximum payouts of 50%, 100% and 200%, respectively, of the respective target amount of PSUs awarded. In order to achieve threshold, target and maximum payouts under the PSUs, our TSR performance relative to the identified performance peer group over the performance period must rank at or above the 25th percentile, 50th percentile or 75th percentile, respectively. If our TSR over the performance period ranks below the threshold performance level, all of the PSUs will be forfeited.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about outstanding equity awards of our NEOs as of December 31, 2023.

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (1) (4)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Jason T. Serrano (4)	210,585	$1,796,290	227,732	$1,942,554
Nicholas Mah (5)	137,707	$1,174,641	154,665	$1,319,292
Kristine R. Nario-Eng (6)	60,016	$511,936	69,146	$589,815

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(1)Table below details grants to NEOs as part of compensation packages, the number of shares or units that have not vested as of December 31, 2023 and the future vesting schedule (provided the NEO remains employed by us as of such dates).

				Vesting Schedule
Named Executive Officer/Award Type (a)	Grant Date	Grant Amount	Number of Shares or Units of Stock that Have Not Vested	Vest Date	Vest Amount	Vest Date	Vest Amount	Vest Date	Vest Amount
Jason T. Serrano
RSA	January 27, 2021	29,450	9,817	January 27, 2024	9,817	—	—	—	—
RSA	January 27, 2022	43,992	29,328	January 27, 2024	14,664	January 27, 2025	14,664	—	—
RSA	January 27, 2023	32,969	32,969	January 27, 2024	10,990	January 27, 2025	10,990	January 27, 2026	10,989
RSU	January 1, 2021	33,875	11,291	January 1, 2024	11,291	—	—	—	—
RSU	January 27, 2022	36,962	24,641	January 1, 2024	12,321	January 1, 2025	12,320	—	—
RSU	April 25, 2023	102,539	102,539	January 1, 2024	34,180	January 1, 2025	34,180	January 1, 2026	34,179
			210,585
Nicholas Mah
RSA	January 27, 2021	19,633	6,544	January 27, 2024	6,544	—	—	—	—
RSA	January 27, 2022	34,986	23,324	January 27, 2024	11,662	January 27, 2025	11,662	—	—
RSA	January 27, 2023	12,136	12,136	January 27, 2024	4,046	January 27, 2025	4,045	January 27, 2026	4,045
RSU	January 1, 2021	22,583	7,527	January 1, 2024	7,527	—	—	—	—
RSU	January 27, 2022	22,401	14,934	January 1, 2024	7,467	January 1, 2025	7,467	—	—
RSU	April 25, 2023	73,242	73,242	January 1, 2024	24,414	January 1, 2025	24,414	January 1, 2026	24,414
			137,707
Kristine R. Nario-Eng
RSA	January 27, 2021	11,044	3,682	January 27, 2024	3,682	—	—	—	—
RSA	January 27, 2022	13,216	8,811	January 27, 2024	4,406	January 27, 2025	4,405	—	—
RSA	January 27, 2023	5,592	5,592	January 27, 2024	1,864	January 27, 2025	1,864	January 27, 2026	1,864
RSU	January 1, 2021	12,703	4,234	January 1, 2024	4,234	—	—	—	—
RSU	January 27, 2022	12,600	8,400	January 1, 2024	4,200	January 1, 2025	4,200	—	—
RSU	April 25, 2023	29,297	29,297	January 1, 2024	9,766	January 1, 2025	9,766	January 1, 2026	9,765
			60,016
(a)RSA refers to restricted stock awards. RSU refers to restricted stock units.

(2)Value is determined by multiplying the number of unvested shares of restricted stock or shares of common stock underlying unvested RSUs or PSUs, as the case may be, by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

(3)Represents, as of December 31, 2023, shares of common stock underlying the unearned PSUs granted to our NEOs on April 25, 2023 and January 27, 2022 at target performance levels. See "—Other Compensation Arrangements" for information regarding the various forfeiture and vesting provisions under the form of award agreements for our equity awards.

(4)See the information under the caption “—Other Compensation Arrangements” for information regarding the acceleration of vesting and payment of these restricted shares, PSUs and RSUs in certain circumstances.

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Vested Equity Awards

The following table presents information concerning the vesting of restricted stock, RSUs and PSUs for our NEOs during the fiscal year ended December 31, 2023.

Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Jason T. Serrano	157,876	$1,563,282
Nicholas Mah	106,390	$1,057,860
Kristine R. Nario-Eng	54,500	$528,108
Nathan R. Reese (3)	15,593	$173,033

(1)The three-year performance period for PSUs granted in 2021 ended on December 31, 2023. The Company achieved a relative TSR that ranked in the 58th percentile among the identified performance peer group for the performance period. Accordingly, the number of common stock that vested related to the PSUs granted in 2021 were greater than the target PSUs. For the year ended December 31, 2023, the following table details the number of shares of common stock vested and the related number of target PSUs for our NEOs.

Name	Number of Shares of Common Stock Vested	2021 Target PSUs
Jason T. Serrano	85,817	67,750
Nicholas Mah	57,212	45,167
Kristine R. Nario-Eng	32,181	25,406

(2)Value is determined by multiplying the number of shares (including those issued upon settlement of the corresponding vested RSUs and PSUs) by the closing sale price on the Nasdaq Global Select Market on the date on which such shares vested.

(3)In connection with Mr. Reese's cessation of service, he forfeited 5,616 shares of unvested restricted stock, 11,230 unvested RSUs and 44,984 unvested PSUs, representing a total market value as of prior year-end of $1,015,722.

CEO Compensation Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. As such, we annually monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2023, the annual total compensation of Mr. Serrano, our Chief Executive Officer, of $5,646,654, as shown in the Summary Compensation Table (the “CEO Compensation”), was approximately 28.31 times the annual total compensation of our median employee calculated in the same manner of $199,490.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and the CEO Compensation, we took the following steps:

•We determined that, as of December 31, 2023, our employee population, excluding our Chief Executive Officer, consisted of 78 individuals. We did not have part-time, temporary or seasonal employees as of December 31, 2023. If any permanent employee was employed for less than the full fiscal year, we annualized such employee's total compensation.

•We used a consistently applied compensation measure to identify our median employee of comparing the annual base salary, incentive award (including restricted shares earned as part of an incentive award), bonus and any dividends paid on restricted shares for the year ended December 31, 2023.

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•We identified our median employee by consistently applying this compensation measure to all of our employees, excluding our Chief Executive Officer. Since all of our employees, including our Chief Executive Officer, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2023 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $199,490.

•With respect to the annual total compensation of our Chief Executive Officer, we used the amount calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and reported in the “Total” column of the Summary Compensation Table included in this proxy statement and incorporated by reference in Item 11 of Part III of our 2023 Annual Report.

Pay Versus Performance Table

The following table should be read in conjunction with the related footnotes set forth below and the information under the captions “Compensation Discussion and Analysis” beginning on page 47 and “Executive Compensation—Summary Compensation Table” on page 74. We summarize below the pay versus performance information for the fiscal year ended December 31, 2023 for each of Messrs. Serrano, Mah and Reese and Ms. Nario-Eng and for the fiscal years ended December 31, 2022, 2021, 2020 and 2019 for each of Messrs. Mumma, Serrano and Reese and Ms. Nario-Eng.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (3) (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net (Loss) Income Attributable to Company's Common Stockholders ($ in Thousands)	Economic Return on Adjusted Book Value (7)
2023	$5,646,654	$3,503,505	$2,307,213	$1,263,951	$63.85	$96.48	$(90,035)	(12.8)%
2022	$4,770,331	$3,545,666	$1,539,435	$956,995	$67.38	$83.64	$(340,577)	(7.4)%
2021	$5,384,052	$4,233,385	$2,667,344	$2,145,690	$85.05	$113.97	$144,176	8.7%
2020	$4,320,874	$1,243,566	$2,110,067	$1,063,478	$76.86	$98.56	$(329,696)	(14.5)%
2019	$4,968,870	$6,436,416	$2,574,041	$2,624,620	$120.31	$121.33	$144,835	16.9%

(1)Amounts include compensation paid to Mr. Serrano as Chief Executive Officer for the year ended December 31, 2023 and as Chief Executive Officer and President for the year ended December 31, 2022 and to Mr. Mumma as Chief Executive Officer for the years ended December 31, 2019 through December 31, 2021. Mr. Mumma served as our Executive Chairman for the year ended December 31, 2022.

(2)The following table reconciles Summary Compensation Table Total to Compensation Actually Paid for our PEO for the years ended December 31, 2023, 2022, 2021, 2020 and 2019:

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	2023	2022	2021	2020	2019
Reported Summary Compensation Table Total	$5,646,654	$4,770,331	$5,384,052	$4,320,874	$4,968,870
Adjustments:
Deduction for amounts reported under the Stock Awards Column of Summary Compensation Table	(3,112,565)	(2,397,554)	(3,169,451)	(2,511,426)	(2,777,717)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	2,074,360	2,020,131	3,377,393	1,903,641	3,340,950
(Deduction) increase for change in fair value of awards granted in prior years that are outstanding and unvested as of year-end	(586,166)	(822,869)	(705,433)	(1,184,365)	863,361
(Deduction) increase for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	(518,778)	(24,373)	(653,176)	(1,285,158)	40,952
Total Adjustments	(2,143,149)	(1,224,665)	(1,150,667)	(3,077,308)	1,467,546
Compensation Actually Paid	$3,503,505	$3,545,666	$4,233,385	$1,243,566	$6,436,416

(3)Amounts include compensation paid to Messrs. Mah and Reese and Ms. Nario-Eng for the year ended December 31, 2023, Messrs. Mumma and Reese and Ms. Nario-Eng for the year ended December 31, 2022 and to Messrs. Serrano and Reese and Ms. Nario-Eng for the years ended December 31, 2019 through December 31, 2021. Mr. Mah became an NEO on January 1, 2023.

(4)The following table reconciles Average Summary Compensation Table Total to Average Compensation Actually Paid for our non-PEOs for the years ended December 31, 2023, 2022, 2021, 2020 and 2019:

	2023	2022	2021	2020	2019
Reported Average Summary Compensation Table Total	$2,307,213	$1,539,435	$2,667,344	$2,110,067	$2,574,041
Adjustments:
Deduction for amounts reported under the Stock Awards Column of Summary Compensation Table	(1,037,522)	(474,366)	(1,447,278)	(1,150,102)	(1,468,061)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	691,453	383,690	1,543,897	863,102	1,357,383
(Deduction) increase for change in fair value of awards granted in prior years that are outstanding and unvested as of year-end	(180,960)	(433,587)	(334,265)	(544,555)	157,789
(Deduction) increase for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	(177,659)	(58,177)	(284,008)	(215,034)	3,468
Deduction for fair value at prior year-end of awards granted in prior years that failed to meet the applicable vesting conditions	(338,574)	—	—	—	—
Total Adjustments	(1,043,262)	(582,440)	(521,654)	(1,046,589)	50,579
Average Compensation Actually Paid	$1,263,951	$956,995	$2,145,690	$1,063,478	$2,624,620

(5)Total Shareholder Return and Peer Group Total Shareholder Return assumes $100 invested at December 31, 2018.

(6)Peer Group referenced for purpose of the Total Stockholder Return comparison consists of the FTSE National Association of Real Estate Investment Trusts Mortgage REIT Index.

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(7)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period. Adjusted book value represents a non-GAAP financial measure. See Annex A -"Non-GAAP Financial Measures" for a reconciliation of GAAP book value to adjusted book value.

Description of Relationships between Pay and Performance

Total Shareholder Return

The following graph illustrates the relationship between compensation actually paid to our NEOs and Company and peer group total shareholder return on a cumulative basis assuming investment of $100 on December 31, 2018:

Compensation Actually Paid Versus
Total Shareholder Return
Compensation Actually Paid
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$121.33
$120.31
$98.56
$76.86
$113.97
$85.05
$83.64
$67.38
$96.48
$63.85
$120
$60
$0
Value of Initial Fixed $100
Investment Based on Total
Shareholder Return
2019
2020
2021
2022
2023
PEO
Average Non-PEO NEOs
Company Total Shareholder Return
Peer Group Total Shareholder Return

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Net Income Attributable to Company's Common Stockholders

The following graph illustrates the relationship between compensation actually paid to our NEOs and our net income attributable to Company's common stockholders on an annual basis:

Compensation Actually Paid Versus Net Income (Loss)
Attributable to Company's Common Stockholders
Compensation Actually Paid
$6,000,000
$4,000,000
$2,000,000
$0
$200
$0
$(200)
$(400)
Net Income (Loss) Attributable to Company's Common Stockholders ($ in Millions)
$144.8
$(329.7)
$144.2
$(340.6)
$(90.0)
2019
2020
2021
2022
2023
PEO
Average Non-PEO NEOs
Net Income Attributable to Company's Common Stockholders

Economic Return on Adjusted Book Value

The following graph illustrates the relationship between compensation actually paid to our NEOs and our economic return on adjusted book value on an annual basis:

Compensation Actually Paid Versus
Economic Return on Adjusted Book Value
Compensation Actually Paid
$6,000,000
$4,000,000
$2,000,000
$0
16.9%
8.7%
(14.5)%
(7.4)%
(12.8)%
20%
0%
(20)%
Economic Return on Adjusted Book Value
2019
2020
2021
2022
2023
PEO
Average Non-PEO NEOs
Economic Return on Adjusted Book Value

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Important Financial Measures

The following financial performance measures represent the most important financial performance measures used by us in linking executive compensation actually paid to our NEOs during 2023 to our performance for that year:

•Economic return on adjusted book value per common share;
•Undepreciated earnings (loss) per common share;
•Total stockholder return;
•Net interest spread; and
•G&A expense ratio.

Pension Benefits

We do not currently sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our NEOs.

Nonqualified Deferred Compensation

We do not currently sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified for our NEOs.

Other Compensation Arrangements

Restricted Stock Award Agreements

The restricted stock award agreements we entered into with our NEOs contain certain vesting and acceleration provisions with respect to a termination of employment as a result of death or disability. Under the restricted stock award agreements, if an NEO’s employment with us is terminated due to death, the restricted shares issued under the agreement will become fully vested and non-forfeitable upon the date of death. If an NEO’s employment with us is terminated due to disability, the restricted shares issued under the agreement will become fully vested and non-forfeitable upon the date of the termination of the NEO’s employment. The vesting or acceleration of unvested shares upon a termination for cause or resignation for good reason will be determined based on the terms of each respective NEO's employment agreement.

Restricted stock award agreements entered into by us with our NEOs generally provide for the grant of shares of restricted common stock, one-third of which will vest and become non-forfeitable on each of the first, second and third anniversaries of the date of grant subject to certain conditions, although under some circumstance the restricted stock award agreements may provide for other vesting periods. The holders of these restricted shares of common stock issued by us are entitled to (i) the payment of dividends on their unvested shares based on the same dividend rate per share as the dividends on our unrestricted common stock and (ii) vote their unvested shares.

Performance Stock Unit Award Agreements

The Compensation Committee and the Board of Directors have previously approved the form of PSU Agreement pursuant to which we have made PSU Awards since 2018. The PSU Agreements contain certain terms as described under “Long-Term Equity Incentive Compensation” set forth herein.

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Since 2020, the PSU Agreements provide that an NEO has the right to receive settlement of his or her PSUs in amounts ranging from 0% to 200% of the target number of PSUs that vest and become earned and non-forfeitable based on the attainment of relative TSR hurdles during the performance period (which, in the case of a 2023 PSU, is January 1, 2023 through December 31, 2025) as measured against an identified performance peer group. Pursuant to the 2020 PSU Agreement, 2021 PSU Agreement and 2022 PSU Agreement (the “2020-2022 PSU Agreements”), an awardee was entitled to 50%, 100% and 200% of the target PSUs upon achievement of relative total shareholder return at the 30th, 50th and 80th, respectively, percentile ranking among the identified performance peer group for the performance period. Pursuant to the 2023 PSU Agreements (the “2023 PSU Agreements”), an awardee was entitled to 50%, 100% and 200% of the target PSUs upon achievement of relative total shareholder return at the 25th, 50th and 75th, respectively, percentile ranking among the identified performance peer group for the performance period. The 2024 PSU Award Agreement is substantially similar to the 2023 PSU Agreement except for the changes described in “Overview of Executive Officer Compensation Determinations for 2024.”

Pursuant to the 2020-2022 PSU Agreements and 2023 PSU Agreements, except as set forth below or as otherwise provided in an employment agreement between the awardee and us or as otherwise determined by the Compensation Committee, upon any termination of an awardee’s employment or service relationship with us or our affiliates for any reason prior to the end of the performance period, any unearned PSUs will terminate automatically without any further action by us:

•if an NEO’s employment with the Company is terminated due to the NEO’s Retirement (as defined in such PSU Agreements) prior to the end of the performance period, the target PSUs will be reduced on a pro-rata basis to reflect (x) the number of days in which the NEO was employed from the date of grant through the date of the NEO’s retirement, divided by (y) the number of days in the performance period. In this case, the prorated number of target PSUs will remain outstanding and eligible to vest and become earned PSUs to the extent to which the Company satisfies the performance goal set forth in the applicable PSU Agreement, which will be determined by the Compensation Committee in its sole discretion following the end of the performance period (while any PSUs under these agreements that do not become earned PSUs shall be automatically forfeited); and

•upon a change in control of our Company, the performance period will end on the date of the change in control and the Compensation Committee will determine the number of PSUs under those agreements that are eligible to be earned to the extent that the performance goal has been satisfied through the date of the change in control (the “Eligible CIC PSUs”). In this case, the number of Eligible CIC PSUs will vest and become earned if the NEO remains employed through the requisite service period for the award. If the NEO’s employment with us is terminated within 24 months of the date of the change in control without Cause (as defined in such PSU Agreement) or by the NEO for Good Reason (as defined in such PSU Agreement) and prior to the end of the requisite service period, the Eligible CIC PSUs will be deemed vested. Appropriate amounts of shares will be issued to the holders (including zero if the performance goal was not satisfied). For purposes of the definitions of Cause and Good Reason as it relates to our NEOs with whom we have an employment agreement, such definitions contained in the applicable employment agreement will control.

The 2020-2022 PSU Agreements and 2023 PSU Agreements also provide for a DER that will be paid when the applicable PSUs are earned and vest. The DERs may be settled in cash or stock at the discretion of the Compensation Committee.

Following the Compensation Committee’s certification of the performance goal attainment level, but in no event later than 60 days following the date the relevant performance period ends, the NEO will receive a number of shares of common stock equal to the number of earned PSUs.

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Restricted Stock Unit Award Agreements

The Compensation Committee and the Board of Directors have previously approved the form of RSU Agreement pursuant to which we have made RSU Awards since 2020. In April 2024, the Compensation Committee and the Board of Directors approved the form of RSU Agreement pursuant to which we have made RSU Awards under the 2024 Long-Term EIP (the “2024 RSU Agreement”), which agreement is substantially in the form of RSU Agreements memorializing the 2020 RSUs (the "2020 RSU Agreement"), the 2021 RSUs (the "2021 RSU Agreement"), the 2022 RSUs (the "2022 RSU Agreement") and the 2023 RSUs (the "2023 RSU Agreement") and, together with the 2024 RSU Agreement, 2022 RSU Agreement, 2021 RSU Agreement and the 2020 RSU Agreement, the "2020-2024 RSU Agreements"). To the extent vested, each RSU represents the right to receive one share of our common stock, subject to the terms and conditions set forth in the applicable RSU Agreement and the 2017 Stock Plan. Subject to certain exceptions, unless and until the RSUs vest, the NEO will have no right to receive any shares or other payments in respect of such RSUs. In addition, each RSU includes a corresponding DER, which DER will remain outstanding from the date of grant until the earlier of the settlement or forfeiture of the RSU to which the DER corresponds. Each vested DER entitles the NEO to receive payments, subject to and in accordance with the applicable RSU Agreement, in an amount equal to any dividends paid by us in respect of the common share underlying the RSU. Upon the date that the RSU becomes vested, the DER with respect to such vested RSU will become vested. Similarly, upon the forfeiture of an RSU, the DER with respect to such forfeited RSU will also be forfeited. Settlement of vested RSUs and payments with respect to vested DERs will be made as soon as practicable, and within 60 days, after the date that such RSU and DER vests. The RSUs will vest ratably over 3 years at the beginning of each fiscal year following the grant date.

The 2020-2024 RSU Agreements contain certain vesting and acceleration provisions with respect to a termination of employment as a result of death or disability or in the event of a change in control and subsequent termination of employment without Cause (as defined in the applicable RSU Agreement) or for Good Reason (as defined in the applicable RSU Agreement). Under the applicable RSU Agreement, if the NEO’s employment with us is terminated due to death, the unvested RSUs under that agreement will become fully vested and non-forfeitable upon the date of death. If the NEO’s employment with us is terminated due to disability, the unvested RSUs under that agreement will become fully vested and non-forfeitable upon the date of the termination of the NEO’s employment. In addition, unvested RSUs issued to our NEOs will not accelerate or vest solely due to a change in control, but would instead require that the NEO’s employment with us be terminated within 24 months of our change in control by us without Cause (as defined in the applicable RSU Agreement) or by the NEO for Good Reason (as defined in the applicable RSU Agreement). Any unvested RSUs will be deemed vested if an NEO’s employment is terminated without Cause or for Good Reason, each as defined in the applicable employment agreement, during any portion of the requisite service period.

Employment Agreements

Serrano Employment Agreement. On December 23, 2021, we entered into an employment agreement with Jason T. Serrano, our President, in connection with his appointment as our Chief Executive Officer and President (the “Serrano Employment Agreement”), effective as of January 1, 2022. The Serrano Employment Agreement had a two-year term, beginning on January 1, 2022 and ending on December 31, 2023 (unless sooner terminated in accordance with the terms thereof) and is subject to potential automatic annual one-year renewals after the initial term. Pursuant to the Serrano Employment Agreement, in the event we fail to provide Mr. Serrano with written notice of our determination not to extend the term of the Serrano Employment Agreement at least 90 days prior to the expiration date of the initial or any applicable renewal term, the Serrano Employment Agreement will be automatically extended for an additional one-year period following the end of such term.

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Pursuant to the Serrano Employment Agreement, Mr. Serrano is entitled to an annual base salary that is subject to future increases at the discretion of the Compensation Committee or the Board of Directors. Mr. Serrano is also eligible to earn annual incentive bonuses based on the level of achievement of specified performance measures set by the Compensation Committee. No later than March 31 of each fiscal year during the term of the Serrano Employment Agreement, the Compensation Committee will adopt the Bonus Plan that will set forth the performance criteria for the fiscal year. If we or Mr. Serrano satisfy the performance criteria contained in the Bonus Plan for a fiscal year, Mr. Serrano will receive an annual incentive bonus in an amount pursuant to such Bonus Plan or as determined by the Compensation Committee, as applicable, and subject to ratification by the Board of Directors, if required. Additionally, Mr. Serrano is eligible to participate in our 2017 Stock Plan to receive annual long-term incentive awards with respect to shares of our common stock. The Compensation Committee will approve any such awards made to Mr. Serrano pursuant to the 2017 Stock Plan and each award will be governed by the terms and conditions of the 2017 Stock Plan and the applicable award agreement.

If we terminate Mr. Serrano’s employment without Cause or due to Non-Renewal or Mr. Serrano terminates his employment with us for Good Reason (as each such term is defined under the caption "— Certain Compensation Arrangements Definitions" below), Mr. Serrano would be entitled to the following (as applicable, and subject to satisfaction of the release requirements set forth in the Serrano Employment Agreement): (a) an amount equal to the product of (i) two, multiplied by (ii) the sum of (A) Mr. Serrano’s annual base salary at the time of such termination, plus (B) the average annual incentive bonus earned by Mr. Serrano during the two most recently completed fiscal years prior to the year in which the termination occurs, such payment to be paid in lump sum; (b) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period.

If Mr. Serrano’s employment is terminated due to his death, each of his designated beneficiaries would be entitled (subject to satisfaction of the release requirements set forth in the Serrano Employment Agreement) to the following: (a) an amount equal to the sum of Mr. Serrano’s (i) annual base salary for the year in which the termination took place and (ii) his target bonus for the year in which the termination took place; (b) acceleration of any outstanding unvested equity awards held by such Mr. Serrano; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period; and (c) continued benefits for his surviving spouse or other dependents covered under his health insurance policy as of the date of his death for a period of 18 months.

If Mr. Serrano’s employment is terminated due to his disability, he would be entitled (subject to satisfaction of the release requirements set forth in the Serrano Employment Agreement) to the following: (a) all amounts to which he is entitled under the disability plans, programs and policies maintained by us or in connection with employment by us; (b) COBRA reimbursements for him and his eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period.

If we terminate Mr. Serrano’s employment with Cause or Mr. Serrano terminates his employment with us for other than Good Reason, we will not have any further obligations to him other than payment of his full base salary through the date of termination at the rate in effect at the time notice of termination is given and all reasonable and customary expenses incurred by him in performing his duties prior to the date of termination.

Pursuant to the Serrano Employment Agreement, Mr. Serrano is, under certain conditions, subject to one‑year post-employment non-competition and non-solicitation covenants, as well as confidentiality covenants.

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Mah and Nario-Eng Employment Agreements. On February 1, 2022, we entered into an employment agreement with Kristine R. Nario-Eng, our Chief Financial Officer (the “Nario-Eng Employment Agreement”). On December 13, 2022, we entered into a substantially similar employment agreement with Nicholas Mah, our President, which took effect on January 1, 2023 (the “Mah Employment Agreement”). Each of the Mah and Nario-Eng Employment Agreements have a two-year term (unless sooner terminated in accordance with the terms thereof) and are subject to potential automatic annual one-year renewals after the initial term. The initial term of the Nario-Eng Employment Agreement began on February 1, 2022 and ended on January 31, 2024. The initial term of the Mah Employment Agreement began on January 1, 2023 and ends on December 31, 2024. Pursuant to the Mah and Nario-Eng Employment Agreements, in the event we fail to provide Mr. Mah or Ms. Nario-Eng with written notice of our determination not to extend the term of their respective employment agreement at least 90 days prior to the expiration date of the initial or any applicable renewal term, the Mah and/or Nario-Eng Employment Agreement, as applicable are automatically extended for an additional one-year period following the end of such term.

Pursuant to their respective employment agreements, Mr. Mah and Ms. Nario-Eng are entitled to annualized base salaries that are subject to future increases at the discretion of the Compensation Committee or the Board of Directors. Mr. Mah and Ms. Nario-Eng are also eligible to earn annual incentive bonuses based on the level of achievement of specified performance measures set by the Compensation Committee. No later than March 31 of each fiscal year during the term of each of the Mah and Nario-Eng Employment Agreements, the Compensation Committee will adopt the Bonus Plan that will set forth the performance criteria for the fiscal year. If we or Mr. Mah or Ms. Nario-Eng, as applicable, satisfy the performance criteria contained in the Bonus Plan for a fiscal year, Mr. Mah or Ms. Nario-Eng, as applicable, will receive an annual incentive bonus in an amount pursuant to such Bonus Plan or as determined by the Compensation Committee, as applicable, and subject to ratification by the Board of Directors, if required. Additionally, Mr. Mah and Ms. Nario-Eng are eligible to participate in our 2017 Stock Plan to receive annual long-term incentive awards with respect to shares of our common stock. The Compensation Committee will approve any such awards made to Mr. Mah or Ms. Nario-Eng pursuant to the 2017 Stock Plan and each award will be governed by the terms and conditions of the 2017 Stock Plan and the applicable award agreement.

If we terminate Mr. Mah’s or Ms. Nario-Eng’s employment without Cause or due to Non-Renewal or if Mr. Mah or Ms. Nario-Eng terminate their respective employment with us for Good Reason (as each such term is defined under the caption "— Certain Compensation Arrangements Definitions" below), Mr. Mah or Ms. Nario-Eng, as applicable, would be entitled to the following (subject to satisfaction of the release requirements set forth in their applicable employment agreement): (a) an amount equal to the product of (i) one and one-half, in the case of Mr. Mah, or one, in the case of Ms. Nario-Eng, multiplied by (ii) the sum of (A) the applicable individual’s annual base salary at the time of such termination, plus (B) the average annual incentive bonus earned by the applicable individual during the two most recently completed fiscal years prior to the year in which the termination occurs, such payments to be paid in lump sum; (b) COBRA reimbursements (or substitute payments) for the applicable individual and their eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period.

If Mr. Mah’s or Ms. Nario-Eng’s employment is terminated due to their death, each of their designated beneficiaries would be entitled (subject to satisfaction of the release requirements set forth in their applicable employment agreement) to the following: (a) an amount equal to the sum of the applicable individual’s (i) annual base salary for the year in which the termination took place and (ii) their target bonus for the year in which the termination took place; (b) acceleration of any outstanding unvested equity awards held by the applicable individual; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period; and (c) continued benefits for their surviving spouse or other dependents covered under the applicable individual’s health insurance policy as of the date of their death for a period of 18 months.

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If Mr. Mah’s or Ms. Nario-Eng’s employment is terminated due to their disability, they would be entitled (subject to satisfaction of the release requirements set forth in their applicable employment agreement) to the following: (a) all amounts to which they are entitled under the disability plans, programs and policies maintained by us or in connection with their employment by us; (b) COBRA reimbursements for the applicable individual and their eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period.

If we terminate Mr. Mah’s or Ms. Nario-Eng’s employment with Cause or if Mr. Mah or Ms. Nario-Eng terminates their employment with us for other than Good Reason, we will not have any further obligations to the applicable individual, other than payment of their full base salary through the date of termination at the rate in effect at the time notice of termination is given and all reasonable and customary expenses incurred by Mr. Mah or Ms. Nario-Eng, as applicable, in performing their duties prior to the date of termination.

Pursuant to the Mah and Nario-Eng Employment Agreements, Mr. Mah and Ms. Nario-Eng each are, under certain conditions, subject to one‑year post-employment non-competition and non-solicitation covenants, as well as confidentiality covenants.

Certain Compensation Arrangements Definitions

The restricted stock award agreements, performance stock unit award agreements and restricted stock unit award agreements we enter into with our NEOs define the terms Retirement, Cause, and Good Reason, unless otherwise defined in an NEO’s employment, consulting and/or severance agreement with us. Because we have entered into an employment agreement or change in control agreement with each of our NEOs, the definitions of Cause and Good Reason in each NEO’s employment agreement or change in control agreement apply to such NEO’s restricted stock award agreements, performance stock unit award agreements and restricted stock unit award agreements. As used in our performance stock award agreements, Retirement has the definition set forth below.

•“Retirement” means an NEO’s voluntary resignation from the Company that occurs (a) on or after the completion of 10 or more full years of service with the Company (which need not be continuous) and (b) when the sum of the NEO’s age and years of service with the Company equals or exceeds 70 (in each case, measured in years and rounded down to the nearest whole number).

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The Serrano Employment Agreement, Nario-Eng Employment Agreement, and Mah Employment Agreement (collectively, the “NEO Employment Agreements”) define certain terms as set forth below.

•“Cause” means a determination by a majority of the members of the Board of Directors (other than the NEO, if the NEO serves on the Board of Directors) that the NEO: (i) committed fraud or misappropriated, stole or embezzled funds or property from the Company or an affiliate of the Company or secured or attempted to secure personally any profit in connection with a transaction entered into on behalf of the Company or an affiliate of the Company, (ii) has been convicted of, or entered a plea of guilty or “nolo contendere” to, a felony which in the reasonable opinion of the Board of Directors brings the NEO into disrepute or is likely to cause harm to the Company’s (or any affiliate of the Company’s) business, reputation, financial condition or prospects, (iii) has failed to perform (other than by reason of illness or temporary disability) their duties under their respective NEO Employment Agreement and has not corrected their performance within 30 days after such NEO receives notice from the Board of Directors that such NEO is failing to perform their duties, (iv) has violated or breached any material law or regulation to the detriment of the Company or any affiliates of the Company or its business, or (v) has breached any of their duties or obligations under their respective NEO Employment Agreement where such breach causes or is reasonably likely to cause material harm to the Company. With respect to the Serrano Employment Agreement, the potential harm to the Company under clause (ii) and the detriment to the Company under clause (iv) must be material in order for Cause to arise. With respect to the Mah Employment Agreement, Mr. Mah’s ability to correct his performance pursuant to clause (iii) above is limited to situations where such failure to perform is capable of correction.

•“Good Reason” means, unless otherwise consented to by the NEO: (i) the Company’s failure to comply with any material provision of an NEO’s respective NEO Employment Agreement which has not been cured within 30 days after the NEO notifies the Company of such failure, (ii) the assignment to the NEO of duties inconsistent with the NEO’s position with the Company or a substantial adverse alteration in the nature or status of the NEO’s responsibilities (except that, (A) a determination by the Nominating & Corporate Governance Committee not to nominate the NEO for re-election as a director of the Company, if such NEO serves as a director, or (B) a failure by the Company’s stockholders to elect the NEO as a director of the Company will not be deemed to be Good Reason), (ii) a material reduction in employee benefits other than a reduction generally applicable to similarly situated executives of the Company, (iv) relocation of the Company’s principal place of business outside of the Borough of Manhattan in New York City, or (v) the Company’s failure to pay the NEO’s annual base salary or any incentive bonus to which they are entitled under the Company’s bonus plans. With respect to the Mah Employment Agreement, Good Reason does not arise when Mr. Mah is assigned inconsistent duties under clause (ii) above. Additionally, under the Mah Employment Agreement, the Company has 30 days following receipt of notice from Mr. Mah of any condition that may give rise to Good Reason to correct such condition.

Potential Payments Upon Change in Control, Death or Disability, Termination Without Cause or Resignation for Good Reason

The following tables represent the payments due to each of Messrs. Serrano and Mah and Ms. Nario-Eng in the event of termination due to death or disability, termination without Cause or resignation for Good Reason, or a change in control, assuming such event occurred on December 31, 2023, that would have been triggered under the 2017 Stock Plan (or any predecessor or successor plan thereto), and the respective restricted stock award, RSU and PSU agreements and employment agreements for those NEOs. As discussed above, Mr. Reese ceased to serve as an NEO of our Company on April 26, 2023. For a description of the payments Mr. Reese received in connection with his cessation of services as Chief Operating Officer, please see “—Compensation Developments During 2023” above.

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Payments Due Upon Termination Without Cause or Resignation With Good Reason (1)

Name	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Benefits (4)	Total
Jason T. Serrano	$—	$—	$3,738,844	$—	$—	$5,006,500	$41,105	$8,786,449
Nicholas Mah	$—	$—	$2,493,933	$—	$—	$3,361,125	$41,105	$5,896,163
Kristine R. Nario-Eng	$—	$—	$1,101,751	$—	$—	$1,117,625	$41,105	$2,260,481

(1)See "— Certain Compensation Arrangements Definitions" above for the definitions of Cause and Good Reason applicable to each of Messrs. Serrano and Mah and Ms. Nario-Eng.

(2)Represents the value, based on the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, of:

•in the case of Mr. Serrano, represents the value, based on the closing sale price of our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, of the sum of (i) 72,114 shares of unvested outstanding restricted stock held by Mr. Serrano that would have vested in full at December 31, 2023 pursuant to such event, (ii) the value of Mr. Serrano’s 2022 PSU and 2023 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2022 PSUs and 2023 PSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, and (iii) the value of Mr. Serrano's unvested 2021 RSU, 2022 RSU and 2023 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

•in the case of Mr. Mah, represents the value, based on the closing sale price of our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, of the sum of (i) 42,004 shares of unvested outstanding restricted stock held by Mr. Mah that would have vested in full at December 31, 2023 pursuant to such event, (ii) the value of Mr. Mah's 2022 PSU and 2023 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2022 PSUs and 2023 PSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, and (iii) the value of Mr. Mah's unvested 2021 RSU, 2022 RSU and 2023 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

•in the case of Ms. Nario-Eng, represents the value, based on the closing sale price of our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, of the sum of (i) 18,085 shares of unvested outstanding restricted stock held by Ms. Nario-Eng that would have vested in full at December 31, 2023 pursuant to such event, (ii) the value of Ms. Nario-Eng’s 2022 PSU and 2023 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2022 PSUs and 2023 PSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, and (iii) the value of Ms. Nario-Eng's unvested 2021 RSU, 2022 RSU and 2023 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

(3)Equals the product of, for Mr. Serrano, (a) two (2) and (b) the sum of Mr. Serrano's base salary and the average annual incentive award earned by Mr. Serrano during 2022 and 2021, for Mr. Mah, (a) one and one-half (1.5) and (b) the sum of Mr. Mah's base salary and the average annual incentive award earned by Mr. Mah during 2022 and 2021 and, for Ms. Nario-Eng, (a) one (1) and (b) the sum of Ms. Nario-Eng’s base salary and the average annual incentive award earned by Ms. Nario-Eng during 2022 and 2021.

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(4)Represents the value of the health care benefits that are payable by the Company on each respective NEO's behalf pursuant to his or her employment agreement with us.

Payments Due Upon Termination Due to Disability

Name	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits (2)	Total
Jason T. Serrano	$—	$—	$3,738,844	$—	$—	$—	$41,105	$3,779,949
Nicholas Mah	$—	$—	$2,493,933	$—	$—	$—	$41,105	$2,535,038
Kristine R. Nario-Eng	$—	$—	$1,101,751	$—	$—	$—	$41,105	$1,142,856

(1)Represents the value, based on the closing sale price of our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, of:

•in the case of Mr. Serrano, the sum of (i) 72,114 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2023 pursuant to such event, (ii) the value of Mr. Serrano’s 2022 PSU and 2023 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2022 PSUs and 2023 PSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, and (iii) the value of Mr. Serrano's unvested 2021 RSU, 2022 RSU and 2023 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

•in the case of Mr. Mah, the sum of (i) 42,004 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2023 pursuant to such event, (ii) the value of Mr. Mah’s 2022 PSU and 2023 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2022 PSUs and 2023 PSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, and (iii) the value of Mr. Mah's unvested 2021 RSU, 2022 RSU and 2023 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

•in the case of Ms. Nario-Eng, the sum of (i) 18,085 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2023 pursuant to such event, (ii) the value of Ms. Nario-Eng’s 2022 PSU and 2023 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2022 PSUs and 2023 PSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, and (iii) the value of Ms. Nario-Eng's unvested 2021 RSU, 2022 RSU and 2023 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

(2)Represents the value of the health care benefits that are payable by the Company on each respective NEO's behalf pursuant to his or her employment agreement with us.

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Payments Due Upon Termination Due to Death

Name	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Benefits (3)	Total
Jason T. Serrano	$875,000	$—	$3,738,844	$—	$2,187,500	$—	$23,613	$6,824,957
Nicholas Mah	$625,000	$—	$2,493,933	$—	$1,562,500	$—	$23,613	$4,705,046
Kristine R. Nario-Eng	$500,000	$—	$1,101,751	$—	$675,000	$—	$23,613	$2,300,364

(1)Represents the value, based on the closing sale price of our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, of:

•in the case of Mr. Serrano, the sum of (i) 72,114 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2023 pursuant to such event, (ii) the value of Mr. Serrano’s 2022 PSU and 2023 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2022 PSUs and 2023 PSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, and (iii) the value of Mr. Serrano's unvested 2021 RSU, 2022 RSU and 2023 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

•in the case of Mr. Mah, the sum of (i) 42,004 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2023 pursuant to such event, (ii) the value of Mr. Mah’s 2022 PSU and 2023 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2022 PSUs and 2023 PSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, and (iii) the value of Mr. Mah's unvested 2021 RSU, 2022 RSU and 2023 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

•in the case of Ms. Nario-Eng, the sum of (i) 18,085 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2023 pursuant to such event, (ii) the value of Ms. Nario-Eng’s 2022 PSU and 2023 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2022 PSUs and 2023 PSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, and (iii) the value of Ms. Nario-Eng's unvested 2021 RSU, 2022 RSU and 2023 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $8.53, the closing sale price for our common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

(2)Represents annual target incentive compensation for each of Messrs. Serrano and Mah and Ms. Nario-Eng under the 2023 Annual Incentive Plan in accordance with the respective NEO's employment agreement.

(3)Represents the value of the health care benefits that are payable by the Company on each respective NEO's behalf pursuant to his or her employment agreement with us.

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Payments Due Upon Change In Control (1)

Name	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits	Total
Jason T. Serrano	$—	$—	$—	$—	$—	$—	$—	$—
Nicholas Mah	$—	$—	$—	$—	$—	$—	$—	$—
Kristine R. Nario-Eng	$—	$—	$—	$—	$—	$—	$—	$—
(1)Pursuant to the employment agreements, change in control agreements and equity award agreements, no compensation is due to the NEOs solely upon a change in control of our Company.

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Limitation on Liability and Indemnification

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•actual receipt of an improper benefit or profit in money, property or services; or

•a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•the director or officer actually received an improper personal benefit of money, property or services; or

•in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any capacity described above and to any of our or our predecessors’ employees or agents.

96

In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors and officers may not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•there has been an adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

•all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

97

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussion, the Committee recommends that it be included in this proxy statement.

Compensation Committee

Lisa A. Pendergast (Chair)
Eugenia R. Cheng
Michael B. Clement

April 26, 2024

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

98

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Lisa A. Pendergast, Eugenia R. Cheng and Michael B. Clement served as members of the Compensation Committee during 2023. No member of the Compensation Committee was an employee of the Company during the 2023 fiscal year or an officer of the Company during any prior period. During 2023, no interlocking relationship existed between any member of our Board of Directors and any member of the compensation committee of any other company.

99

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of New York Mortgage Trust, Inc. is composed of Michael B. Clement (Chair), Audrey E. Greenberg and Steven G. Norcutt, each of whom is independent under the enhanced independence requirements for audit committee members set forth in the rules of the SEC and in accordance with our independent criteria discussed under the caption “Information on Our Board of Directors and its Committees—Independence of Our Board of Directors.” The Audit Committee operates under a written charter.

The Audit Committee oversees New York Mortgage Trust, Inc.’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2023 included in the Annual Report on Form 10-K for the year ended December 31, 2023 of New York Mortgage Trust, Inc.

The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including the overall scope and plan for their audit, the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee also recommended that Grant Thornton LLP be retained as the Company’s independent registered public accounting firm for the 2024 fiscal year.

Audit Committee

Michael B. Clement (Chair)
Audrey E. Greenberg
Steven G. Norcutt

April 26, 2024

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

100

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us for the years ended December 31, 2023 and December 31, 2022 by Grant Thornton LLP were as follows:

Fee Type	2023	2022
Audit Fees(1)	$1,595,950	$1,793,745
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,595,950	$1,793,745

(1)Audit Fees represent the aggregate fees billed for professional services rendered to us and our subsidiaries with respect to the audit of our consolidated financial statements included in our annual reports and the reviews of the financial statements included in our quarterly reports. Additionally, Audit Fees also include the aggregate fees billed for professional services for the issuance of comfort letters, consents and related services in connection with public offerings of securities and registration statements filed on Form S-3 and on Form S-8 under the Securities Act of 1933, as amended, amounting to approximately $0.1 million for the year ended December 31, 2022.

Policies and Procedures

The Audit Committee has adopted procedures for pre-approving audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required for payment of fees that exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, employees, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

The Audit Committee has determined that the provision of non-audit services performed by Grant Thornton LLP during 2023 is compatible with maintaining its independence from the Company as an independent registered public accounting firm. For the year ended December 31, 2023, the Audit Committee pre-approved all services rendered by Grant Thornton LLP.

101

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the proxy being made available to stockholders intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

102

ANNUAL REPORT

A copy of our 2023 Annual Report, including the financial statements and financial statement schedules, is being furnished to stockholders along with this proxy statement. These materials are available at http://www.proxyvote.com. Paper copies may be requested without charge in accordance with the instructions included in the Notice that was sent to stockholders of record beginning on or about April 26, 2024. A copy of the 2023 Annual Report is also available online at http://www.nymtrust.com.

103

“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORTS

The SEC rules allow for the delivery of a single copy of the Notice or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to stockholders. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our common stock to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449 or in writing at Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to New York Mortgage Trust, Inc., 90 Park Avenue, New York, New York, 10016, Attention: Investor Relations, or contact our Investor Relations via telephone at (646) 795-4066. You can also refer to our website at www.nymtrust.com. Information at, or connected to, our website is not and should not be considered part of this proxy statement.

By order of the Board of Directors,

Kristine R. Nario-Eng
Secretary
April 26, 2024
New York, New York

104

Annex A

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this proxy statement includes certain non-GAAP financial measures, including adjusted interest income, undepreciated earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP.

Adjusted Interest Income

Financial results for the Company during a given period include the interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our "interest earning assets"). Adjusted interest income, a supplemental non-GAAP financial measure) is impacted by factors such as the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted interest income as such factors will be amortized over the expected term of such investments.

Adjusted interest income is calculated as our GAAP interest income reduced by the interest expense recognized on collateralized debt obligations ("CDOs") issued by a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs that we consolidate in our financial statements in accordance with GAAP ("Consolidated SLST"). Adjusted interest income only includes the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company.

A reconciliation of GAAP interest income to adjusted interest income for the three months ended March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023 and the year ended December 31, 2023 is presented below (dollar amounts in thousands):

	For the Three Months Ended				For the Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
GAAP interest income	$57,136	$57,540	$65,195	$78,789	$258,660
Adjusted for:
Consolidated SLST CDO interest expense	(6,315)	(5,966)	(5,957)	(6,268)	(24,506)
Adjusted interest income	$50,821	$51,574	$59,238	$72,521	$234,154

A-1

Undepreciated (Loss) Earnings

Undepreciated (loss) earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated (loss) earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated (loss) earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of GAAP net (loss) income attributable to Company's common stockholders to undepreciated (loss) earnings for the year ended December 31, 2023 is presented below (amounts in thousands, except per share data).

For the Year Ended December 31,
2023
Net (loss) income attributable to Company's common stockholders	$(90,035)
Add:
Depreciation expense on operating real estate	8,714
Amortization of lease intangibles related to operating real estate	—
Undepreciated (loss) earnings	$(81,321)

Weighted average shares outstanding - basic	91,042
Undepreciated (loss) earnings per common share	$(0.89)

Adjusted Book Value Per Common Share

For the 2023 Annual Incentive Plan, the Compensation Committee changed the calculation of the performance measure under the Quantitative Component to Adjusted TER, which is based upon adjusted book value per common share. The Compensation Committee considered our Adjusted TER performance against the total economic return on GAAP book value for our identified performance peer group for the performance period that commenced on October 1, 2022 and ended on September 30, 2023 in its determination of annual incentive compensation since that was the most recent book value information for the full identified performance peer group that was available when the Compensation Committee finalized annual incentive compensation in January 2024.

Previously, we presented undepreciated book value per common share as a non-GAAP financial measure. Commencing with the quarter ended December 31, 2022, we discontinued disclosure of undepreciated book value per common share and instead present adjusted book value per common share, also a non-GAAP financial measure.

When presented in prior periods, undepreciated book value was calculated by excluding from GAAP book value the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period. Since we began disclosing undepreciated book value, we identified additional items as materially affecting our book value and believe they should also be incorporated in order to provide a more useful non-GAAP measure for investors to evaluate our current performance and trends and facilitate the comparison of our financial performance and adjusted book value per common share to that of our peers. Accordingly, we calculate adjusted book value per common share by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our liabilities that finance our investment portfolio to fair value.

A-2

Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, the CDOs issued by our residential loan securitizations, senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a more useful measure for investors and us than undepreciated book value as it provides a more consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A-1

A reconciliation of our GAAP book value to adjusted book value and calculation of adjusted book value per common share as of September 30, 2023 and December 31, 2023, respectively, is presented below (amounts in thousands, except per share data).

	September 30, 2023	December 31, 2023
Company's stockholders' equity	$1,575,228	$1,579,612
Preferred stock liquidation preference	(554,110)	(554,110)
GAAP book value	1,021,118	1,025,502
Add:
Cumulative depreciation expense on real estate (1)	21,817	21,801
Cumulative amortization of lease intangibles related to real estate (1)	21,356	14,897
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	17,043	30,062
Adjustment of amortized cost liabilities to fair value	90,929	55,271
Adjusted book value	$1,172,263	$1,147,533

Common shares outstanding	90,684	90,675
GAAP book value per common share (2)	$11.26	$11.31
Undepreciated book value per common share (3)	$12.93	$12.66

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

A-2

NEW YORK MORTGAGE TRUST, INC.
ATTN: KRISTINE R. NARIO-ENG
90 PARK AVENUE
NEW YORK, NEW YORK 10016

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NYMT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42068-P09682 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW YORK MORTGAGE TRUST, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Eugenia R. Cheng	☐	☐	☐
1b. Michael B. Clement	☐	☐	☐
1c. Audrey E. Greenberg	☐	☐	☐
1d. Steven R. Mumma	☐	☐	☐
1e. Steven G. Norcutt	☐	☐	☐
1f. Lisa A. Pendergast	☐	☐	☐
1g. Jason T. Serrano	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V42069-P09682

NEW YORK MORTGAGE TRUST, INC.
Annual Meeting of Stockholders
June 24, 2024 9:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jason T. Serrano, Nicholas Mah and Kristine R. Nario-Eng and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEW YORK MORTGAGE TRUST, INC. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time, on June 24, 2024, virtually at www.virtualshareholdermeeting.com/NYMT2024, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, AND "FOR" PROPOSAL NO. 3 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

Continued and to be signed on reverse side